EXECUTION VERSION ACTIVE 719440141v17 AGREEMENT AND PLAN OF MERGER BY AND AMONG CYCURION, INC. CYCURION MERGER SUB-HALO, INC., CYCURION MERGER SUB-HAVENX, INC., HAVENX, INC., HALO PRIVACY, INC. AND SHAREHOLDER REPRESENTATIVE SERVICES LLC, SOLELY IN ITS CAPACITY AS THE COMPANY GROUP EQUITYHOLDER REPRESENTATIVE DATED AS OF MAY 7, 2026

4925-1594-1524, v. 9 ACTIVE 719440141v17 ARTICLE I. DEFINITIONS ...........................................................................................................7 1.01 Definitions................................................................................................................7 1.02 Other Definitional Provisions ................................................................................25 ARTICLE II. THE MERGER ........................................................................................................26 2.01 The Mergers; Surviving Corporations ...................................................................26 2.02 Closing ...................................................................................................................30 2.03 [Intentionally Omitted] ..........................................................................................30 2.04 Consideration Adjustments ....................................................................................30 2.05 Company Group Equityholder Representative Expense Amount .........................33 2.06 Earnout Payment Consideration ............................................................................33 2.07 Payment Fund ........................................................................................................35 2.08 Dissenting Shares ...................................................................................................37 2.09 Treatment of Company Group Equity Awards and Halo Warrants .......................37 2.10 Withholding ...........................................................................................................40 2.11 Allocation Schedules; Payments of Future Payments ...........................................40 2.12 Stock Consideration ...............................................................................................42 2.13 Babylon Contract Bonuses .....................................................................................44 2.14 Cash Installment Payments; Clawback ..................................................................44 ARTICLE III. CONDITIONS TO CLOSING...............................................................................47 3.01 Conditions Precedent to Obligations of the Parties ...............................................47 3.02 Conditions Precedent to Obligations of Parent, Merger Sub-Halo and Merger Sub-havenX ...............................................................................................47 3.03 Conditions Precedent to Obligations of the Company Entities .............................49 3.04 Frustration of Closing Conditions ..........................................................................50 ARTICLE IV. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY ENTITIES .....................................................................................................51 4.01 Organization, Standing and Power ........................................................................51 4.02 Noncontravention ...................................................................................................52 4.03 Governmental Approvals .......................................................................................52 4.04 Capitalization of the Company Entities .................................................................52 4.05 Capitalization of Subsidiaries ................................................................................53 4.06 Financial Statements ..............................................................................................54 4.07 Absence of Certain Changes ..................................................................................55 4.08 Legal Proceedings ..................................................................................................55 4.09 Compliance with Laws; Permits ............................................................................55 4.10 Material Contracts ..................................................................................................56 4.11 Intellectual Property; Privacy ................................................................................59 4.12 Employee Benefits Matters ....................................................................................63 4.13 Labor ......................................................................................................................65 4.14 Tax Matters ............................................................................................................67

4925-1594-1524, v. 9 ACTIVE 719440141v17 4.15 Real Property .........................................................................................................69 4.16 Insurance ................................................................................................................70 4.17 Environmental Matters...........................................................................................70 4.18 Interested Party Transactions .................................................................................71 4.19 Brokers and Other Advisors ...................................................................................71 4.20 Anti-Bribery Compliance.......................................................................................71 4.21 [Intentionally Omitted ............................................................................................71 4.22 Material Customers; Material Vendors ..................................................................72 4.23 Accounts Receivable ..............................................................................................72 4.24 Government Contracts ...........................................................................................72 4.25 Sanctions ................................................................................................................74 4.26 Solvency .................................................................................................................74 4.27 No Additional Representations and Warranties .....................................................74 ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB-HALO AND MERGER SUB-HAVENX .................................................................75 5.01 Organization, Standing and Power ........................................................................75 5.02 Authorization .........................................................................................................75 5.03 No Equityholder Vote Required ............................................................................76 5.04 Shares of Parent Common Stock, Merger Sub-Halo and Merger Sub- havenX ...................................................................................................................76 5.05 Noncontravention ...................................................................................................77 5.06 Governmental Approvals .......................................................................................77 5.07 Legal Proceedings ..................................................................................................78 5.08 Compliance with Laws ..........................................................................................78 5.09 Brokers and Other Advisors ...................................................................................78 5.10 Investment Representation .....................................................................................78 5.11 Absence of Certain Changes ..................................................................................78 5.12 SEC Documents; Financial Statements; No Undisclosed Liabilities ....................78 5.13 Sufficiency of Funds ..............................................................................................79 5.14 No Additional Representations and Warranties .....................................................79 ARTICLE VI. COVENANTS .......................................................................................................80 6.01 Conduct of the Business of the Company Group...................................................80 6.02 Conduct of the Business of Parent .........................................................................83 6.03 Access to Books and Records ................................................................................84 6.04 Section 280G ..........................................................................................................85 6.05 Publicity; Confidentiality .......................................................................................85 6.06 Director, Manager and Officer Liability and Indemnification ...............................86 6.07 Efforts ....................................................................................................................87 6.08 Access and Investigation; Non-Reliance ...............................................................88 6.09 Access to Books and Records ................................................................................89 6.10 Delivery of Financial Information .........................................................................89 6.11 Certain Agreements ...............................................................................................90 6.12 Parent Post-Acquisition Investment .......................................................................90

4925-1594-1524, v. 9 ACTIVE 719440141v17 6.13 Information Statement ...........................................................................................90 6.14 Post-Closing Reorganization .................................................................................90 ARTICLE VII. TERMINATION ..................................................................................................91 7.01 Termination ............................................................................................................91 7.02 Effect of Termination .............................................................................................92 ARTICLE VIII. ADDITIONAL AGREEMENTS AND COVENANTS .....................................92 8.01 Further Assurances.................................................................................................92 8.02 Consents and Permits .............................................................................................92 ARTICLE IX. INDEMNIFICATION ...........................................................................................92 9.01 Indemnification by the Company Group Equityholders ........................................92 9.02 Indemnification by Parent ......................................................................................94 9.03 Indemnification Claims ..........................................................................................94 9.04 Survival of Representations and Warranties ..........................................................96 9.05 Limitations .............................................................................................................97 ARTICLE X. TAX MATTERS .....................................................................................................99 10.01 Tax Returns ............................................................................................................99 10.02 Tax Cooperation...................................................................................................100 10.03 Tax Contests.........................................................................................................100 10.04 Transfer Taxes .....................................................................................................101 10.05 Intended Tax Treatment .......................................................................................101 10.06 Tax Agreements ...................................................................................................101 10.07 Tax Refunds .........................................................................................................101 ARTICLE XI. MISCELLANEOUS ............................................................................................102 11.01 Remedies ..............................................................................................................102 11.02 Expenses ..............................................................................................................103 11.03 Entire Agreement; Amendments and Waivers ....................................................103 11.04 Governing Law ....................................................................................................103 11.05 Submission to Jurisdiction ...................................................................................104 11.06 Waiver of Jury Trial .............................................................................................104 11.07 Notices .................................................................................................................104 11.08 Binding Effect; Assignment .................................................................................105 11.09 Severability ..........................................................................................................106 11.10 Counterparts .........................................................................................................106 11.11 Company Group Equityholder Representative ....................................................106 11.12 Attorney-Client Privilege; Representation ...........................................................111

4925-1594-1524, v. 9 ACTIVE 719440141v17 SCHEDULES; EXHIBITS Exhibit A Key Employee Agreements Exhibit B Investor Representation Letter Exhibit C Letter of Transmittal Exhibit D Restrictive Covenant Agreements Exhibit E Surrender Agreement Exhibit F Parent Post-Acquisition Investment

-6- 4925-1594-1524, v. 9 ACTIVE 719440141v17 AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this “Agreement”), dated as of May 7, 2026, is made by and among (i) Cycurion, Inc., a Delaware corporation (“Parent”), (ii) Cycurion Merger Sub-Halo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub- Halo”), (iii) Cycurion Merger Sub-havenX, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub-havenX”), (iv) Halo Privacy, Inc., a Delaware corporation (“Halo”), (v) havenX, Inc., a Wyoming corporation (“havenX”), and (vi) Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative for the Company Group Equityholders (the “Company Group Equityholder Representative,” and together with Parent, Merger Sub-Halo, Merger Sub-havenX, havenX and Halo, the “Parties” and each, a “Party”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I. WHEREAS, the respective Boards of Directors of Parent, Merger Sub-Halo, Merger Sub-havenX, Halo and havenX have (i) approved the execution and delivery of, and performance under, this Agreement, (ii) approved and declared advisable that Merger Sub-Halo will merge with and into Halo, with Halo surviving the merger as a wholly-owned Subsidiary of Parent (the “Halo Merger”), (iii) approved and declared advisable that Merger Sub-havenX will merge with and into havenX, with havenX surviving the merger as a wholly-owned Subsidiary of Parent (the “havenX Merger” and, together with the Halo Merger, the “Mergers”), (iv) approved the other transactions contemplated hereby in accordance with the terms and subject to the conditions of this Agreement and the DGCL (defined below) and the WBCA (as defined below) and the respective governing documents of the Parties hereto, and (v) directed that this Agreement be submitted to their respective stockholders, as applicable, for adoption; WHEREAS, the respective Boards of Directors of Parent, Merger Sub-Halo, Merger Sub-havenX, Halo and havenX have determined that entry into this Agreement and the consummation of the transactions contemplated hereby (including the Merger) are in furtherance of and consistent with their respective business strategies and are fair to, and in the best interest of, their respective stockholders; WHEREAS, concurrently with the execution of this Agreement, and as a condition of the willingness of the Parent, Merger Sub-Halo and Merger Sub-havenX to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Parent has entered into duly executed arrangements (collectively, the “Key Employee Agreements”) with each employee identified on Exhibit A (collectively, the “Key Employees”). NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

-7- 4925-1594-1524, v. 9 ACTIVE 719440141v17 ARTICLE I. DEFINITIONS 1.01 Definitions. Capitalized terms used herein and not defined in this Section 1.01 shall have the meanings assigned to such terms in the following Sections: $.......................................................... 1.02(b) Adequate Safeguards .......................... 4.11(j) Adjustment Disagreement Deadline .. 2.06(b) Affordable Care Act ........................... 4.12(f) Agreement ...................................... Preamble Balance Sheet Date ............................ 4.06(a) Bankruptcy and Equity Exception ..... 4.01(f) Closing ................................................... 2.02 Closing Date........................................... 2.02 Closing Statement .............................. 2.04(b) Collective Bargaining Agreement 4.10(a)(vi) Company Group Disclosure Schedule ....................................................... Article IV Company Group Equityholder Representative Account Payment .......... 11.1 Company Group Equityholder Representative Expenses .................. 11.11(d) Company Pension Plan ...................... 4.12(c) Converted Share ........................ 2.01(d)(i)(B) DGCL ............................................. 2.01(a)(i) Dollars ................................................ 1.02(b) Earn-Out Statement ............................ 2.06(a) Effective Time ................................... 2.01(a) Employment Matters .......................... 4.13(a) Estimated Closing Cash Consideration ............................................................ 2.04(a) Firm .................................................... 2.04(e) Halo Certificate of Merger ................. 2.01(b) Insurance Policies .................................. 4.16 Leased Real Property ......................... 4.15(b) Material Contracts .............................. 4.10(a) Material Permits ................................. 4.09(b) Maximum Premium ........................... 6.06(a) Notice of Disagreement ..................... 2.06(b) Objection Notice ................................ 2.04(e) OFAC ................................................. 4.25(a) Outside Date....................................... 7.01(c) Parent ............................................. Preamble Parent Balance Sheet Date ................. 5.12(b) Parent Prepared Income Tax Returns10.01(a) Parties ............................................. Preamble Real Property Leases .......................... 4.15(b) Registered Intellectual Property ......... 4.11(a) Sanctions ............................................ 4.25(b) SEC Documents ................................. 5.12(a) Section 280G Payments ..................... 6.04(a) Tail Policies ....................................... 6.06(a) Tax Contest .......................................... 11.03 Transfer Taxes ..................................... 10.04 Unaudited Financial Statements ........ 4.06(a) Underpayment Amount ................. 2.04(h)(ii) Waived Benefits ................................. 6.04(a) WARN Act......................................... 4.13(f) “Action” means any judicial, administrative or arbitral actions, demands, litigations, mediations, complaints, hearings, disputes, examinations, suits, claims, audits, investigations or proceedings by or before a Governmental Authority, whether at Law or in equity. “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term ”control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

-8- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “AFR” means the short-term Applicable Federal Rate as published by the Internal Revenue Service. “Aggregate Consideration” means (a) the Closing Cash Consideration, plus (b) the Closing Stock Consideration, plus (c) all Future Payments that become payable in accordance with the terms of this Agreement. “AI Technology” means any artificial intelligence or machine learning technology that (a) creates or generates output content of any kind; (b) makes decisions, recommendations or predictions; or (c) is regulated as an artificial intelligence system under applicable Law. “Ancillary Documents” means each agreement, document, instrument and certificate referred to in this Agreement (or other Ancillary Document) to be executed in connection with the transactions contemplated hereby. “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (including all antitrust, competition and merger control Laws) or (b) foreign investment. “Audit Qualifications” has the meaning set forth in Section 9.01(h). “Babylon Contract” means the contract contemplated to be entered into between Halo and “Babylon,” the material terms of which are set forth on Section BC of the Company Group Disclosure Schedule. “Business Day” means any day of the year that is not a Saturday, Sunday or a day on which national banking institutions are required by Law to be closed in New York, New York. “Business Systems” means all Software, computers, electronic data processing, information, record keeping, communications and telecommunications systems, networks, interfaces, servers, peripherals, and other information technology equipment, infrastructure, and computer systems that are owned or used by any member of the Company Group. “Cash” means, as of a given time, an amount equal to the aggregate amount of all cash, cash equivalents and marketable securities of the Company Group, including (a) money markets or similar accounts and short-term investments (but in each case solely to the extent immediately convertible into cash without penalty) and credit card receivables, and (b) the amounts of any received but uncleared checks, drafts and wires issued prior to such time and deposits in transit, but (i) net of issued but uncleared checks or transfers as of such time, and (ii) excluding any Restricted Cash, in each case calculated in accordance with GAAP. “Change in Control” means, with respect to Parent, any of the following events: (a) any sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than Parent or any of its Affiliates; (b) the acquisition by any Person or Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision),

-9- 4925-1594-1524, v. 9 ACTIVE 719440141v17 including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than an Affiliate of Parent, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than fifty percent (50%) of the total voting power of the outstanding voting stock of Parent, directly or indirectly; or (c) a merger or consolidation with another entity, which results in the holders of the total outstanding equity interests of Parent immediately prior to such transaction or their Affiliates owning, either directly or indirectly, less than fifty percent (50%) of the outstanding equity interests of the surviving or resulting entity, as the case may be, following such transaction (or, if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the ultimate parent entity of such surviving or resulting entity). “Clawback Period” means collectively, the Year 1 Period, Year 2 Period and Year 3 Period. “Closing Adjustment Amount” means an amount (expressed as a positive or negative number, as applicable) equal to the sum of: (i) the amount of Cash of the Company Group as of the Measurement Time, minus (ii) the amount of Indebtedness of the Company Group outstanding as of the Measurement Time, minus (iii) all Transaction Expenses. For the avoidance of doubt, no items included in the definitions of Cash, Indebtedness or Transaction Expenses shall be double counted for purposes of calculating the Closing Cash Consideration hereunder. “Closing Cash Consideration” means an amount equal to (i) the First Cash Consideration, plus (ii) the Closing Adjustment Amount, minus (iii) the Company Group Equityholder Representative Expense Amount. “Closing Date Allocation Schedule” means a schedule, prepared by the Company Group and certified by an officer thereof and delivered on the date of this Agreement and as of the Closing Date (as such schedule may be updated, corrected, amended or modified in accordance with Section 2.11 from time to time), setting forth (i) the Company Group’s calculations of the Closing Cash Consideration and the Closing Stock Consideration, and (ii) for each Company Group Equityholder: (a) the name, address and applicable wire instructions for the account or accounts of such Company Group Equityholder; (b) the number of shares of each class of Company Group Stock held as of the Closing Date by such Company Group Equityholder; (c) the number of shares of Company Group Stock subject to Company Group Equity Awards outstanding immediately prior to the Effective Time (after giving effect to the full acceleration of vesting in connection with the transactions contemplated by this Agreement or otherwise) and the applicable exercise price of each such Company Group Equity Award; (d) the number of shares of Company Group Stock subject to Halo Warrants outstanding immediately prior to the Effective Time and the applicable exercise price of each Warrant; (e) such Company Group Equityholder’s Pro Rata Share; (f) the amount to be paid to such Company Group Equityholder pursuant to this Agreement if all Aggregate Consideration is distributed; (g) whether such Company Group Equityholder is an Accredited Investor or not an Accredited Investor; (h) whether such Company Group Equityholder is a Company Employee; (i) subject to Section 2.11(d), the portion of the Closing Cash Consideration and the Closing Stock Consideration attributable to such Company Group

-10- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Equityholder’s Company Group Stock, Company Group Equity Awards and Halo Warrants, as applicable; and (j) subject to Section 2.11(d), such Company Group Equityholder’s Pro Rata Share of any Future Payments. “Closing Stock Consideration” means an aggregate number of shares of Parent Common Stock to be issued at Closing with a value equal to $1,500,000 divided by the Parent Stock Price. “Code” means the Internal Revenue Code of 1986, as amended. “Company AI Product” means any product and service of the Company Group previously or currently offered or supported by or on behalf of the Company Group, or included in the Company Group’s product roadmap that employ or make use of AI Technologies. “Company Employee” means any current or former employee, manager, director or individual consultant of any member of the Company Group. “Company Entities” means each of Halo and havenX. “Company Group” means Halo and havenX. “Company Group Equity Award” means each Halo Option and havenX Option outstanding as of immediately prior to the Effective Time. “Company Group Equityholder” means any holder of Halo Stock, havenX Stock, Company Group Equity Awards or Halo Warrants as of immediately prior to the Effective Time. “Company Group Material Adverse Effect” means an effect, event, change, occurrence or circumstance that (i) does or would reasonably be expected to materially impair or delay the ability of Halo or havenX to perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby on or prior to the Outside Date or (ii) is or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations or condition (financial or otherwise) of the Company Group, taken as a whole; provided, however, that no effect, event, change, occurrence or circumstance arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Company Group Material Adverse Effect pursuant to the foregoing clause (ii): (a) operating, business, regulatory or other conditions in the industry in which the Company Group operates; (b) general economic conditions, including changes in the credit, debt, financial, currency or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (c) earthquakes, floods, hurricanes, tornadoes, volcanic eruptions, natural disasters or other acts of nature or disease outbreaks, epidemics, pandemics or public health emergencies affecting the business of the Company Group; (d) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism (including world-wide or nation-wide cybersecurity attacks) or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism (including world-wide or nation-wide cybersecurity attacks) or military actions existing or underway as of the date hereof; (e) the announcement, pendency or performance of this Agreement or the consummation of the transactions contemplated hereby (including compliance

-11- 4925-1594-1524, v. 9 ACTIVE 719440141v17 with the covenants set forth herein (other than Section 6.01(a)) and any action taken or omitted to be taken by any member of the Company Group with the prior written consent of Parent) (provided, that this item (e) shall be disregarded for purposes of the representations and warranties set forth in Section 4.02 solely as it relates to such representations and warranties); (f) any change in Laws, GAAP or other applicable accounting rules, or the generally accepted interpretation thereof; (g) the identity of Parent and its respective Affiliates; (h) any failure by the Company Group to meet any projections, forecasts or estimates (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such failure to meet any projections, forecasts or estimates shall not be excluded under this clause (h) to the extent not otherwise excluded); and (i) any breach of this Agreement by Parent, Merger Sub-Halo or Merger Sub-havenX except, in the case of the matters described in subclauses (a), (b), (d) and (f) above, to the extent (but only to the extent) such effect, event, change, occurrence or circumstance has or would reasonably be expected to have, individually or in the aggregate, a disproportionate adverse impact on the assets, liabilities, business, condition or results of operations of the Company Group, taken as a whole, relative to other similarly situated participants in the industries in which the Company Group conducts its business. “Company Group Stock” means the Halo Stock and havenX Stock, as applicable. “Company Group’s Knowledge” means the knowledge of Mark Kearns and Lance Gaines, in each case after due and reasonable inquiry. Such individuals will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such individual has actual knowledge of such fact, circumstance, event or other matter, (b) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual) contained in books and records of such individual that would reasonably be expected to be reviewed by such individual in the customary performance of his or her duties or (c) such fact, circumstance, event or other matter would be known to such individual had he or she made reasonable inquiry of appropriate employees or outside consultants. “Company Indemnified Party” means the Company Group and each of their respective Non-Recourse Parties. “Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any member of the Company Group. “Company Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other benefit or compensation plan, policy or agreement, whether or not covered by ERISA, and any incentive compensation, severance, change in control, employment, individual consulting, fringe benefit, bonus, equity-based, gross up, retention, deferred compensation or other benefit or compensation plan, policy or agreement, whether domestic or foreign, (i) that is entered into, sponsored by, maintained by, contributed to by, or required to be contributed to by, any member of the Company Group with respect to any current or former employee, manager, director or individual consultant of any member of the Company Group or beneficiary thereof, or (ii) to which the Company Group may have any liability, in each case, other than any plan, program or arrangement mandated by applicable Law and sponsored or maintained by a Governmental Authority.

-12- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Company Software” means Software, that is owned or purported to be owned by any member of the Company Group and material to its business as currently conducted. “Consolidated Financial Statements” shall mean the unaudited consolidated balance sheets of the Company Group as of December 31, 2025 and the related statements of operations and statements of cash flows of the Company Group to be prepared by the Company Group as provided in Section 6.10(d) hereto. “Contingent Consideration” shall mean the amounts that may become payable to the Company Group Equityholders following the Closing in cash and shares of Parent Common Stock in respect of (i) the Babylon Contract Bonuses and (ii) the Earnout Payment, as described herein and in Schedule I hereto. “Contract” means any contract, agreement, license, deed, indenture, note, bond, lease or other legally binding commitment (whether written or oral). “Damages” means losses, damages, liabilities, claims, Taxes, liens, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder; provided that in no event shall any Party be liable for any (i) any punitive, incidental, consequential, special, indirect or exemplary damages (except, in each case, to the extent reasonably foreseeable and actually awarded in a claim by a third-party); or (ii) loss of future revenue or income, loss of business reputation or opportunity, or diminution of value. “Dissenting Shares” means shares of Company Group Stock held as of the Effective Time by a Company Group Equityholder who has not voted such shares of Company Group Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL or Section 17-16-1302 (2025) of the WBCA, as applicable, and not effectively withdrawn or forfeited prior to the Effective Time. “Earnout Payment” has the meaning set forth in Schedule I. “Earnout Payment Consideration” means the sum of (a) the First Earnout Payment, if payable, (b) the Second Earnout Payment, if payable and (c) the Third Earnout Payment, if payable. “Earnout Payment Date” has the meaning set forth in Schedule I. “Earnout Period” means, as the context may require, the First Earnout Period, Second Earnout Period or the Third Earnout Period, as applicable. “Earnout Stock Consideration” shall mean the amounts that may become payable to the Company Group Equityholders following the Closing in shares of Parent Common Stock in respect of the Earnout Payment, as described herein and in Schedule I hereto. “Earnout Stock Consideration Issuance Date” means the actual date of issuance of shares of Parent Common Stock representing the Earnout Stock Consideration, which shall be a

-13- 4925-1594-1524, v. 9 ACTIVE 719440141v17 date promptly following each applicable Earnout Payment Date, as described herein and in Schedule I hereto. “Environmental Laws” means any applicable Law as in effect on or prior to the Closing Date relating to the protection of the environment or natural resources. “Equity Interests” means, with respect to any Person, shares, partnership interests, limited liability company interests or any other equity interest in such Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means, with respect to any Company Entity, any other entity, trade or business (whether or not incorporated) that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(l) of ERISA that includes any Company Entity, or that is a member of the same “controlled group” as any Company Entity pursuant to Section 4001(a)(14) of ERISA. “Estimated Closing Cash Consideration” has the meaning set forth in Section 2.04(a). “Estimated Closing Statement” has the meaning set forth in Section 2.04(a). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange and Paying Agent” means PNC Bank, National association. “Exchange and Paying Agent Agreement” means an agreement to be entered into among Parent, the Company Group Equityholder Representative and the Exchange and Paying Agent, pursuant to which the Exchange and Paying Agent agrees to act as exchange and paying agent in connection with the transactions contemplated by this Agreement. “FAR” the meaning set forth in Section 4.06(c). “Final Closing Adjustment” means the amount of any adjustment to the calculation of the Closing Cash Consideration as finally determined pursuant to Section 2.04. “First Cash Consideration” means $1,000,000. “First Earnout Payment” has the meaning set forth in Schedule I. “First Earnout Period” means the period commencing on the Closing Date and ending on the earlier of (a) the twelve (12) month anniversary of the Closing Date and (b) the date on which the First Earnout Payment is paid to the Company Group Equityholders pursuant to Schedule I.

-14- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Fraud” means, with respect to any Party, an actual and intentional common law fraud under Delaware Law by such Party with respect to the making of representations and warranties contained in this Agreement by such Party and not with respect to any other matters. For the avoidance of doubt, the term “Fraud” does not include any claim for constructive fraud or any torts (including a claim for fraud) based on negligence or recklessness and only the Party who committed a Fraud shall be responsible for such Fraud. “Fundamental Representations” shall mean the representations and warranties set forth in Sections 4.01, 4.02(a), 4.04(a), 4.04(b)(i), 4.19, 5.01, 5.02, 5.03, 5.04, 5.05(a) and 5.09. “Future Payments” means, collectively, (a) any Final Closing Adjustment that becomes payable to Company Group Equityholders pursuant to Section 2.04, plus (b) any portion of any Contingent Consideration that becomes payable to Company Group Equityholders pursuant to this Agreement, plus (c) the Installment Payments, plus (d) the Post-Closing Stock Consideration, plus (e) any Company Group Equityholder Representative Account Payment that becomes payable to Company Group Equityholders pursuant to this Agreement. “GAAP” means generally accepted accounting principles in the United States, consistently applied. “Government Bid” means a bid, tender or proposal which, if accepted, would result in a Government Contract. “Government Contract” means any Contract between any member of the Company Group and any Governmental Authority, as well as any subcontract or other arrangement by which (a) a member of the Company Group has agreed to provide goods or services to a Governmental Authority, to a prime contractor, or to a subcontractor or (b) a subcontractor or vendor has agreed to provide goods or services to a member of the Company Group, where, in either event, such goods or services ultimately will be provided to or be used by a Governmental Authority. “Governmental Authority” means any national, federal, provincial, regional, state, municipal, local or foreign, multi-national or other supra-national (a) government, governmental or regulatory body, political subdivision, agency, instrumentality, authority, department, commission, board, bureau, legislature, executive or official thereof, (b) court, tribunal, arbitrator, arbitration panel or similar judicial, administrative or regulatory body, agency, department or commission, or (c) self-regulatory organization (including FINRA). “Halo” has the meaning set forth in the preamble. “Halo Option” means an option to purchase Halo Stock issued by Halo pursuant to the Halo Stock Plan. “Halo Stock” means any common or preferred stock of Halo outstanding as of the date of this Agreement. “Halo Stock Plan” means the Halo 2015 Equity Incentive Plan. “Halo Stockholder” means each holder of Halo Stock.

-15- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Halo Stockholder Approval” means the adoption of this Agreement and the approval of the Halo Merger, by execution of Written Consents, by Halo Stockholders holding not less than a majority of the votes represented by the outstanding shares of Halo Stock entitled to vote on this Agreement and the Halo Merger, voting together as a single class. “Halo Warrants” mean the warrants to purchase Halo Stock issued by Halo to certain parties. “havenX” has the meaning set forth in the preamble. “havenX Option” means an option to purchase havenX Stock issued by havenX pursuant to the havenX Stock Plan. “havenX Stock” means any common or preferred stock of havenX outstanding as of the date of this Agreement. “havenX Stock Plan” means the havenX (f/k/a Lunar Privacy, Inc.) 2023 Equity Incentive Plan. “havenX Stockholder” means each holder of havenX Stock. “havenX Stockholder Approval” means the adoption of this Agreement and the approval of the havenX Merger, by execution of Written Consents, by havenX Stockholders holding not less than a majority of the votes represented by the outstanding shares of havenX Stock entitled to vote on this Agreement and the havenX Merger, voting together as a single class. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Income Tax Liability” means, notwithstanding anything to the contrary and without duplication, an amount (which shall not be less than zero in the aggregate or in respect of any jurisdiction, the Company Entities, or any taxable period) equal to (a) the unpaid income Taxes of the Company Group for any Pre-Closing Tax Period and (b) the amount of any Taxes of the Company Group arising with respect to any amounts required to be included in the taxable income after the Closing as a result of any prepaid amount received or paid, or deferred revenue accrued, by the Company Group on or prior to the Closing Date. “Indebtedness” means, without duplication, as of any particular time, the amount of (A)(i) all indebtedness for borrowed money of the Company Group (including any unpaid principal, premium, accrued and unpaid interest, related expenses, prepayment penalties), (ii) all liabilities of the Company Group evidenced by bonds, debentures, notes, or other similar debt instruments or securities (other than, for the avoidance of doubt, any customs bonds, any surety or performance bonds, or any similar instruments), (iii) all liabilities of the Company Group to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) all liabilities of the Company Group arising out of interest rate and currency swap arrangements, collar and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (v) any obligations (including accrued interest) of the Company Group under a lease agreement that is required to be capitalized in accordance with

-16- 4925-1594-1524, v. 9 ACTIVE 719440141v17 GAAP, (vi) the Income Tax Liability, (vii) all obligations of the Company Group with respect to letters of credit, performance bonds, surety bonds, bank guarantees, bankers’ acceptances and similar facilities issued for the account of any member of the Company Group, in each case, to the extent drawn, (viii) all obligations arising from (a) defined benefit pension plans, deferred compensation arrangements, retiree welfare benefit plans or arrangements, (b) severance arrangements with respect to employees terminated prior to Closing, and (c) accrued and unpaid vacation, paid sick leave, or other paid time off, accrued and unpaid 401(k) profit sharing contributions and other employer contributions to other defined contribution plans, or the amount of any claim related to the period prior to the Closing under any self-insured medical, dental or prescription insurance plan or program, in each case, including the employer portion of any payroll, employment or other Taxes associated with such obligations, other than severance triggered as a result of any termination of employees at the written direction of Parent, (ix) any unpaid cash based incentive compensation (including, but not limited to, executive bonuses, discretionary bonuses and commissions) with respect to the period ending on or before the Closing Date, and (x) interest, fees, premiums, penalties, breakage costs, termination costs, redemption fees, obligations and/or other amounts due in respect of or arising under any of the foregoing. “Information Statement” means the written notice and information statement prepared by the Company Group in form and substance reasonably acceptable to Parent and distributed to all holders of Halo Stock, Halo Warrants, havenX Stock, and Company Group Equity Awards, describing (i) the terms of the Mergers and the transactions contemplated by this Agreement, (ii) the treatment of Halo Stock, Halo Warrants, havenX Stock and Company Group Equity Awards pursuant to Article II, and (iii) such other information as may be required by applicable Law or reasonably requested by Parent. “Initial Registration Statement” has the meaning set forth in Section 2.12(f). “Installment Payment” shall mean the cash installment payment obligations of Parent as provided in Section 2.14. “Intellectual Property” means all intellectual property rights recognized in any jurisdiction throughout the world under applicable Law, including (a) all patents and patent applications, together with all reissuances, continuations, continuations-in-part, revisions, divisions, extensions, and reexaminations thereof, (b) trademarks, service marks, trade dress, logos and other indicia of source, trade names and Internet domain name registrations, and all registrations and applications for registration thereof, (c) rights in works of authorship, including copyrights, and all registrations and applications for registration thereof, and (d) trade secrets and proprietary rights in know-how, designs, inventions, methods, algorithms, specifications, software and data (including customer lists and customer databases) and database rights. “Intended Tax Treatment” has the meaning set forth in Section 10.05. “Investor Representation Letter” means a questionnaire to be delivered to Parent by each Company Group Equityholder regarding whether it is an “accredited investor” under Regulation D under the Securities Act, substantially in the form attached as Exhibit B hereto. “IRS” means the U.S. Internal Revenue Service.

-17- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Key Employee Agreements” has the meaning set forth in the preamble. “Key Employees” has the meaning set forth in the preamble. “KYC Information” means, collectively, (a) all documentation and other information required by any Governmental Authority under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001 and (b) all documentation and other information regarding the Company Group and its business required for the certification regarding individual beneficial ownership “Beneficial Ownership Certification” required by 31 C.F.R. §1010.230. “Law” means any domestic (federal, provincial, state or local) or foreign law, common law, statute, ordinance, code, rule, or regulation of any Governmental Authority or any Order. “Letter of Transmittal” means a letter of transmittal in the form attached hereto as Exhibit C. “Lien” means any claim, lien, pledge, mortgage, deed of trust, hypothecation, security interest, deposit, equitable interest, option, license, covenant, reservation, judgment, attachment, right of way, encroachment, restriction on right to sell or transfer, easement, servitude or other similar encumbrance or charge. For the avoidance of doubt, a non-exclusive license of Intellectual Property shall not be a “Lien” for purposes of this Agreement. “Malicious Code” means any surreptitious computer code or other mechanism of any kind designed to disrupt, disable or harm in any manner the operation of any Business System that interacts with such code or on which such code or other mechanism is stored or installed, or to gain unauthorized access to, or misappropriate any Personal Information or any of the Company Group’s own confidential or proprietary data (including viruses, Trojan horses, worms, logic bombs, backdoors, or other disabling device code, or designs or routines that cause Software, or information to be erased, inoperable, or otherwise incapable of being used, either automatically or with passage of time or upon command). “Material Customers” means the ten (10) largest customers of the Company Group measured by dollar value of revenue for the twelve (12)-months ended September 30, 2025. “Material Installment Contract” means a Contract with (a) any customer of the Company Group that represents 10% or more of the Company Group’s consolidated revenue for the twelve (12) months immediately prior to Closing and (b) Babylon. “Material Restatement” means a material decrease in revenue from any Material Installment Contract in a subsequent year that, if such decrease had been taken into account during a prior year, would have reduced such prior year’s Installment Payment. “Material Vendors” means the ten (10) largest vendors of the Company Group measured by dollar value of aggregate spend for the twelve (12)-months ended September 30, 2025.

-18- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Measurement Time” means 11:59 pm Eastern Time on the day immediately prior to the Closing Date. “Merger Sub-Halo” has the meaning set forth in the preamble. “Merger Sub-Halo Board” means the board of directors of Merger Sub-Halo. “Merger Sub-Halo Common Stock” means the common stock, par value $0.001 per share, of Merger Sub-Halo. “Merger Sub-havenX” has the meaning set forth in the preamble. “Merger Sub-havenX Board” means the board of directors of Merger Sub-havenX. “Merger Sub-havenX Common Stock” means the common stock, par value $0.001 per share, of Merger Sub-havenX. “Mergers” has the meaning set forth in the preamble. “Nasdaq” means the NASDAQ Stock Exchange. “New Registration Statement” has the meaning set forth in Section 2.12(f). “Non-Recourse Party” means, with respect to a Party, any of such Party’s former, current and future equityholders, controlling Persons, directors, managers, officers, employees, advisors, agents, representatives, Affiliates, members, general or limited partners, or assignees (or any former, current or future equityholder, controlling Person, director, manager, officer, employee, advisor, agent, representative, Affiliate, member, general or limited partner, or assignee of any of the foregoing). “Open Source Software” means any Software, that is licensed pursuant to: (i) any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses; and (ii) any license to Software, that is considered “free software” by the Free Software Foundation. “Order” means any award, decision, order, injunction, judgment, decree, ruling, writ, assessment, settlement, temporary restraining order or award of a Governmental Authority of competent jurisdiction. “Ordinary course of business” means with respect to any Person, any action or inaction taken by such Person in the ordinary course of business consistent with past practice. “Organizational Documents” means the certificate of incorporation or formation, bylaws, operating agreement, limited liability company agreement, partnership agreement and any similar governing documents, as applicable and as in effect as of the date hereof.

-19- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Parent Common Stock” means the common stock, $0.0001 par value per share, of Parent. “Parent Indemnified Party” means the Parent and its Non-Recourse Parties. “Parent Material Adverse Effect” means an effect, event, change, occurrence or circumstance that (i) does or would reasonably be expected to materially impair or delay the ability of Parent, Merger Sub-Halo or Merger Sub-havenX to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby or (ii) is or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole; provided, however, that no effect, event, change, occurrence or circumstance arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Parent Material Adverse Effect pursuant to the foregoing clause (ii): (a) operating, business, regulatory or other conditions in the industry in which Parent and its Subsidiaries operate; (b) general economic conditions, including changes in the credit, debt, financial, currency or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (c) earthquakes, floods, hurricanes, tornadoes, volcanic eruptions, natural disasters or other acts of nature or disease outbreaks, epidemics, pandemics or public health emergencies affecting the business of Parent and its Subsidiaries; (d) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism (including world-wide or nation-wide cybersecurity attacks) or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism (including world-wide or nation-wide cybersecurity attacks) or military actions existing or underway as of the date hereof; (e) the announcement, pendency or performance of this Agreement or the consummation of the transactions contemplated hereby; (f) any change in Laws or GAAP or other applicable accounting rules, or the generally accepted interpretation thereof; (g) any failure by Parent or any of its Subsidiaries to meet any projections, forecasts or estimates (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such failure to meet any projections, forecasts or estimates shall not be excluded under this clause (g) to the extent not otherwise excluded); (h) any change in the credit rating of Parent or any of its Subsidiaries or any of their respective Affiliates (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such change in such credit rating shall not be excluded under this clause (h) to the extent not otherwise excluded); and (i) any breach of this Agreement by the Company Group except, in the case of the matters described in subclauses (a), (b), (d) and (f) above, to the extent (but only to the extent) such effect, event, change, occurrence or circumstance has or would reasonably be expected to have, individually or in the aggregate, a disproportionate adverse impact on the assets, liabilities, business, condition or results of operations of Parent and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Parent and its Subsidiaries conduct their businesses. “Parent Stock Price” means, with respect to each applicable issuance of Parent Common Stock, $2.25 per share. “Party” has the meaning set forth in the preamble.

-20- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Payment Fund” means the Closing Cash Consideration, the Closing Stock Consideration and any Future Payments deposited with the Exchange and Paying Agent pursuant to the terms of this Agreement for distribution to the Company Group Equityholders and, as applicable, to the Payroll Provider, the Parent and/or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and Halo Warrants. “Payroll Provider” means initially ADP, the current payroll provider of the Company Entities, and any subsequent payroll provider to the Parent and/or the Surviving Corporations. “Permits” means any licenses, franchises, permits, certificates, approvals, consents, registrations, variances, qualifications, authorizations and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Liens” means (a) all Liens, including, imperfections in title, charges, exceptions, restrictions (including zoning), easements, rights of way, licenses, covenants, conditions, exclusions, encroachments, encumbrances and other similar matters (i) that are matters of record or may be shown or disclosed by an inspection, survey or title report or other similar report, (ii) that are disclosed in policies of title insurance, or (iii) that do not materially and adversely impact the value or current use and operation of the Leased Real Property, (b) statutory liens for current Taxes, assessments or other governmental charges (i) that are not yet delinquent or (ii) the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance GAAP in the Financial Statements, (c) mechanics’, carriers’, workers’, repairers’, construction contractors’, landlords’ and similar Liens arising or incurred in the ordinary course of business or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP in the Financial Statements, (d) zoning, building codes, entitlement and other land use and environmental regulations by any Governmental Authority having jurisdiction over such real property, which do not materially detract from the value of or materially interfere with the Company Group’s present uses or occupancy of such property (but specifically excluding any violations of such restrictions, limitations or regulations), (e) Liens (i) securing indebtedness as disclosed in the Financial Statements in accordance with GAAP and (ii) arising under applicable securities laws or the Organizational Documents of the Company Entities, (f) title of a lessor, sub- lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sublicensor’s interest under a capital or operating lease, sublease, license or sublicense, (g) as to the Leased Real Property, (i) any interest or title of a landlord under any Real Property Lease, (ii) any statutory Lien in favor of the landlord under any Real Property Lease or landlord lien permitted by the terms of any Real Property Lease, or assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any Real Property Lease, (iii) any Lien, restriction or encumbrance affecting the fee interest of any Leased Real Property, (iv) any subordination of the interest of the lessee under such Real Property Lease or similar arrangement to any restriction or encumbrance referred to in the foregoing clause (iii) and (v) the terms and conditions of any Real Property Lease, and (h) purchase money liens and liens securing rental payments under capital or operating lease arrangements.

-21- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity. “Personal Information” means all information or data that is capable, directly or indirectly, to of identifying a natural Person or household, and/or that is considered “personal information”, “personal data”, or equivalent terms by one or more federal, state, or foreign data privacy or security Laws. “Post-Closing Reorganization” has the meaning set forth in Section 6.14. “Post-Closing Stock Consideration” means that number of shares of Parent Common Stock equal to (a) the Post-Closing Stock Consideration Amount for the Year 1 Period, the Year 2 Period and Year 3 Period, as applicable, divided by (b) the Parent Stock Price on each of the twelve (12) month, twenty-four (24) month and thirty six (36) month anniversaries of the Closing Date, as applicable, in each case as calculated by Parent. “Post-Closing Stock Consideration Amount” shall mean an amount equal to $3,000,000 less, solely with respect to the Year 2 Period and Year 3 Period, as applicable, an amount equal to fifty percent (50%) of the Clawback Amount, if any. “Post-Closing Stock Consideration Issuance Date” means the actual date of issuance of shares of Parent Common Stock representing the Post-Closing Stock Consideration which shall be a date promptly following each of the twelve (12) month, twenty-four (24) month and thirty six (36) month anniversaries of the Closing Date on each applicable Installment Payment Date (as defined below). “Pre-Closing Tax Period” means, notwithstanding any other provisions of this Agreement, any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date. “Privacy/Data Security Requirements” means, collectively, all of the following to the extent relating to the Processing of Personal Data or otherwise relating to privacy, security, or Security Breach notification requirements and applicable to the Company Group: (i) the Company Group’s policies (including all website privacy policies) and notices; (ii) all applicable Laws; (iii) industry standards binding on the Company Group; and (iv) contracts into which any member of the Company Group has entered or by which it is otherwise bound. “Pro Rata Indemnification Share” means, with respect to any Company Group Equityholder (A) the amount of total Aggregate Consideration actually paid to such Company Group Equityholder pursuant to this Agreement (regardless of whether such Aggregate Consideration is in the form of cash or equity), and prior to giving effect to any withholding in accordance with Section 2.10, divided by (B) the amount of total Aggregate Consideration actually paid to all Company Group Equityholders pursuant to this Agreement (regardless of whether such Aggregate Consideration is in the form of cash or equity) and prior to giving effect to any withholding in accordance with Section 2.10, in each case as of the date of determination of such share.

-22- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Pro Rata Share” means, with respect to any Company Group Equityholder, (A) the amount of total Aggregate Consideration that may become payable to such Company Group Equityholder pursuant to this Agreement (regardless of whether such Aggregate Consideration is in the form of cash or equity), and prior to giving effect to any withholding in accordance with Section 2.10, divided by (B) the amount of total Aggregate Consideration that may become payable to all Company Group Equityholders pursuant to this Agreement (regardless of whether such Aggregate Consideration is in the form of cash or equity) and prior to giving effect to any withholding in accordance with Section 2.10, in each case, as set forth on the Closing Date Allocation Schedule. For the avoidance of doubt, the Aggregate Consideration allocable to any Company Group Equityholder that holds Dissenting Shares shall not increase the Pro Rata Share of any other Company Group Equityholder. “Process” means the access, creation, collection, use, storage, maintenance, processing, recording, sharing, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium). “Protected Data” means Personal Information and data subject to the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time (“PCI DSS”). “Registrable Securities” has the meaning set forth in Section 2.12(f). “Restricted Cash” means any cash or cash equivalents not freely usable for any lawful purpose or transferrable because such cash is (a) held as a security deposit under any Real Property Lease or Contract, (b) required to collateralize any letters of credit performance bonds, or other similar instruments, or (c) subject to restrictions by Contract. “Restrictive Covenant Agreements” means restrictive covenant agreements to be entered into among Parent, Halo or havenX, as applicable, and the persons identified in Exhibit D hereto, substantially in the form attached as Exhibit D hereto. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002. “SEC” means the United States Securities and Exchange Commission. “Second Earnout Payment” has the meaning set forth in Schedule I. “Second Earnout Period” means the period commencing on the Closing Date and ending on the earlier of (a) the twelve (12) month anniversary of the Closing Date and (b) the date on which the Second Earnout Payment is paid to the Company Group Equityholders pursuant to Schedule I. “Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder). “Security Breach” means any (a) security breach or unauthorized access or use of any of the Business Systems, (b) unauthorized access, acquisition, destruction, damage, disclosure,

-23- 4925-1594-1524, v. 9 ACTIVE 719440141v17 loss, corruption, alteration, or use of any Protected Data or confidential information, or (c) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law. “Share Adjustment Amount” means (a) in the event the Post-Closing Stock Consideration is reduced pursuant to the Share Cap, an amount equal to the applicable Parent Closing Stock Price multiplied by the number of shares (for purposes of this calculation, rounded up to the nearest whole share) of Parent Common Stock by which the applicable Post-Closing Stock Consideration is reduced pursuant to the Share Cap or (b) in the event any Earnout Stock Consideration is reduced pursuant to the Share Cap, an amount equal to the applicable Parent Stock Price multiplied by the number of shares (for purposes of this calculation, rounded up to the nearest whole share) of Parent Common Stock by which such Earnout Stock Consideration is reduced pursuant to the Share Cap. “Share Cap” has the meaning set forth in Section 2.12(b). “Software” means all computer software (in object code or source code format). “Staff” has the meaning set forth in Section 2.12(f). “Straddle Period” means, notwithstanding any other provisions of this Agreement, a taxable period beginning on or before the Closing Date and ending after the Closing Date. “Subsidiary” means, with respect to any Person, any other Person of which fifty percent (50%) or more of the outstanding voting securities or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, or is otherwise Controlled, directly or indirectly, by such first Person. “Surrender Agreement” means the Surrender Agreement in the form attached hereto as Exhibit E. “Tax” means all federal, state, local or foreign taxes and any duties, assessments, levies, fees, imputed underpayments, or other charges in the nature of taxes imposed by a Governmental Authority, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, customs duties, alternative or add-on minimum, property, escheat, abandoned or unclaimed property, estimated taxes, registration, disability, capital gains or other taxes of any kind whatsoever, and all interest, penalties, fines, and additions to tax imposed by any Governmental Authority in connection with any of the foregoing, in each case whether disputed or not. “Tax Proceeding” means any proceeding, judicial or administrative, involving Taxes or any audit, examination, deficiency asserted or assessment made by the IRS or any other taxing authority.

-24- 4925-1594-1524, v. 9 ACTIVE 719440141v17 “Tax Returns” means any return, report, claim for refund, estimate, information return or statement filed or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Third Earnout Payment” has the meaning set forth in Schedule I. “Third Earnout Period” means the period commencing on the Closing Date and ending on the earlier of (a) thirty-six (36) months from the Closing Date and (b) the date on which the Third Earnout Payment is paid to the Company Group Equityholders pursuant to Schedule I. “Third Party Action” means any Action by a Person other than (and unaffiliated with) the Parties, which would reasonably be expected to result in a claim for indemnification pursuant to Article IX. “Training Data” means any data used to train, validate, test or otherwise improve an algorithm or model used in an AI Technology. “Transaction Expenses” means, without duplication, to the extent not paid as of immediately prior to the Closing, the amount of (a) all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) incurred by the Company Group prior to the Closing in connection with the transactions contemplated hereby, (b) all transaction bonuses, stay bonuses, retention payments, change in control payments, severance payments and other similar payments payable in connection with the transactions contemplated by this Agreement to any current or former employee, director, officer, consultant or other individual service provider of the Company Group (including any payments under double-trigger severance arrangements and retention payments), and (c) the employer portion of all payroll Taxes payable in respect of any of the following: (i) any of the amounts described in clause (b), (ii) any compensatory amounts resulting from the vesting, exercise, settlement, cash-out or similar payments made with respect to any equity or equity-based incentives on or prior to the Closing Date to the extent incurred or to be incurred by a member of the Company Group (including any equity awards issued by Company to service providers of any member of the Company Group), and (iii) the forgiveness of any employee loans on or prior to the Closing Date. “Transaction Tax Deductions” means, without duplication, regardless of by whom or when paid, any Tax loss, deduction or credit resulting from or attributable to (a) the payment of the Transaction Expenses (including amounts that would have been Transaction Expenses but were in fact paid prior to the Closing), and (b) any costs, fees, expenses or other liabilities included as an item of Indebtedness, any deduction for unamortized financing costs of the Company Group and premium deductions arising from the repayment of indebtedness, in each case, in connection with the transactions contemplated by this Agreement (including any previously capitalized expenses attributable thereto, interest, breakage fees or accelerated deferred financing fees and other fees associated with such prepayment). “Transfer Agent” means Equiniti Trust Company, LLC. “Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to

-25- 4925-1594-1524, v. 9 ACTIVE 719440141v17 include any final or temporary revision of or successor to that section regardless of how numbered or classified. “Willful Breach” means a Party’s knowing and intentional material breach of any of its representations or warranties as set forth in this Agreement, or such Party’s knowing and intentional material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement. 1.02 Other Definitional Provisions. (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. The word “day” means a calendar day unless Business Day is expressly specified. (b) Dollars. Any reference in this Agreement to “Dollars“ or “$“ shall mean U.S. dollars. (c) Exhibits/Schedules. The Annexes, the Exhibits, the Schedules and the Company Group Disclosure Schedule are hereby incorporated and made a part hereof and are an integral part of this Agreement. The Company Group may, at its option, include in the Company Group Disclosure Schedule, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of any of the Company Group Disclosure Schedule shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced, and also in all other sections of the applicable Company Group Disclosure Schedule, to which such matter’s application or relevance is reasonably apparent on the face of such disclosure. Any capitalized terms used in any Annex, Exhibit, Schedules or the Company Group Disclosure Schedule, but not otherwise defined therein, shall be defined as set forth in this Agreement. (d) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. (e) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

-26- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (f) Herein. The words such as “herein,” “hereby,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. (g) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (h) Or. The word “or” is not exclusive, unless the context otherwise requires. (i) Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation and that is reasonably identified as such in the balance sheet or financial statement or (B) such item is otherwise specifically and expressly set forth or reflected as such on the balance sheet or financial statements. (j) Contemplated Hereby. Actions referred to herein as “contemplated,” “required,” or “permitted” by this Agreement and similar statements refer to actions expressly contemplated, expressly required or expressly permitted by this Agreement, as applicable. ARTICLE II. THE MERGER 2.01 The Mergers; Surviving Corporations. (a) On the terms and subject to the conditions set forth herein, and in accordance with General Corporation Law of the State of Delaware (the “DGCL”) and the Wyoming Business Corporation Act (the “WBCA”), as applicable, at the Effective Time, (i) Merger Sub-Halo shall be merged with and into Halo and (ii) Merger Sub-havenX shall be merged with and into havenX. By virtue of the (1) Halo Merger, at the Effective Time, the separate existence of Merger Sub-Halo shall cease and Halo shall continue as the surviving corporation in the Halo Merger (the “Halo Surviving Corporation”) and (2) havenX Merger, at the Effective Time, the separate existence of Merger Sub-havenX shall cease and havenX shall continue as the surviving corporation in the havenX Merger (the “havenX Surviving Corporation” and, together with the Halo Surviving Corporation, the “Surviving Corporations”). (b) Effective Time. At the Closing, (i) Halo shall file with the Secretary of State of the State of Delaware a certificate of merger for the Halo Merger (the “Halo Certificate of Merger”), duly executed in accordance with the DGCL and in such form as required by the DGCL and as agreed by Parent and (ii) havenX shall file with each of the Secretary of State of the State of Delaware and the Secretary of State of the State of Wyoming a certificate of merger for the havenX Merger (the “havenX Certificate of Merger” and together with the Halo Certificate of Merger, the “Certificates of Merger”), duly executed in accordance with the DGCL and WBCA, as applicable, and in such form as required by the DGCL and WBCA, as applicable, and as agreed by Parent. The Mergers shall become effective at the time the Company Group duly files the

-27- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Certificates of Merger with the Secretary of State of the State of Delaware and Secretary of State of the State of Wyoming, as applicable, or at such later time as Parent and the Company Group shall agree and specify in the Certificates of Merger (the time the Mergers become effective, the “Effective Time”). (c) Effects of the Merger. The Mergers shall have the effects provided herein and the applicable provisions of the DGCL and WBCA, as applicable. Without limiting the generality of the foregoing, at the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of (i) Halo and Merger Sub-Halo shall vest in the Halo Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of Halo and Merger Sub-Halo shall become the debts, liabilities, obligations, restrictions and duties of the Halo Surviving Corporation and (ii) havenX and Merger Sub-havenX shall vest in the havenX Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of havenX and Merger Sub-havenX shall become the debts, liabilities, obligations, restrictions and duties of the havenX Surviving Corporation. (i) Certificate of Incorporation and Bylaws of Surviving Corporations. At the Effective Time, (A) the certificate of incorporation of the Halo Surviving Corporation will be amended in its entirety to read as set forth in the Halo Certificate of Merger until thereafter amended as provided therein or in accordance with applicable Law, (B) the bylaws of Halo in effect immediately prior to the Effective Time shall be the bylaws of the Halo Surviving Corporation, (C) the articles of incorporation of the havenX Surviving Corporation will be amended in its entirety to read as set forth in the havenX Certificate of Merger until thereafter amended as provided therein or in accordance with applicable Law, and (D) the bylaws of havenX in effect immediately prior to the Effective Time shall be the bylaws of the havenX Surviving Corporation. (ii) Directors and Officers of the Halo Surviving Corporations and havenX Surviving Corporation. As of the Effective Time, (A) each member of the board of directors of Halo immediately prior to the Effective Time shall resign from office effective as of the Effective Time and shall appoint each director of Merger Sub-Halo immediately prior to the Effective Time as a director of the Halo Surviving Corporation as of the Effective Time, (B) except as may be determined by Parent prior to the Closing, each officer of Merger Sub-Halo immediately prior to the Effective Time shall continue to serve in his or her respective office as an officer of the Halo Surviving Corporation from and after the Effective Time, (C) each member of the board of directors of havenX immediately prior to the Effective Time shall resign from office effective as of the Effective Time and shall appoint each director of Merger Sub-havenX immediately prior to the Effective Time as a director of the havenX Surviving Corporation as of the Effective Time, and (D) except as may be determined by Parent prior to the Closing, each officer of Merger Sub-havenX immediately prior to the Effective Time shall continue to serve in his or her respective office as an officer of the havenX Surviving Corporation from and after the Effective Time. (d) Effect on Capital Stock in the Mergers.

-28- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (i) At the Effective Time, by virtue of the Mergers and without any action by any Party or any other Person: (A) (1) the shares of Halo Stock that are held by Halo (including shares held as treasury stock or otherwise) or any of its Subsidiaries as of immediately prior to the Effective Time shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; (2) the shares of havenX Stock that are held by havenX (including shares held as treasury stock or otherwise) or any of its Subsidiaries as of immediately prior to the Effective Time shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and (3) the shares of havenX Stock that are held by Halo as of immediately prior to the Effective Time shall be automatically canceled and shall cease to exist and no additional consideration shall be delivered in exchange therefor (provided that the Parties acknowledge and agree that the consideration that would have otherwise been paid to Halo in its capacity the holder of shares of havenX Stock shall be paid to the holders of Halo Stock, Halo Options and Halo Warrants in connection with the Halo Merger, in each case as set forth on the Closing Date Allocation Schedule); (B) subject to Section 2.07(b), each share of Company Group Stock that is issued and outstanding as of immediately prior to the Effective Time (other than (i) shares of Company Group Stock referenced in Section 2.01(d)(i)(A) and (ii) Dissenting Shares) (each, a “Converted Share“) shall be automatically converted into the right of the holder thereof to receive cash and shares of Parent Common Stock, as set forth in the Closing Date Allocation Schedule, equal to (1) such holder’s (A) Pro Rata Share of the Closing Cash Consideration and (B) Pro Rata Share of the Closing Stock Consideration, plus (2) such holder’s Pro Rata Share of the portion of all Future Payments, in each case, that may become payable pursuant to the terms of this Agreement. (C) each Halo Warrant that is issued and outstanding as of immediately prior to the Effective Time shall be automatically cancelled and converted into the right of the holder thereof to receive cash and shares of Parent Common Stock, as set forth in the Closing Date Allocation Schedule, equal to the excess, if any, of (1) the sum of such holder’s (A) Pro Rata Share of the Closing Cash Consideration and (B) Pro Rata Share of the Closing Stock Consideration, plus (2) such holder’s Pro Rata Share of the portion of all Future Payments, in each case, that may become payable pursuant to the terms of this Agreement over (2) the aggregate exercise price of such holder’s Halo Warrant; provided, however, that no holder of a Halo Warrant shall be entitled to receive any proceeds until the amount of Aggregate Consideration paid hereunder that would be allocated to such holder if the holder would have received full value of each share under the Halo Warrant exceeds the aggregate exercise price for such Halo Warrant, as set forth on the Closing Date Allocation Schedule. (D) each Company Group Equity Award that is issued and outstanding as of immediately prior to the Effective Time shall be automatically

-29- 4925-1594-1524, v. 9 ACTIVE 719440141v17 cancelled and converted into the right of the holder thereof to receive cash and shares of Parent Common Stock, as set forth in the Closing Date Allocation Schedule, equal to the excess, if any, of (1) the sum of (A) such holder’s Pro Rata Share of the Closing Cash Consideration, plus (B) such holder’s Pro Rata Share of the Closing Stock Consideration, plus (C) such holder’s Pro Rata Share of the portion of all Future Payments, in each case, that may become payable pursuant to the terms of this Agreement in accordance with Section 2.09 of this Agreement, over (2) the aggregate exercise price of such holder’s Company Group Equity Award; provided, however, that no holder of a Company Group Equity Award shall be entitled to receive any proceeds until the amount of Aggregate Consideration paid hereunder that would be allocated to such holder if the holder would have received full value of each share under the Company Group Equity Award exceeds the aggregate exercise price for such Company Group Equity Award, as set forth on the Closing Date Allocation Schedule. (E) (1) each share of Merger Sub-Halo Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the Halo Surviving Corporation and (2) each share of Merger Sub-havenX Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the havenX Surviving Corporation. (ii) At the Effective Time, the Company Group Equityholders shall cease to have any right, title or interest therein or thereto, except as to the right to receive the consideration set forth in Section 2.01(d)(i)(B), 2.01(d)(i)(C) and 2.01(d)(i)(D), as applicable. (e) Fractional Shares. No fractions of shares of Parent Common Stock shall be issued as a result of or in connection with the Merger, and any such fractions shall be rounded up to the nearest whole number of shares. (f) Further Assurances. If, at any time after the Effective Time, the Halo Surviving Corporation or havenX Surviving Corporation, as applicable determines that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Halo Surviving Corporation or havenX Surviving Corporation, respectively, its right, title or interest in, to or under any right, property or asset of either of Halo or havenX, as applicable, or (if applicable) Merger Sub-Halo or Merger Sub-havenX acquired or to be acquired by the Halo Surviving Corporation or havenX Surviving Corporation, as applicable, as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, then the agents of the applicable Surviving Corporation shall be authorized to take all such actions as any such agents deems necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Halo Surviving Corporation or havenX Surviving Corporation, as applicable, or otherwise to carry out the purposes hereof.

-30- 4925-1594-1524, v. 9 ACTIVE 719440141v17 2.02 Closing. Subject to the satisfaction of the conditions set forth in Article III (or, to the extent permitted by applicable Law, the written waiver thereof by the Party entitled to waive any such conditions), the closing of the transactions contemplated hereby (the ”Closing”) will take place by exchange of electronic deliverables on the third (3rd) Business Day after the satisfaction or waiver of each condition to the Closing set forth in Article III (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the ”Closing Date”. 2.03 [Intentionally Omitted]. 2.04 Consideration Adjustments. (a) At least five (5) Business Days prior to the Closing Date, the Company Group shall prepare and deliver to Parent a good faith estimate of the Closing Cash Consideration (the “Estimated Closing Cash Consideration”), including the First Cash Consideration, the Closing Adjustment Amount, and the Company Group Equityholder Representative Expense Amount and each of the components thereof, calculated in accordance with the definition thereof and GAAP, based on the Company Group’s books and records and other information then available (such estimate, the “Estimated Closing Statement”). Following delivery of the Company Group’s calculation of the Estimated Closing Cash Consideration, to the extent reasonably requested in writing by Parent, the Company Group shall make available to Parent supporting documentation (subject to execution of any customary work paper access letter to the extent applicable) used in preparing the Estimated Closing Statement and the Company Group shall consider any reasonable comments provided by Parent at least two (2) Business Days prior to the Closing Date, in good faith based on Parent’s review of the calculations of Estimated Closing Cash Consideration (or any components thereof) and such documentation. (b) As promptly as practicable after the Closing, but in no event later than ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Company Group Equityholder Representative a statement (the “Closing Statement”) setting forth Parent’s good faith calculation of the Closing Cash Consideration, including each of the components thereof, in each case, in accordance with the definitions hereof. (c) The Closing Statement shall (i) be prepared, and Cash shall be determined, in accordance with the past practices and policies of the Company Group, and (ii) not include any changes in assets or liabilities as a result of purchase accounting adjustments, changes arising from or resulting as a consequence of the transactions contemplated hereby (including any contribution of Cash to the Company Group or any repayment of Indebtedness or Transaction Expenses), or changes due to events or circumstances occurring or arising following the Closing. (d) The post-Closing purchase price adjustment as set forth in this Section 2.04 is not intended to permit the introduction of different accounting methods, policies, practices, procedures, conventions, categorizations, definitions, principles, judgments, assumptions, techniques or estimation methods with respect to financial statements, their classification or presentation or otherwise from those used to calculate the amounts set forth on, and included in, GAAP.

-31- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (e) Parent and its Subsidiaries (including the Company Entities and their respective Subsidiaries) shall (i) permit the Company Group Equityholder Representative and its respective representatives to have reasonable access to the books, records and other documents (including work papers, schedules, financial statements, memoranda, etc.) pertaining to or used in connection with the preparation of the Closing Statement and Parent’s calculation of the Closing Cash Consideration and provide the Company Group Equityholder Representative with copies thereof (as reasonably requested by the Company Group Equityholder Representative) and (ii) provide the Company Group Equityholder Representative and their respective representatives reasonable access, during normal business hours to Parent’s and its Subsidiaries’ (including the Company Entities’ and their respective Subsidiaries’) appropriate personnel involved in the preparation of the Closing Statement, in each case at the Company’s Representative’s sole cost and expense. If the Company Group Equityholder Representative disagrees with any part of Parent’s calculation of the Closing Cash Consideration as set forth on the Closing Statement, the Company Group Equityholder Representative shall, within thirty (30) days after the Company Group Equityholder Representative’s receipt of the Closing Statement, notify Parent in writing of such disagreement by setting forth the Company Group Equityholder Representative’s calculation of the Closing Cash Consideration, including each of the components thereof, and describing in reasonable detail the basis for such disagreement (an “Objection Notice”). If an Objection Notice is timely delivered to Parent, then Parent and the Company Group Equityholder Representative shall negotiate in good faith to resolve their disagreements with respect to the computation of the Closing Cash Consideration. Parent and the Company Group Equityholder Representative each acknowledge and agree that all discussions related to an Objection Notice are, without prejudice, communications made in confidence with the intent of attempting to resolve a litigious dispute and are subject to settlement privilege (and all such negotiations related thereto shall, unless otherwise agreed by Parent and the Company Group Equityholder Representative, shall be governed by Rule 408 of the Federal Rules of Evidence (and any applicable similar state rule)). In the event that Parent and the Company Group Equityholder Representative are unable to resolve all such disagreements within thirty (30) days after Parent’s receipt of such Objection Notice or such longer period as Parent and the Company Group Equityholder Representative may mutually agree in writing, Parent and the Company Group Equityholder Representative shall promptly submit such remaining disagreements to BDO LLP, or, if such firm refuses or is otherwise unable to act in such capacity, an independent nationally-recognized valuation or consulting firm as is acceptable to Parent and the Company Group Equityholder Representative (the ”Firm”). For the avoidance of doubt, any determination expressly set forth in the Closing Statement which is not objected to in an Objection Notice shall be final and binding upon the Parties. (f) The Firm shall act as an expert and not as an arbitrator, and make a final and binding determination with respect to the computation of the Closing Cash Consideration, including each of the components thereof (in accordance with the definitions thereof), to the extent such amounts are in dispute, in accordance with past practices and policies of the Company Group. Parent and the Company Group Equityholder Representative shall cooperate with the Firm during the term of its engagement and shall use reasonable best efforts to cause the Firm to resolve all remaining disagreements with respect to the computation of the Closing Cash Consideration, including each of the components thereof, as soon as practicable. The Firm shall consider only those items and amounts in Parent’s and the Company Group Equityholder Representative’s respective calculations of the Closing Cash Consideration, including each of the components thereof, that are in the Objection Notice and identified as being items and amounts to which Parent

-32- 4925-1594-1524, v. 9 ACTIVE 719440141v17 and the Company Group Equityholder Representative have been unable to agree. In resolving any disputed item, the Firm may not assign a value to any item in dispute other than either (i) Parent’s proposed value for such disputed item as set forth in the Closing Statement, or (ii) the Company Group Equityholder Representative’s proposed value for such disputed item as set forth in an Objection Notice (i.e., a “baseball arbitration”), based on whether Parent’s or the Company Group Equityholder Representative’s proposed value of such disputed item is closer to the Firm’s own calculations for such disputed item. The Firm’s determination of the Closing Cash Consideration, including each of the components thereof, shall be based solely on written presentations submitted by Parent and the Company Group Equityholder Representative which are in accordance with the terms of this Agreement (including the definitions of each of the components thereof) (i.e., not on the basis of an independent review). The determination of the Firm shall be conclusive and binding upon the Parties and shall not be subject to appeal or further review absent manifest error or manifest failure of the Firm to adhere to the requirements of this Agreement. (g) The Company Group Equityholder Representative shall pay a portion of the fees and expenses of the Firm equal to the percentage by which the portion of the disputed amounts in the Company Group Equityholder Representative’s submission to the Firm not awarded to the Company Group Equityholder Representative bears to the aggregate amount actually disputed by the Company Group Equityholder Representative in the Company Group Equityholder Representative’s submission to the Firm, and Parent shall pay the remaining portion of such fees and expenses. For purposes of illustration only, if the amount in dispute is $100 and if the final written determination of the Firm states that $80 of the disputed amount is resolved in the Company Group Equityholder Representative’s favor and $20 of the disputed amount is resolved in Parent’s favor, the Company Group Equityholder Representative would bear 20% of the Firm’s costs and expenses, on the one hand, and Parent would bear 80% of such costs and expenses, on the other hand. (h) Within five (5) Business Days after the Closing Cash Consideration, including each of the components thereof, is finally determined pursuant to this Section 2.04: (i) if the Closing Cash Consideration as finally determined pursuant to this Section 2.04 is equal to or less than the Estimated Closing Cash Consideration, Parent may offset the absolute value of such difference against the amount of any Future Payments or Babylon Contract Bonuses; and (ii) if the Closing Cash Consideration as finally determined pursuant to this Section 2.04 is greater than the Estimated Closing Cash Consideration: (A) Parent shall promptly (but in any event within two (2) Business Days following the final determination of the Closing Cash Consideration) pay to the Exchange and Paying Agent for distribution to the Company Group Equityholders (including, and, as applicable, to the Payroll Provider, the Parent and/or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and Halo Warrants), in each case in accordance with the Closing Date Allocation Schedule the absolute value of such difference (such amount, the “Underpayment Amount”).

-33- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (i) Any payment made pursuant to Section 2.04(h) shall be treated by all Parties for U.S. federal (and applicable state, local, and non-U.S.) income Tax purposes as an adjustment to the Closing Cash Consideration to the extent permitted by applicable Law. 2.05 Company Group Equityholder Representative Expense Amount. At the Closing, Parent shall deliver to the Company Group Equityholder Representative (on behalf of the Company Group Equityholders) $50,000 (the “Company Group Equityholder Representative Expense Amount”), or such higher amount as the Company Group Equityholder Representative may designate in writing to Parent at least five (5) Business Days prior to the Closing, by wire transfer of immediately available funds to the account(s) designated by the Company Group Equityholder Representative, for the purposes of paying directly, or reimbursing the Company Group Equityholder Representative for, any expenses incurred by the Company Group Equityholder Representative in connection with the performance of its duties pursuant to this Agreement and the Ancillary Documents, including to satisfy potential future obligations of the Company Group Equityholder Representative and/or the Company Group Equityholders to the Company Group Equityholder Representative. The Company Group Equityholders will not receive any interest or earnings on the Company Group Equityholder Representative Expense Amount and irrevocably transfer and assign to the Company Group Equityholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Company Group Equityholder Representative will not be liable for any loss of principal of the Company Group Equityholder Representative Expense Amount other than as a result of its gross negligence or willful misconduct. The Company Group Equityholder Representative will hold these funds separate from its other funds, will use these funds solely in connection with the performance of its duties hereunder, and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Company Group Equityholder Representative Expense Amount shall be retained in whole or in part by the Company Group Equityholder Representative for such time as the Company Group Equityholder Representative shall determine in its sole discretion. If the Company Group Equityholder Representative shall determine in its sole discretion at any time to return all or any portion of the Company Group Equityholder Representative Expense Amount to the Company Group Equityholders, it shall deposit such amount with the Exchange and Paying Agent, for the benefit of the Company Group Equityholders, which shall promptly distribute to each Company Group Equityholder its portion thereof. For tax purposes, the Company Group Equityholder Representative Expense Amount will be treated as having been received and voluntarily set aside by the Company Group Equityholders at the time of Closing. 2.06 Earnout Payment Consideration. (a) Payment. Within ninety (90) days following the expiration of each Earnout Period, Parent shall prepare and deliver to the Company Group Equityholder Representative a statement setting forth in reasonable detail its good faith calculation of an Earnout Payment that may be payable with respect to such period, which shall be based upon the financial results by the Company Group on a consolidated basis and calculated in accordance with the terms of this Agreement (the “Earn-Out Statement”), together with any reasonable supporting details to enable a review of such statement by the Company Group Equityholder Representative. During the thirty (30) day period following Parent’s delivery of the Earn-Out Statement, the Company Group Equityholder Representative shall, upon reasonable request and at the Company Group

-34- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Equityholder Representative’s sole cost and expense, be provided with reasonable access during normal business hours to books and records, the appropriate personnel of Parent, Halo Surviving Corporation, and/or havenX Surviving Corporation (as applicable) involved in the preparation of the Earn-Out Statement and (subject to the execution of a customary work paper access letter, if requested) workpapers to enable the Company Group Equityholder Representative to evaluate the calculation of Earnout Payment prepared by Parent; provided, that if the Company Group Equityholder Representative make such request in writing during such thirty (30) day period, then such thirty (30) day period will be extended by an additional five (5) Business Days (and in such case, the review period will be thirty-five (35) days). Within five (5) Business Days after the Earn- Out Statement becomes final, binding and non-appealable by the Parties in accordance with Section 2.06(b) (each such date, the “Earnout Payment Date”), Parent shall pay or cause to be paid to the Exchange and Paying Agent (for distribution to the Company Group Equityholders, including, as applicable, to the Payroll Provider, the Parent and/or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and Halo Warrants) the Earnout Payment, if any, by wire transfer of immediately available funds to the accounts designated by the Company Group Equityholders to the Exchange and Paying Agent in writing (including, as applicable, to the Payroll Provider, the Parent and/or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and Halo Warrants). (b) Finalization. The Earn-Out Statement shall become final, binding and non- appealable by the Parties on the thirtieth (30th) day (or thirty-five (35) days, if applicable pursuant to Section 2.06(a)) following receipt thereof by the Company Group Equityholder Representative (the “Adjustment Disagreement Deadline”), unless the Company Group Equityholder Representative gives written notice of its disagreement with such Earn-Out Statement to Parent prior to the Adjustment Disagreement Deadline (a “Notice of Disagreement”), specifying in reasonable detail the nature and amount of any disagreements so asserted (including reasonable supporting documentation) and including objections only based on mathematical errors in the calculations set forth therein, or based on any of the foregoing not being calculated in accordance with the terms of this Agreement. To the extent not set forth in the Notice of Disagreement timely received by Parent, the Company Group Equityholder Representative shall be deemed to have agreed with Parent’s calculations of all items and amounts contained in the Earn-Out Statement, as applicable, and such items and amounts shall be final, binding and non-appealable by the Parties. If the Notice of Disagreement is timely received by Parent, then the matters in dispute in the Earn- Out Statement (in each case, as revised in accordance with this sentence), as applicable, shall become final, binding and non-appealable by the Parties on the earlier of (A) the date on which Parent and the Company Group Equityholder Representative resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (B) the date on which all such disputed matters are finally resolved in writing by the Firm pursuant to the procedures set forth in this Section 2.06(b). During the thirty (30)-day period following the delivery of the Notice of Disagreement, Parent and the Company Group Equityholder Representative shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such thirty (30) day period, Parent and the Company Group Equityholder Representative shall submit to the Firm for review any and all matters that remain in dispute and were included in the Notice of Disagreement timely received by Parent. Section 2.04(f) and Section 2.04(g) shall apply mutatis mutandis to any disputes pursuant to this Section 2.06; provided, that any references to “Closing

-35- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Cash Consideration” and “Objection Notice” therein shall be replaced with “Earnout Payment” and “Notice of Disagreement”, as applicable. (c) Any payment made pursuant to this Section 2.06 shall be treated by all Parties for U.S. federal (and applicable state, local, and non-U.S.) income Tax purposes as an adjustment to the consideration for the Mergers to the extent permitted by applicable Law. The payments described in this Section 2.06 shall be the sole and exclusive remedy of Parent and the Company Group Equityholders for any and all claims arising under this Agreement with respect to this Section 2.06. (d) Notwithstanding anything herein to the contrary, except in the case of Fraud or manifest error and except for the rights of the Company Group Equityholder Representative against the Company Group Equityholders under Section 11.11, the process set forth in this Section 2.06 shall be the sole and exclusive remedy of the Parties for any disputes related to the determination of the Earnout Payment (except to the extent such determination relates to the compliance by a Party with its covenants set forth in this Agreement). (e) In addition, Parent shall comply with any additional requirements set forth in Schedule I. 2.07 Payment Fund. The procedures for exchanging outstanding shares of Company Group Stock, outstanding Company Group Equity Awards, and outstanding Halo Warrants for the consideration to be paid to the holders of such Company Group Stock, Company Group Equity Awards, and/or Halo Warrants in connection with the Mergers are as follows: (a) Exchange and Paying Agent. The Exchange and Paying Agent shall, pursuant to instructions from Parent in accordance with the Exchange and Paying Agent Agreement and the Closing Date Allocation Schedule, upon deposit by Parent of such amounts, deliver the amounts payable to the Company Group Equityholders (other than in respect of Company Group Equity Awards and Halo Warrants, which shall be handled as set forth in the next sentence) out of the Payment Fund in accordance with the terms of this Agreement. The Exchange and Paying Agent shall, pursuant to instructions from Parent in accordance with the Exchange and Paying Agent Agreement and the Closing Date Allocation Schedule, upon deposit by Parent of such amounts, deliver the amounts payable to the Company Group Equity Awards and Halo Warrants out of the Payment Fund to the Payroll Provider and/or the Parent or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and Halo Warrants in accordance with the terms of this Agreement. The Payment Fund shall be invested by the Exchange and Paying Agent as directed by Parent. The Payment Fund shall not be used for any purpose other than as specified in this Section 2.07(a). The Exchange and Paying Agent shall provide the Transfer Agent with directions with respect to the shares of Parent Common Stock issuable to the Company Group Equityholders pursuant to the terms of this Agreement, and Parent will authorize the Transfer Agent to take such issuance directions from the Exchange and Paying Agent. (b) Exchange Procedures. Parent shall instruct the Exchange and Paying Agent, no later than two (2) Business Days after the Effective Time deliver (a) to each Company Group Equityholder (other than holders of Halo Warrants and Company Group Equity Awards) of

-36- 4925-1594-1524, v. 9 ACTIVE 719440141v17 record (i) a Letter of Transmittal and (ii) instructions for effecting the exchange for the applicable Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of this Agreement and (b) to each holder of Halo Warrants and Company Group Equity Awards of record (i) a Surrender Agreement and (ii) instructions for effecting the exchange for the applicable Aggregate Consideration that is or may become payable with respect thereto pursuant to the terms of this Agreement. Upon delivery of a duly completed and executed Letter of Transmittal, such Company Group Equityholder shall be entitled to receive in exchange therefor (1) cash in an amount equal to the Closing Cash Consideration payable in respect of the shares of Company Group Stock reflected in such Letter of Transmittal, (2) a number of shares of Parent Common Stock equal to the Closing Stock Consideration payable in respect of the shares of Company Group Stock reflected in such Letter of Transmittal, and (3) following receipt of any amounts in respect of Future Payments by the Exchange and Paying Agent, cash and/or a number of shares of Parent Common Stock, as applicable, in an amount equal to such Company Group Equityholder’s Pro Rata Share thereof, in each case in respect of the shares of Company Group Stock reflected in such Letter of Transmittal and as determined in accordance with the terms of this Agreement and reflected on the Closing Date Allocation Schedule. Payments in respect of Parent Common Stock pursuant to this Agreement will be delivered by the Transfer Agent pursuant to instructions directions provided by the Exchange and Paying Agent. If payment in respect of any such Company Group Stock, Company Group Equity Award, or Halo Warrant is to be made to a Person other than the Company Group Equityholder of record for such Company Group Stock, Company Group Equity Award, or Halo Warrant it shall be a condition of payment that the Person requesting such payment shall have established to the reasonable satisfaction of Parent and the Exchange and Paying Agent that any transfer and other Taxes required by reason of such payment to a Person other than the record holder of such Company Group Stock, Company Group Equity Award, or Halo Warrant have been paid or are not applicable and that such person is an Accredited Investor. (c) No Further Ownership Rights in Company Group Stock, Halo Warrant, or Company Group Equity Award. All consideration paid following the delivery of a duly completed and executed Letter of Transmittal or, with respect to holders of Company Group Equity Awards and Halo Warrants, of a Surrender Agreement, reflecting shares of Company Group Stock, Halo Warrants or Company Group Equity Awards (including any Future Payments payable with respect thereto) in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Group Stock, Halo Warrants or Company Group Equity Awards, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the applicable Surviving Corporation of the shares of Company Group Stock which were outstanding as of immediately prior to the Effective Time. (d) Termination of Payment Fund. Any amount deposited with the Exchange and Paying Agent that remains undistributed to the holders of Company Group Stock, Halo Warrants or Company Group Equity Awards until the fourth (4th) anniversary of the Closing Date, shall be delivered back to Parent (subject to abandoned property, escheat or similar Law), upon demand by Parent, and any holder of Company Group Stock, Halo Warrants or Company Group Equity Awards who is entitled to such amount under this Section 2.07 or any Future Payment shall (subject to Section 2.07(e)) be entitled to seek payment of such amount from Parent only as a general creditor thereof.

-37- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (e) No Liability. To the extent permitted by applicable Law, none of Parent, Merger Sub-Halo, Merger Sub-havenX, Halo, havenx, the Halo Surviving Corporation, the havenX Surviving Corporation or the Exchange and Paying Agent shall be liable to any Company Group Equityholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Letters of Transmittal and, with respect to holders of Company Group Equity Awards and holders of Halo Warrants, of Surrender Agreements, shall not have been delivered prior to the fourth (4th) anniversary of the Closing Date (or immediately prior to such earlier date on which the related consideration payable pursuant to this Article II would otherwise escheat to or become the property of any Governmental Authority), any such consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Halo Surviving Corporation or havenX Surviving Corporation, as applicable, free and clear of all claims or interest of any Person previously entitled thereto. 2.08 Dissenting Shares. (a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive any portion of the Aggregate Consideration in accordance with Section 2.01, but shall be entitled only to such rights as are granted by the DGCL or WBCA, as applicable, to a holder of Dissenting Shares. (b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive any portion of the Aggregate Consideration otherwise payable in respect thereof pursuant to this Agreement, without interest thereon. (c) The Company Group shall give Parent (i) prompt notice of any written demand for appraisal received by the Company Group prior to the Effective Time pursuant to the DGCL or WBCA, as applicable, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company Group prior to the Effective Time pursuant to the DGCL or WBCA, as applicable, that relates to such demand and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company Group shall not settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) to such settlement, payment or settlement offer. (d) The portion of the Aggregate Consideration that would otherwise have been allocated to such Dissenting Shares pursuant to the Closing Date Allocation Schedule shall not be redistributed to or increase the portion of the Aggregate Consideration payable to any other Company Group Equityholder. 2.09 Treatment of Company Group Equity Awards and Halo Warrants. (a) As of immediately prior to the Effective Time, each Company Group Equity Award and Halo Warrant that is issued and outstanding as of immediately prior to the Effective Time shall be accelerated in its entirety (such that it shall be deemed to be 100% fully vested upon

-38- 4925-1594-1524, v. 9 ACTIVE 719440141v17 the Closing Date) and thereafter automatically cancelled and converted into the right of the holder thereof to receive cash and shares of Parent Common Stock, as set forth in the Closing Date Allocation Schedule, equal to the excess, if any, of (1) the sum of (A) such holder’s Pro Rata Share of the Closing Cash Consideration, plus (B) such holder’s Pro Rata Share of the Closing Stock Consideration, plus (C) such holder’s Pro Rata Share of the portion of all Future Payments, in each case that may become payable pursuant to the terms of this Agreement, over (2) the aggregate exercise price of such holder’s Company Group Equity Award (or Halo Warrant, as applicable), in each case subject to withholding as provided in Section 2.10; provided, however, that (i) no holder of a Company Group Equity Award (or Halo Warrant, as applicable) shall be entitled to receive any proceeds until the amount of Aggregate Consideration paid hereunder that would be allocated to such holder if the holder would have received full value of each share under the Company Group Equity Award (or Halo Warrant, as applicable) exceeds the aggregate exercise price for such Company Group Equity Award (or Halo Warrant, as applicable), as set forth on the Closing Date Allocation Schedule; and (ii) notwithstanding anything to the contrary herein, no portion of the Aggregate Consideration shall be payable to any holder of any such Company Group Equity Award (or Halo Warrant, as applicable) unless and until such holder shall have executed and delivered to Parent (A) a Surrender Agreement and (B) an Investor Representation Letter. (b) Upon the conversion and cancellation of any Company Group Equity Award (or Halo Warrant, as applicable) pursuant to this Section 2.09, such Company Group Equity Award (or Halo Warrant, as applicable) shall no longer represent the right to acquire any shares of Company Group Stock or other Equity Interests of the Company Group, but shall entitle the holder thereof to receive only the consideration payable in respect thereof pursuant to this Section 2.09 and the other terms of this Agreement. (c) Promptly after the date hereof the Company Group shall provide to each holder of Company Group Equity Awards and Halo Warrants the Information Statement describing the treatment of such Company Group Equity Awards and Halo Warrants pursuant to this Section 2.09. (d) Subject to the Parent’s (and, if applicable, the Exchange and Paying Agent’s) prior receipt from a holder of Company Group Equity Awards (or Halo Warrants, as applicable) of (1) an Investor Representation Letter and (2) a Surrender Agreement: (i) the Parent shall instruct the Exchange and Paying Agent and/or the Payroll Provider or the Surviving Corporations, as applicable, for further distribution to the holders of Company Group Equity Awards (or Halo Warrants, as applicable), to pay as promptly as practicable after the Effective Time to such holder the portion of the Closing Cash Consideration payable to such holder pursuant to this Section 2.09, subject to any applicable withholding as provided in Section 2.10, in accordance with the Closing Date Allocation Schedule; provided, however, that no holder of a Company Group Equity Award (or Halo Warrant, as applicable) shall be entitled to receive any proceeds until the amount of Aggregate Consideration paid hereunder that would be allocated to such holder if the holder would have received full value of each share under the Company Group Equity Award (or Halo Warrant, as applicable) exceeds the aggregate exercise price for

-39- 4925-1594-1524, v. 9 ACTIVE 719440141v17 such Company Group Equity Award (or Halo Warrant, as applicable), as set forth on the Closing Date Allocation Schedule; (ii) the Parent shall instruct the Exchange and Paying Agent and/or the Payroll Provider or the Surviving Corporations, as applicable, for further distribution to the holders of Company Group Equity Awards (or Halo Warrants, as applicable), to pay as promptly as practicable after the Closing to such holder the portion of the Closing Stock Consideration payable to such holder pursuant to this Section 2.09, subject to any applicable withholding as provided in Section 2.10, in accordance with the Closing Date Allocation Schedule; provided, however, that no holder of a Company Group Equity Award (or Halo Warrant, as applicable) shall be entitled to receive any proceeds until the amount of Aggregate Consideration paid hereunder that would allocated to such holder if the holder would have received full value of each share under the Company Group Equity Award (or Halo Warrant, as applicable) exceeds the aggregate exercise price for such Company Group Equity Award (or Halo Warrant, as applicable), as set forth on the Closing Date Allocation Schedule; and (iii) the Parent shall, or shall instruct the Exchange and Paying Agent and/or the Payroll Provider or the Surviving Corporations, as applicable, for further distribution to the holders of Company Group Equity Awards (or Halo Warrants, as applicable), to pay as promptly as practicable after receipt of such Future Payments to such holder any amounts payable with respect to each Future Payment (subject to any applicable withholding as provided in Section 2.10) in accordance with Section 2.11(b) hereof; provided, however, that no holder of a Company Group Equity Award (or Halo Warrant, as applicable) shall be entitled to receive any proceeds until the amount of Aggregate Consideration paid hereunder that would be allocated to such holder if the holder would have received full value of each share under the Company Group Equity Award (or Halo Warrant, as applicable) exceeds the aggregate exercise price for such Company Group Equity Award (or Halo Warrant, as applicable), as set forth on the Closing Date Allocation Schedule. (e) The Company Group shall, prior to the Effective Time, (i) take all actions necessary or desirable in connection with the treatment of Company Group Equity Awards and Halo Warrants contemplated by this Section 2.09, including obtaining the consent from each holder of any Company Group Equity Award and/or Halo Warrants (unless such consent is not required under the terms of the applicable agreement, instrument or plan) and (ii) take all actions necessary or desirable (including adopting any resolutions and providing any relevant notices) to cancel and terminate the Halo Stock Plan and havenX Stock Plan and each plan, program, award, right or arrangement providing for the issuance or grant of any other interest in respect of the Halo Stock Plan and havenX Stock Plan, effective as of the Effective Time. The Company Group shall use its reasonable best efforts to obtain from each holder of a Company Group Equity Award and/or Halo Warrant, prior to Closing, (x) an Investor Representation Letter; and (y) a Surrender Agreement, which shall be effective as of the Effective Time, in each case duly executed by each holder of a Company Group Equity Award and/or Halo Warrant (as applicable).

-40- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (f) The Parent anticipates that, for each holder of a Company Group Equity Award and/or Halo Warrant, the Pro Rata Share of the portion of all Future Payments that become payable pursuant to the terms of this Agreement will be treated and reported for all tax purposes as being subject to a substantial risk of forfeiture within the meaning of Treasury Regulation Section 1.409A-1(b)(4) until such amounts become due and payable under this Agreement and intends to pay any such amounts to the applicable holder of such Company Group Equity Award and/or Halo Warrant entitled to such payments within the short-term deferral period within the meaning of Treasury Regulation Section 1.409A-1(b)(4)b)(4). 2.10 Withholding. (a) Parent and any of its Affiliates, the Exchange and Paying Agent, the Payroll Provider and any member of the Company Group shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person in such amounts as such payor is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable provision of Tax Law and shall timely remit such amounts to the appropriate Tax authority; provided, that other than in respect of compensatory payments subject to payroll Taxes or any failure to deliver a Form W-9 pursuant to Section 3.02(l)(i), Parent or such other Person shall use its commercially reasonable efforts to provide the Company Group and the applicable recipients with reasonable written notice at least three (3) days prior to deducting or withholding any amounts payable to the Company Group and/or other applicable recipient pursuant to this Section 2.10 indicating the (a) amount to be deducted or withheld with respect to each Person from which any amount is to be deducted or withheld and (b) the relevant provisions of the Code (or other applicable Tax Law) requiring such deduction or withholding, and shall reasonably cooperate with the Company Group to seek to mitigate, reduce or eliminate any such deduction or withholding. To the extent that amounts are so deducted or withheld and duly and timely paid over to the applicable Tax authority in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. (b) To the extent that any withholding Tax is required by applicable Law to be deducted or withheld from any payment of any equity consideration payable pursuant to this Agreement to any holder of a Company Group Equity Award or Halo Warrant, the Exchange and Paying Agent, the Payroll Provider and the Surviving Corporations, as applicable, shall be entitled, but not required, to satisfy such withholding Tax obligation, in whole or in part, by deducting and withholding the applicable withholding Tax amount from any cash payment otherwise payable to such Company Group Equityholder under this Agreement to the extent such cash payments are available and payable to the applicable Company Group Equityholder at or around the time the applicable withholding Tax obligation arises. 2.11 Allocation Schedules; Payments of Future Payments. (a) The Company Group has delivered to Parent and the Exchange and Paying Agent as of the date of this Agreement the initial Closing Date Allocation Schedule. From time to time, the Company Group may, with Parent’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), update, correct or otherwise amend or modify the Closing Date Allocation Schedule in any manner that is consistent with the express provisions of

-41- 4925-1594-1524, v. 9 ACTIVE 719440141v17 this Article II, including by delivering a written amendment to the Closing Date Allocation Schedule. Parent shall be entitled to rely conclusively on the Closing Date Allocation Schedule as in effect from time to time, and, as between any or all of the Company Group Equityholders, on the one hand, and Parent, Halo Surviving Corporation and havenX Surviving Corporation, on the other hand, any amounts delivered by Parent to any Company Group Equityholder (or delivered by the Parent to the Exchange and Paying Agent and/or the Payroll Provider or Surviving Corporations for delivery to the Company Group Equityholders) in accordance with the Closing Date Allocation Schedule as in effect from time to time shall be deemed for all purposes to have been delivered to the applicable Company Group Equityholder in full satisfaction of the obligations of Parent, Halo Surviving Corporation and havenX Surviving Corporation with respect to such amounts under this Article II. The Company Group shall update the Closing Date Allocation Schedule to account for any Company Group Stock, Halo Warrant or Company Group Equity Awards that are issued, cancelled or exercised, as applicable, after the date hereof. (b) The Exchange and Paying Agent shall (i) promptly after the receipt from the Parent of such Aggregate Consideration, make or cause to be made all payments constituting Aggregate Consideration to the applicable Company Group Equityholders (other than holders of Company Group Equity Awards and Halo Warrants, which shall be handled as set forth in the next subsection), in each case in accordance with the Closing Date Allocation Schedule, as in effect from time to time, and the applicable Letters of Transmittal (with payments of Parent Common Stock to be issued and delivered by the Transfer Agent upon the direction of the Exchange and Paying Agent), and (ii) promptly after receipt from the Parent of such Aggregate Consideration, deliver to the Payroll Provider or the Surviving Corporations, as applicable, the portion of the Aggregate Consideration that is necessary to enable the Payroll Provider or the Surviving Corporation, as applicable, to make all payments constituting Aggregate Consideration to the holders of Company Group Equity Awards and Halo Warrants pursuant to Section 2.09, in each case in accordance with the Closing Date Allocation Schedule, as in effect from time to time (subject to any applicable withholding as provided in Section 2.10). (c) The Parties understand and agree that (i) the Company Group Equityholders have no rights as a security holder of the Halo Surviving Corporation or havenX Surviving Corporation, as applicable, or the Parent solely as a result of their right to receive the Future Payments, (ii) without limiting the generality of Section 11.08, except pursuant to applicable law or intestacy, no right to receive any Future Payment may be assigned or otherwise transferred without the prior written consent of the Parent and any purported assignment or transfer in the absence of such consent shall be null and void ab initio, and (iii) except as set forth in Section 2.14(a), no interest is payable as additional consideration with respect to any of the Future Payments. (d) Notwithstanding anything herein to the contrary, any Company Group Equityholder that is not an Accredited Investor shall not receive any shares of Parent Common Stock as consideration hereunder, and the Closing Date Allocation Schedule shall provide that the Aggregate Consideration payable to each such Company Group Equityholder consists solely of cash with a corresponding decrease in cash and increase in Parent Common Stock to all other Company Group Equityholders.

-42- 4925-1594-1524, v. 9 ACTIVE 719440141v17 2.12 Stock Consideration. (a) Post-Closing Stock Consideration and Earnout Stock Consideration. On each Post-Closing Stock Consideration Issuance Date and Earnout Stock Consideration Issuance Date, as applicable, Parent shall instruct the Exchange and Paying Agent to direct the Transfer Agent to deliver the Post-Closing Stock Consideration and Earnout Stock Consideration, respectively, in shares of Parent Common Stock issued in book entry, in accordance with the Closing Date Allocation Schedule, to the Company Group Equityholders (excluding the portion payable in respect of Company Group Equity Awards which shall be distributed by the Transfer Agent upon the direction of the Payroll Provider, the Parent and/or the Surviving Corporations, as applicable) pursuant to Section 2.07(b). (b) Share Cap. Notwithstanding anything in this Agreement to the contrary, if the issuance of the Post-Closing Stock Consideration and/or Earnout Stock Consideration would result in the aggregate number of shares of Parent Common Stock issued under this Agreement to equal or exceed 19.9% of the total number of shares of Parent Common Stock issued and outstanding immediately prior to the Closing (the “Share Cap”), then the number of shares of Parent Common Stock to be issued in connection with such issuance shall be reduced by the number of such shares that exceed the Share Cap (for purposes of this calculation, rounded up to the nearest whole share), and the Closing Cash Consideration (in the case of the issuance of the Closing Stock Consideration) or the Future Payments from the Installment Payment, as applicable, shall be increased by the Share Adjustment Amount. (c) Legend. All shares of Post-Closing Stock Consideration and Earnout Stock Consideration shall bear a legend (and Parent will make a notation on its transfer books to such effect) prominently stamped or printed thereon or the substance of which will otherwise be reflected on the books and records of the transfer agent for Parent Common Stock with respect to book-entry shares, in each case reading substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE IN CONNECTION WITH A DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.” (d) No Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock shall be issued in exchange for any Company Group Stock, Company Group Equity Awards or Halo Warrants, and no holder of any of the foregoing shall be entitled to receive a fractional share of Parent Common Stock, and any such fractions shall be rounded up to the nearest whole number of shares. (e) Equitable Adjustments. If at any time following the date of this Agreement, any change in the outstanding shares of Parent Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares,

-43- 4925-1594-1524, v. 9 ACTIVE 719440141v17 any merger, reorganization or other business combination transactions, or any stock dividend thereon with a record date during such period, then any number or amount or class contained in this Agreement which is based on the price of Parent Common Stock (including the Parent Stock Price) or the number or class of shares of Parent Common Stock shall be equitably adjusted to the extent necessary to provide the Parties the same economic effect with respect to the Parent Common Stock as contemplated by this Agreement prior to such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, merger, reorganization or business combination, or stock dividend thereon. (f) Registration Statement. Parent shall use its best commercially reasonable efforts to, within one-hundred twenty (120) days following the Closing Date: (i) prepare and file with the SEC a registration statement on Form S-1 (or Form S-3 if the Parent is eligible for the use thereof, or such other form as is then available to the Parent) (the “Initial Registration Statement”), registering the resale of the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations (determined as of two Business Days prior to such submission or filing) so as to permit the resale of such Registrable Securities by the Company Group Equityholders under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), and (ii) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such Initial Registration Statement and any prospectuses used in connection therewith as may be necessary to keep such Initial Registration Statement continuously effective until such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement(s), provided however that (a) the Parent’s obligations to include the Registrable Securities in the Initial Registration Statement are contingent upon the Company Group Equityholder furnishing in writing to the Parent such information, and executing such documents, in connection with such registration as the Parent may reasonably request for adequate disclosure in the registration statement and (b) any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement by the holder thereof; (ii) when such Registrable Security is held by the Parent or one of its Subsidiaries; (iii) such securities are sold by the holder thereof under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, or (iv) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to this paragraph, or the Initial Registration Statement is no longer effective, the Parent shall use its commercially reasonable best efforts, to the extent necessary and permissible, to amend the Initial Registration Statement, or to file with the SEC one or more additional registration statements so as to cover all of the Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the SEC (“Staff”) with respect to the date on which the Staff will permit such additional registration statement(s) to be filed with the SEC and the rules and regulations of the SEC) (each such additional registration statement, a “New Registration Statement”). The Parent shall use its commercially reasonable best efforts to cause each such New Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the SEC. “Registrable Securities” means the shares of Parent Common Stock that may be issued under this Agreement, including the Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration.

-44- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Notwithstanding anything to the contrary contained herein, at any time, the Parent may, upon written notice to Company Group Equityholder Representative, delay the filing or effectiveness of any registration statement, or suspend the use of any prospectus that is a part of any registration statement (in which event the Company Group Equityholders shall discontinue sales of the Registrable Securities pursuant to such registration statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Parent determines that in order for such registration statement or prospectus not to contain a material misstatement or omission, (i) an amendment or supplement thereto would be needed to include information at that time, or (ii) the negotiation or consummation of a transaction by the Parent or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Parent’s board of directors reasonably believes would require additional disclosure by the Parent in such registration statement or prospectus of material information that the Parent has a bona fide business purpose for keeping confidential and the non-disclosure of which in such registration statement or prospectus would be expected, in the reasonable determination of the Parent’s board of directors, to cause such registration statement or prospectus to fail to comply with applicable disclosure requirements of the SEC. (g) Lock-Up. The Company Group Equityholders will acknowledge and agree, pursuant to the Surrender Agreement and/or the Letter of Transmittal, that, notwithstanding the provisions of Section 2.12(f), they shall not (i) with respect to the shares of Closing Stock Consideration, for a period of twelve (12) months from the Closing Date, and (ii) with respect to the shares of Post-Closing Stock Consideration and Earnout Stock Consideration, for a period of six (6) months from each applicable Post-Closing Stock Consideration Issuance Date or Earnout Stock Consideration Issuance Date, respectively, sell or otherwise transfer or dispose of, directly or indirectly, the Parent Common Stock received by them in respect of their portion of the Aggregate Consideration, or enter into any agreement regarding the disposition of such securities. 2.13 Babylon Contract Bonuses. Parent shall pay cash bonus payments constituting a portion of the Aggregate Consideration in the amount of $500,000 per payment (for an aggregate of $1,000,000) (i) at the Closing, in respect of Halo’s signing and entering into a fully-executed Babylon Contract and (ii) within thirty (30) days following Halo’s first issuance of an invoice to the Babylon Contract counterparty for work performed and receipt of the first payment on that invoice (each such bonus payment, a “Babylon Contract Bonus,” and together, the “Babylon Contract Bonuses”). The Babylon Contract Bonuses (if any) shall be paid by Parent in cash at Closing (as noted above in clause (i)) and promptly following its good faith determination that the condition set forth in clause (ii) above has been satisfied. Payments shall be paid by the Parent to the Exchange and Paying Agent for the benefit of the Company Group Equityholders, and the portion of any Babylon Contract Bonuses payable in respect of Company Group Equity Awards and Halo Warrants shall be paid (subject to the Parent’s or the Exchange and Paying Agent’s receipt from the holder thereof of (x) an Investor Representation Letter and (y) a Surrender Agreement, and subject to any applicable withholding as provided in Section 2.10) by the Payroll Provider and/or the Surviving Corporations, as applicable, to the holders thereof, in each case in accordance with the Closing Date Allocation Schedule. 2.14 Cash Installment Payments; Clawback.

-45- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (a) Subject to Section 9.05(h), and to the terms of this Section 2.14, on the earlier of each Installment Payment Date (as defined below) and ninety (90) days following each of the twelve (12) month (the “Year 1 Period”), twenty-four (24) month (the “Year 2 Period”) and thirty-six (36) month (the “Year 3 Period” and, together with the Year 1 Period and the Year 2 Period, an “Installment Period”) anniversaries of the Closing Date, and solely with respect to the Year 1 Period, following Parent’s preparation of the consolidated financial statements of the Company Group for the prior 12 month period, Parent shall deposit with the Exchange and Paying Agent, for distribution to the Company Group Equityholders (including, as applicable, to the Payroll Provider and/or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and Halo Warrants), in accordance with the Closing Date Allocation Schedule and this Agreement, the amount of (i) (A) $2,000,000, with respect to the Year 1 Period, (B) $2,500,000, with respect to the Year 2 Period, less fifty percent (50%) of the Clawback Amount, if any and (C) $3,000,000, with respect to the Year 3 Period, less fifty percent (50%) of the Clawback Amount, if any plus (ii) an amount of interest accrued on such installment payments calculated at the AFR as of and from the Closing Date (each such payment, an “Installment Payment,” and together, the “Installment Payments”). (b) If a Material Installment Contract is terminated for any reason or reduced by ten percent (10%) or more in annual recurring revenue during the Clawback Period, the Company Group shall have twelve (12) months (the “Replacement Period”) from the date of such termination or reduction to replace such revenue projected to be earned by such Material Installment Contract by entering into a replacement Contract with one or more third parties, or generate additional revenue under an existing Contract (any such new Contract or additional revenue under an existing Contract, a “Replacement Contract”). If a Replacement Contract is not entered into during the Replacement Period or a Replacement Contract is entered into during the Replacement Period and provides for annual gross revenue to the Company Group that is less than the amount of annual gross revenue generated by such terminated or reduced Material Installment Contract, subject to Section 2.14(d), Parent shall be entitled to an amount equal to one and one- half times (1.5X) the amount of net lost annual recurring revenue of such terminated or reduced Material Installment Contract (the “MIC Clawback”). If a Replacement Contract is entered into during the Replacement Period and provides for revenue to the Company Group that is equal to or exceeds the lost or reduced revenue from the terminated or reduced Material Installment Contract, then no MIC Clawback shall be payable. (c) If a Material Restatement occurs during the Clawback Period, subject to Section 2.14(d), Parent shall be entitled to an amount equal to one and one-half times (1.5X) the amount of the overpayment from the prior year(s) (the “MR Clawback” and together with the MIC Clawback, if any, the “Clawback Amount”). (d) Notwithstanding the foregoing, in no event shall the aggregate Clawback Amount under this Section 2.14 exceed $3,000,000. In addition, (1) fifty percent (50%) of the Clawback Amount shall be offset against the cash Installment Payments for the Year 2 Period and/or the Year 3 Period and (2) fifty percent (50%) of the Clawback Amount shall be offset against the Post-Closing Stock Consideration for the Year 2 Period and/or the Year 3 Period. In no event shall any Clawback Amount be recovered against any amounts previously paid to the Company Group Equityholders hereunder.

-46- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (e) Within sixty (60) days following the expiration of each of the Year 2 Period and Year 3 Period, as applicable, Parent shall prepare and deliver to the Company Group Equityholder Representative a statement setting forth in reasonable detail its good faith calculation of any Clawback Amount that might be applicable with respect to such period, which shall be based upon the financial results by the Company Group on a consolidated basis and calculated in accordance with the terms of this Agreement (the “Clawback Statement”), together with any reasonable supporting details to enable a review of such statement by the Company Group Equityholder Representative. During the thirty (30) day period following Parent’s delivery of the Clawback Statement, the Company Group Equityholder Representative shall, upon reasonable request and at the Company Group Equityholder Representative’s sole cost and expense, be provided with reasonable access during normal business hours to books and records, the appropriate personnel of Parent and/or the applicable Surviving Corporation involved in the preparation of the Clawback Statement and (subject to the execution of a customary work paper access letter, if requested) workpapers to enable the Company Group Equityholder Representative to evaluate the calculation of the Clawback Amount prepared by Parent; provided, that if the Company Group Equityholder Representative makes such request in writing during such thirty (30) day period, then such thirty (30) day period will be extended by an additional five (5) Business Days (and in such case, the review period will be thirty-five (35) days). Within five (5) Business Days after the Clawback Statement becomes final, binding and non-appealable by the Parties in accordance with Section 2.14(f), Parent shall pay or cause to be paid to the Exchange and Paying Agent for distribution to the Company Group Equityholders (including, as applicable, to the Payroll Provider and/or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and holders of Halo Warrants), the Installment Payment and Post- Closing Stock Consideration in accordance with the terms of this Agreement (each, an “Installment Payment Date”). (f) The Clawback Statement shall become final, binding and non-appealable by the Parties on the thirtieth (30th) day (or thirty-five (35) days, if applicable pursuant to Section 2.14(e) following receipt thereof by the Company Group Equityholder Representative (the “Clawback Disagreement Deadline”), unless the Company Group Equityholder Representative gives written notice of its disagreement with such Clawback Statement to Parent prior to the Clawback Disagreement Deadline (a “Notice of Clawback Disagreement”), specifying in reasonable detail the nature and amount of any disagreements so asserted (including reasonable supporting documentation) and including objections only based on mathematical errors in the calculations set forth therein, or based on any of the foregoing not being calculated in accordance with the terms of this Agreement. To the extent not set forth in the Notice of Clawback Disagreement timely received by Parent, the Company Group Equityholder Representative shall be deemed to have agreed with Parent’s calculations of all items and amounts contained in the Clawback Statement, as applicable, and such items and amounts shall be final, binding and non- appealable by the Parties. If the Notice of Clawback Disagreement is timely received by Parent, then the matters in dispute in the Clawback Statement (in each case, as revised in accordance with this sentence), as applicable, shall become final, binding and non-appealable by the Parties on the earlier of (A) the date on which Parent and the Company Group Equityholder Representative resolve in writing any differences they have with respect to the matters specified in the Notice of Clawback Disagreement and (B) the date on which all such disputed matters are finally resolved in writing by the Firm pursuant to the procedures set forth in this Section 2.14(f). During the thirty (30)-day period following the delivery of the Notice of Clawback Disagreement, Parent and the

-47- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Company Group Equityholder Representative shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Clawback Disagreement. At the end of such thirty (30) day period, Parent and the Company Group Equityholder Representative shall submit to the Firm for review any and all matters that remain in dispute and were included in the Notice of Clawback Disagreement timely received by Parent. Section 2.04(f) and Section 2.04(g) shall apply mutatis mutandis to any disputes pursuant to this Section 2.14; provided, that any references to “Closing Cash Consideration” and “Objection Notice” therein shall be replaced with “Clawback Amount” and “Notice of Clawback Disagreement”, as applicable. (g) Notwithstanding anything herein to the contrary, except in the case of Fraud or manifest error and except for the rights of the Company Group Equityholder Representative against the Company Group Equityholders under Section 11.11, the process set forth in this Section 2.14 shall be the sole and exclusive remedy of the Parties for any disputes related to the determination of the Clawback Amount (except to the extent such determination relates to the compliance by a Party with its covenants set forth in this Agreement). ARTICLE III. CONDITIONS TO CLOSING 3.01 Conditions Precedent to Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by the Party to whose benefit such condition exists, in whole or in part, to the extent permitted by applicable Law): (a) there shall not be in effect any Law enjoining, prohibiting, preventing or making illegal the consummation of the transactions contemplated by this Agreement; and (b) all waiting periods (and any extensions thereof) applicable to the transactions contemplated hereby under the HSR Act, and any commitment to, or agreement with, any Governmental Authority to delay the consummation of, or not to consummate before a certain date, the transactions contemplated hereby, shall have expired or been terminated. 3.02 Conditions Precedent to Obligations of Parent, Merger Sub-Halo and Merger Sub-havenX. In addition, the obligations of each of Parent, Merger Sub-Halo and Merger Sub- havenX to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Parent on behalf of itself and Merger Sub-Halo and Merger Sub-havenX, in whole or in part, to the extent permitted by applicable Law): (a) the representations and warranties of the Company Entities set forth in Sections 4.01(a), 4.01(b) and 4.01(f) (Organization, Standing and Power) and Section 4.19 (Brokers and Other Advisors) shall, in each case, individually and in the aggregate, be true and correct in all material respects as of the Closing Date as though made on and as of the Closing

-48- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Date (except for any such representation or warranty that addresses matters only as of a specified date, in which case as of such specified date); (b) the representations and warranties of the Company Entities set forth Section 4.04(a) (Capitalization of the Company Entities) and Section 4.05(a) (Capitalization of Subsidiaries) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date; (c) the representations and warranties of the Company Entities set forth in Section 4.07(b) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date; (d) all other representations and warranties of the Company Entities set forth in Article IV (in each case, without giving effect to materiality, Company Material Adverse Effect, or similar phrases) shall be true and correct as of the Closing Date as though then made on and as of the Closing Date (except for any such representation or warranty that addresses matters only as of a specified date, in which case as of such specified date), except, solely for purposes of this Section 3.02(d), where the failure of any such other representation or warranty to be so true and correct has not had, individually or in the aggregate, a Company Material Adverse Effect; (e) the Company Group shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; (f) from the date of this Agreement there shall not have occurred a Company Group Material Adverse Effect; (g) Parent shall have received a certificate signed by an officer of each Company Entity, dated the Closing Date, to the effect that the conditions specified in Section 3.02(a), Section 3.02(b), Section 3.02(c), Section 3.02(d), Section 3.02(e), Section 3.02(f) and Section 3.02(h) are satisfied; (h) The Company Group shall have delivered an updated Closing Date Allocation Schedule current and correct as of the Closing Date in form and substance reasonably satisfactory to Parent; (i) The Key Employee Agreements and Restrictive Covenant Agreements shall be fully effective and delivered; (j) Parent shall have received the written opinion of ValueScope as to the fairness of the consideration to be paid by Parent in the Mergers; (k) Parent shall have received the Consolidated Financial Statements in form and substance reasonably acceptable to Parent; (l) the Company Group shall have:

-49- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (i) delivered to Parent, a duly executed and completed IRS Form W-9 of each Company Entity, in form and substance reasonably acceptable to Parent and a certification, under penalties of perjury, stating that interests in the applicable Company Entity are not and have not been during the relevant period United States real property interests, as defined in Section 897(c)(2) of the Code, together with a notice to the IRS (which shall be filed by Buyer with the IRS following the Closing) in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); (ii) delivered to Parent, if requested in writing by Parent at least five (5) Business Days prior to the Closing Date, customary resignation letters of the directors, managers and officers of the Company Entities and their respective Subsidiaries, in form and substance reasonably satisfactory to Parent; and (iii) made such other deliveries and taken such other actions as are required by Section 2.01. (m) The Exchange and Paying Agent Agreement shall be fully effective and delivered; (n) Parent shall have received a form of each of the Halo Certificate of Merger and the havenX Certificate of Merger in form and substance reasonably acceptable to Parent. 3.03 Conditions Precedent to Obligations of the Company Entities. In addition, the obligations of each of the Company Entities to consummate the transactions contemplated hereby are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Company Entities, in whole or in part, to the extent permitted by applicable Law): (a) the representations and warranties of each of Parent, Merger Sub-Halo and Merger Sub-havenX set forth in (1) Section 5.01(a) and 5.01(b) (Organization, Standing and Power), Section 5.02 (Authorization), Section 5.03 (No Equityholder Vote Required), and Section 5.09 (Brokers and Other Advisors) shall, individually and in the aggregate, be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except for any such representation or warranty that addresses matters only as of a specified date, in which case as of such specified date), and (2) Section 5.04 (Shares of Parent Common Stock, Merger Sub-Halo Shares and Merger Sub-havenX Share) shall be true and correct in all respects, except for de minimis inaccuracies, as of the Closing Date as though made on and as of the Closing Date (except for any such representation or warranty that addresses matters only as of a specified date, in which case as of such specified date); (b) the representations and warranties of Parent, Merger Sub-Halo and Merger Sub-havenX set forth in Section 5.11 (Absence of Certain Changes) shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date; (c) all other representations and warranties of Parent, Merger Sub-Halo and Merger Sub-havenX set forth in Article V (without giving effect to materiality, Parent Material Adverse Effect, or similar phrases) shall be true and correct as of the Closing Date as though then made on and as of the Closing Date (except for any such representation or warranty that addresses

-50- 4925-1594-1524, v. 9 ACTIVE 719440141v17 matters only as of a specified date, in which case as of such specified date), except, solely for purposes of this Section 3.03(c), where the failure of any such other representation or warranty to be so true and correct has not had, individually or in the aggregate, a Parent Material Adverse Effect; (d) Parent, Merger Sub-Halo and Merger Sub-havenX shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; (e) from the date of this Agreement there shall not have occurred a Parent Material Adverse Effect; (f) Halo shall have received the Halo Stockholder Approval; (g) havenX shall have received the havenX Stockholder Approval; (h) the Company Group shall have received a certificate signed by an officer of Parent, Merger Sub-Halo and Merger Sub-havenX, dated the Closing Date, to the effect that the conditions specified in Section 3.03(a), Section 3.03(b), Section 3.03(c), Section 3.03(d) and Section 3.03(e) are satisfied; and (i) Parent, Merger Sub-Halo and Merger Sub-havenX, as applicable, shall have: (i) delivered to the Exchange and Paying Agent, the Estimated Closing Cash Consideration as set forth in the Estimated Closing Statement, by wire transfer of immediately available funds to the account designated in writing by the Exchange and Paying Agent; (ii) issued, or caused to be issued, to the Exchange and Paying Agent in book entry form, the shares of Parent Common Stock representing the Closing Stock Consideration; (iii) paid on behalf of the Company Group, as applicable, all Transaction Expenses to each Person who is owed a portion thereof; (iv) made such other deliveries and taken such other actions as are required by Section 2.01; (v) confirm that the Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration to be issued in the transaction shall have been authorized for listing on Nasdaq, upon official notice of issuance. 3.04 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Section 3.01, Section 3.02 or Section 3.03, as the case may be, if such failure was primarily caused by such Party’s breach of any provision of this Agreement.

-51- 4925-1594-1524, v. 9 ACTIVE 719440141v17 ARTICLE IV. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY ENTITIES Except as set forth in the disclosure schedule delivered by the Company Group as of the date hereof (the “Company Group Disclosure Schedule”), the Company Group hereby represents and warrants to each of Parent, Merger Sub-Halo and Merger Sub-havenX as follows; provided, that each disclosure in the Company Group Disclosure Schedule shall be deemed to incorporate by reference all information disclosed in any other section of the Company Group Disclosure Schedule to the extent it is expressly stated in such section of the Company Group Disclosure Schedule or is reasonably apparent on its face that such information applies to such other section of the Company Group Disclosure Schedule: 4.01 Organization, Standing and Power. (a) Halo is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. havenX is a corporation duly organized, validly existing and in good standing under the Laws of the State of Wyoming. (b) Each member of the Company Group has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except where such failure would not be, and would not reasonably be expected to be, material to the business of the Company Group, taken as a whole. (c) Each member of the Company Group is duly licensed, qualified to do business and in good standing in each jurisdiction where being licensed, qualified or in good standing, as applicable, is required by applicable Law, except where the failure to be so licensed, qualified or in good standing would not be, individually or in the aggregate, material to the Company Group, taken as a whole. (d) The Company has made available to Parent true, correct and complete copies of the Organizational Documents for each member of the Company Group. No member of the Company Group is in violation of any of the provisions contained in the Organizational Documents of the Company Group in any material respect. (e) No bankruptcy, insolvency, judicial composition or similar Actions against any member of the Company Group are pending or have been applied for, opened, or rejected due to a lack of assets. (f) Each Company Entity has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which such Company Entity is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company Entity of this Agreement and each Ancillary Document to which such Company Entity is a party, and the consummation by the Company Entities of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action of such Company Entity. This Agreement has been, and each Ancillary Document to which such Company Entity is a party will be at or prior to the Closing, duly executed and delivered by such Company Entity and,

-52- 4925-1594-1524, v. 9 ACTIVE 719440141v17 assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of such Company Entity, enforceable against such Company Entity, in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (the ”Bankruptcy and Equity Exception”). 4.02 Noncontravention. Except as set forth on Section 4.02 of the Company Group Disclosure Schedule, none of the execution and delivery of this Agreement or any Ancillary Documents to which such Company Entity is a party, the consummation by such Company Entity of the transactions contemplated hereby or thereby, or compliance by such Company Entity with any of the terms or provisions hereof or thereof, will (a) conflict with or violate any provision of the Organizational Documents of any member of the Company Group in any material respect, or (b)(i) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained and the filings referred to in Section 4.03 are made, violate any Law or Order applicable to the Company Group, (ii) with or without notice, lapse of time or both, violate or constitute a default under any of the terms, conditions or provisions of any Material Contract or Permit to which a member of the Company Group is a party or accelerate or give rise to a right of termination, cancellation, modification or acceleration of any of the Company Group’s obligations under any such Material Contract or Permit or to the loss of any benefit under a Material Contract or Permit to which a member of the Company Group is a party, or (iii) result in the creation of any Lien (other than any Permitted Lien) on any properties, rights or assets of the Company Group, except, in the case of clause (b), for such violations, defaults, accelerations, rights, losses and Liens as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole. 4.03 Governmental Approvals. Except as set forth on Section 4.03 of the Company Group Disclosure Schedule, no consents, authorizations, or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of any Ancillary Document by any member of the Company Group to which it is a party, and the consummation by any member of the Company Group of the transactions contemplated hereby, other than such other consents, authorizations, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole. 4.04 Capitalization of the Company Entities. (a) Section 4.04(a) of the Company Group Disclosure Schedule sets forth the total issued and outstanding Equity Interests of each Company Entity and the holders thereof as of the date hereof. The Company has good and valid title to all of the Equity Interests of havenX, as reflected in Section 4.04(a) of the Company Group Disclosure Schedule, free and clear of all Liens, other than (i) as may be set forth in the Organizational Documents of havenX and (ii) any restrictions on sales of securities under applicable securities Laws. (b) Except (x) as set forth in the Company Entities’ Organizational Documents or Section 4.04(a) or Section 4.04(b) of the Company Group Disclosure Schedule, as of the date

-53- 4925-1594-1524, v. 9 ACTIVE 719440141v17 hereof, or (y) where such failure would not be reasonably expected to be, individually or in the aggregate, material to the Company Group, taken as a whole: (i) with respect to the Company Entities, there are no: (A) outstanding shares of equity securities, or other equity or voting interest in, the Company Entities; (B) outstanding securities of the Company Entities convertible into or exchangeable for shares of equity securities of, or other equity or voting interest in, the Company Entities; (C) outstanding phantom stock, profit participation or other equity-based compensation awards; (D) obligations of the Company Entities to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Equity Interests of, or other equity or voting interest (including any voting debt) in, the Company Entities; or (E) other obligations by the Company Entities to make any payments based on the price or value of any securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company Entities; (ii) there are no material outstanding agreements of any kind which obligate the Company Entities to repurchase, redeem or otherwise acquire any securities, or obligate the Company Entities to grant, extend or enter into any such agreements; (iii) the Company Entities do not have any outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote with the holders of the Equity Interests of such Company Entity on any matter; and (iv) all Equity Interests of the Company Entities have been duly authorized, are fully paid and nonassessable and validly issued in compliance in all material respects with all: (A) applicable state and federal securities Laws and all other applicable Laws; (B) requirements set forth in all applicable Organizational Documents; and (C) any preemptive rights or other rights to subscribe for or purchase securities of any Company Entity. 4.05 Capitalization of Subsidiaries. (a) Except as set forth on Section 4.05(a) of the Company Group Disclosure Schedule, (i) the Company Entities do not own, directly or indirectly, any capital stock of, or voting securities or Equity Interests in, any Person (except for the capital stock of, or voting securities or Equity Interests in, its direct or indirect Subsidiaries) and such Section 4.05(a) of the Company Group Disclosure Schedule sets forth a true, correct and complete list of the number and type of Equity Interests (and related percentage of ownership) owned, directly or indirectly by any Company Entity and any other holders thereof in such Person and (ii) each outstanding share of capital stock of, or voting securities or Equity Interests in, each Subsidiary of the Company Entities held by the Company Group was issued and granted in compliance in all material respects with all applicable Laws, Organizational Documents, preemptive rights and other similar contracts with respect thereto and is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, directly or indirectly, beneficially and of record by the Company

-54- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Entities or another member of the Company Group free and clear of all Liens other than Permitted Liens. (b) Except (i) as set forth on Section 4.05(b) of the Company Group Disclosure Schedule, (ii) pursuant to the Organizational Documents of the Company Group, or (iii) as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, there are no outstanding agreements of any kind which obligate any member of the Company Group (other than the Company Entities) to repurchase, redeem or otherwise acquire any capital stock, voting securities or equity interests in such Subsidiary or obligate any member of the Company Group (other than the Company Entities) to grant, extend or enter into any such agreements. 4.06 Financial Statements. (a) Section 4.06(a) of the Company Group Disclosure Schedule sets forth, true, correct and complete copies of (i) the unaudited balance sheets of the Company Group as of December 31, 2025 (the ”Balance Sheet Date”) and the related statements of operations and statements of cash flows for the twelve (12)-month period then ended (the ”Unaudited Financial Statements”). The Unaudited Financial Statements have not been prepared in accordance with a GAAP but fairly present, in all material respects, the financial position, cash flows, and the results of operations of the Company Group at the dates, and for the periods, presented therein (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and for normal year-end adjustments). The Unaudited Financial Statements were derived from the books and records of the Company Group in all material respects. As of the Closing, the Consolidated Financial Statements of the Company Group will have been prepared in accordance with a GAAP consistently applied during the periods involved and fairly present, in all material respects, the consolidated financial position, cash flows, and the results of operations of the Company Group at the dates, and for the periods, presented therein (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and for normal year-end adjustments). As of the Closing, the Consolidated Financial Statements will have been derived from the books and records of the Company Group in all material respects. (b) No member of the Company Group has any liabilities, except liabilities (i) reflected or reserved against on the Unaudited Financial Statements (including the notes thereto) included in the Financial Statements, (ii) incurred after the Balance Sheet Date in the ordinary course of business (other than any liability relating to or arising from violation of Law, breach of Contract, tort, misappropriation or infringement), (iii) incurred as a result of this Agreement or otherwise in connection with the transactions contemplated hereby (and in compliance with this Agreement), (iv) as set forth on Section 4.06(b) of the Company Group Disclosure Schedule, (v) arising under the Contracts disclosed in the Company Group Disclosure Schedule, none of which liabilities relate to the Company Group’s breach, default or failure to perform or (vii) as would not have a Company Group Material Adverse Effect. (c) Section 4.06 of the Company Group Disclosure Schedule sets forth a true, correct and complete list of all Indebtedness of the Company Group as of the date of this Agreement.

-55- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (d) Except as set forth on Section 4.06 of the Company Group Disclosure Schedule, the Company Group has established and maintains a system of internal accounting controls which is designed to provide reasonable assurance regarding the reliability of financial reporting. Since January 1, 2023, the Company Group has not received any written complaint, allegation, assertion or claim, and to the Company Group’s Knowledge, threatened claims, that (i) there has been any significant deficiency or weakness in any system of internal accounting controls used by any member of the Company Group, or (ii) there has been any fraud or other material wrongdoing that involves any of the management or other employees of any member of the Company Group who have a significant role in the preparation of financial statements or the internal accounting controls used by any member of the Company Group. 4.07 Absence of Certain Changes. Since the Balance Sheet Date, except as otherwise set forth in Section 4.07 of the Company Group Disclosure Schedule: (a) until the date hereof, except for the transactions contemplated hereby, the business of the Company Group has been conducted in all material respects, in the ordinary course of business; (b) there has not been any event, change, occurrence, circumstance or effect that has had a Company Material Adverse Effect; and (c) until the date hereof, no member of the Company Group has taken any action that, if taken after the date of this Agreement would require Parent’s consent pursuant to Section 6.01(b). 4.08 Legal Proceedings. Other than as set forth on Section 4.08 of the Company Group Disclosure Schedule, since January 1, 2023, except as would not be reasonably expected to be, individually in the aggregate, material to the Company Group, taken as a whole, (a) there has been no pending or threatened, material legal or administrative Action against any member of the Company Group or any of their properties, assets or businesses, by or before any Governmental Authority and (b) no member of the Company Group is subject to any outstanding Order. 4.09 Compliance with Laws; Permits. (a) Except as would not be reasonably expected to be, individually in the aggregate, material to the Company Group, taken as a whole, each member of the Company Group is, and since January 1, 2023 has been, in compliance with all Laws applicable to such member of the Company Group. (b) Each member of the Company Group holds all material Permits required for the operations of their respective businesses (“Material Permits”). Since January 1, 2023, the Company Group has conducted business in compliance in all material respects with the terms of all Material Permits. Since January 1, 2023, (i) no member of the Company Group has been notified in writing that any Material Permit will not be renewed or that it will be subject to revocation, suspension, material limitation or material adverse modification and (ii) no member of the Company Group has received written notice or written warning from any Governmental Authority with respect to any failure or alleged failure of a member of the Company Group to

-56- 4925-1594-1524, v. 9 ACTIVE 719440141v17 comply with any Material Permit, Order or Law, which failure would be, or would reasonably be expected to be, material to the Company Group, taken as a whole. (c) Except as set forth on Section 4.09(c) of the Company Group Disclosure Schedule, the Company Group (i) is, and since January 1, 2023 has been, in compliance with all Orders applicable to members of the Company Group, their respective assets or properties and their respective businesses and (ii) since January 1, 2023, has not paid or incurred any material penalty or fine imposed by any Governmental Authority regarding any actual or alleged violation or, or failure to comply with, any such applicable Law or Order. None of (A) the Company Entities, (B) any of their officers or directors, (C) any of their equityholders who owns at least two percent (2%) of the Equity Interests of any Company Entity, or (D) any employee of the Company Group is, and has never been, charged, arrested or convicted of any felony, or misdemeanor involving theft, conspiracy, conversion, embezzlement, crimes of dishonesty, acts of fraud, or money laundering, or involved in the making of any false filing with any Governmental Authority, or subject to any Order in connection with any of the foregoing, or was or is subject to any Action or Order with any Governmental Authority with respect to any of the foregoing (including any suspension or expulsion from any self-regulatory organization). 4.10 Material Contracts. (a) Section 4.10 of the Company Group Disclosure Schedule set forth a true, correct and complete list of the following Contracts to which a member of the Company Group is a party as of the date of this Agreement, other than individual service orders or purchase orders (the ”Material Contracts”): (i) joint venture, partnership, strategic alliance or other similar Contract involving an investment or any sharing of profits, losses, costs or liabilities by a member of the Company Group with any other Person in excess of $10,000 per annum; (ii) Contracts providing for the acquisition or disposition by a member of the Company Group of any business, division or product line or capital stock or ownership interests of any other Person, in each case that have been entered into since January 1, 2023 (excluding for the avoidance of doubt, any acquisitions or dispositions by any member of the Company Group (other than the Company Entities) prior to such Subsidiary becoming a Subsidiary of a Company Entity) and (A) involved aggregate consideration in excess of $10,000 or (B) pursuant to which any earn-outs or deferred or contingent purchase price obligations of any member of the Company Group remain outstanding that is in excess of $10,000; (iii) Contracts containing a most-favored nation or similar clause or creating an obligation on any member of the Company Group to purchase or obtain any product or service exclusively from, or to sell any product or service exclusively to, a single party, or Contracts otherwise limiting the right of any member of the Company Group to sell, distribute or manufacture any products or services, or to purchase or otherwise obtain any products or services;

-57- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (iv) Contracts providing for the incurrence, creation, guarantee or assumption by any member of the Company Group of outstanding indebtedness for borrowed money as of the date hereof having an outstanding principal amount of, or in excess of, $5,000 individually (including any intercompany indebtedness by and among the Company Group); (v) Contracts creating any Lien (other than Permitted Liens) upon any assets of any member of the Company Group (other than in the ordinary course of business or on immaterial assets); (vi) any collective bargaining agreement or other contract with a labor union or a labor organization (a “Collective Bargaining Agreement”); (vii) Contracts pursuant to which any member of the Company Group licenses to or from a third party Intellectual Property that is material to the conduct of the business of the Company Group as it is now being conducted, other than (A) click-wrap or shrink-wrap software licenses, and other licenses for software, software-enabled services or data services that are generally available on standard terms with annual fees less than $10,000, (B) non-exclusive licenses granted in the ordinary course of business that are incidental to the primary purpose of the Contracts in which such licenses are granted, and (C) Contracts containing confidentiality provisions that would not otherwise be required to be set forth pursuant to this clause (vii) but for an express or implied right therein to use confidential or proprietary information; (viii) Contracts containing provisions that expressly prohibit any member of the Company Group from competing in any material respect in any line of business or in any geographic area, other than Contracts for the disposition of non- core insurance brokerages and books of business; (ix) Contracts providing for a settlement of any Action against any member of the Company Group by or before any Governmental Authority since January 1, 2023, other than (A) settlements with Company Employees that are immaterial in nature or amount, (B) settlements for the payment of cash or the provision of goods and services, in each case by any member of the Company Group or (C) settlement agreements under which no member of the Company Group has any continuing obligations or liabilities; (x) Real Property Leases; (xi) Contracts with any Material Customer or Material Vendor; (xii) Contracts containing any future capital expenditure obligations of any member of the Company Group in excess of $5,000 individually or $10,000 in the aggregate;

-58- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (xiii) Contracts under which any member of the Company Group has made, or has an obligation to make, a loan or capital contribution to, or investment in, any Person, other than advances to employees in the ordinary course of business; (xiv) Contracts that require any member of the Company Group to purchase its total requirements of products or service from a third party or to provide a third party’s total requirements of products or service to such third party; (xv) Contracts granting to any Person a right of first refusal, right of first offer or similar preferential right to purchase any Equity Interest or assets of any member of the Company Group; (xvi) Contracts between any member of the Company Group, on the one hand, and a current officer, director, employee, consultant or other individual service provider of the Company Group, on the other hand, providing (i) base salary above $100,000, or (ii) severance or change in control payments; (xvii) broker, agency, producer, sub-producer, sales representative Contracts, excluding Agency Agreements, under which payments in excess of $10,000 have been paid in the last twelve (12) months; (xviii) Agency Agreements under which commissions in excess of $10,000 have been paid in the last twelve (12) months; (xix) Contracts relating to the payment of (A) referral fees that involve payments in excess of $10,000 over the last twelve (12) months and (B) shared commissions, profit-sharing or other payments based upon the sale of products of a member of the Company Group that involve payments in excess of $10,000 over the last twelve (12) months; (xx) Contracts with any Governmental Authority, including outstanding Orders with any Governmental Authority, other than those entered into in the ordinary course of business relating to the provision of products and services by the Company Group, including any Contract pursuant to which a member of the Company Group provides products or services directly or indirectly to a Governmental Authority; (xxi) Contracts not disclosed pursuant to any other clause of this Section 4.10(a), pursuant to which any member of the Company Group (A) has received during the twelve (12)-month period ended December 31, 2025 aggregate payments in excess of $10,000 or (B) has made during the twelve (12)-month period ended December 31, 2025 aggregate payments in excess of $10,000; and (xxii) Contracts that include any commitment or arrangement to enter into any of the foregoing. Each Material Contract is valid and binding on a member of the Company Group to the extent such member of the Company Group is a party thereto, as applicable, and to the Company Group’s

-59- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Knowledge, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect would not be material to the Company Group, taken as a whole. As of the date hereof, no member of the Company Group and, to the Company Group’s Knowledge, any of the other parties thereto, are in breach of, default or violation under, any of such Material Contracts and no event has occurred that with notice or lapse of time, or both, would constitute such a breach, default or violation thereunder on the part of the Company Group, except for any such breaches, defaults or violations that would not be material to the Company Group, taken as a whole. As of the date hereof, no member of the Company Group is in breach of, default or violation under, any Organizational Document. As of the date hereof, no member of the Company Group has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company Group under any such Material Contract, except where such default would not be material to the Company Group, taken as a whole. As of the date hereof, to the Company Group’s Knowledge, no member of the Company Group has received any notice from any counterparty to any Material Contract announcing or threatening to terminate, cancel or otherwise make a material change in the terms of any Material Contract, except as would not be material to the Company Group, taken as a whole. A true, correct and complete copy of the Organizational Documents of each member of the Company Group and each Material Contract (other than individual service orders or purchase orders), including all amendments, modifications and supplements thereto, has been made available to Parent prior to the date hereof. For purposes of this Section 4.10, a “General Contract” means the underlying Contract between a third-party and an end-user client pursuant to which a member of the Company Group provides subcontractor products or services. To the Company Group’s Knowledge, each General Contract is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect would not be material to the Company Group, taken as a whole. As of the date hereof, to the Company Group’s Knowledge, none of the parties to a General Contract are in breach of, default or violation under, any such General Contract, and to the Company Group’s Knowledge, no event has occurred that with notice or lapse of time, or both, would constitute such a breach, default or violation thereunder, except for any such breaches, defaults or violations that would not be material to the Company Group, taken as a whole. 4.11 Intellectual Property; Privacy. (a) Section 4.11(a) of the Company Group Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of each patent and patent application, trademark and service mark registration and application, copyright registration, and Internet domain name registration and social media identifiers, in each case, owned or purported to be owned by a member of the Company Group (collectively, “Registered Intellectual Property”). Except as set forth in Section 4.11(a) of the Company Group Disclosure Schedule, all Registered Intellectual Property is subsisting and, to the Company Group’s Knowledge, valid and enforceable. The Registered Intellectual Property has not been adjudged invalid or unenforceable by any court of competent jurisdiction. All necessary documents and certificates in connection with the Registered Intellectual Property have been filed with, and all relevant fees have been paid to, the relevant patent, copyright, trademark or other authorities in the U.S. or foreign jurisdictions, as the

-60- 4925-1594-1524, v. 9 ACTIVE 719440141v17 case may be, for the purposes of perfecting, prosecuting, and maintaining the Registered Intellectual Property. (b) The Company Group solely owns, free and clear of all Liens (except for Permitted Liens), all Intellectual Property owned by the Company Group and has a valid license to use all other Intellectual Property necessary for the conduct of the business of the Company Group as it is now being conducted. (c) Except as would not be material to the Company Group, taken as a whole, (i) the conduct of the business of the Company Group does not infringe, misappropriate or otherwise violate, and, in the past six (6) years, has not infringed, misappropriated or otherwise violated, any Intellectual Property of any Person; (ii) since January 1, 2023, no member of the Company Group has received any written claim or written notice or written threats alleging the foregoing or contesting the validity, use, ownership or enforceability of any of the Company Owned Intellectual Property; and (iii) to the Company Group’s Knowledge, no Person is infringing or misappropriating any Company Owned Intellectual Property. (d) Except as set forth in Section 4.11(d) of the Company Group Disclosure Schedule, each Person who has contributed to, developed, authored, or conceived any material Intellectual Property on behalf of any member of the Company Group has done so pursuant to a valid agreement that protects the secrecy of confidential information of the Company Group and assigns to the applicable member of the Company Group exclusive ownership of such Intellectual Property, except where ownership thereof would vest in any member of the Company Group by operation of Law. (e) Section 4.11(e) of the Disclosure Schedule identifies all of the Company Software. The Company Group possesses all source code and other documentation and materials reasonably necessary to operate, maintain and support all Company Software in all material respects. Except as set forth on Section 4.11(e) of the Company Group Disclosure Schedule, no member of the Company Group has disclosed, delivered, licensed or otherwise made available, or has a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company Software to any Person who is not (i) an employee of any member of the Company Group and (ii) subject to obligations restricting such Person’s use and disclosure thereof. No contractor specified on Section 4.11(e) of the Company Group Disclosure Schedule has rights to use any source code for any Company Software for any purposes other than to perform services for the Company Group pursuant to an agreement entered by such contractor and any member of the Company Group. The Company Group is in compliance with all Contracts under which the Company Group has made available Company Software including all terms of service, end user licenses, inbound “click wrap”, “shrink wrap”, and similar commercial agreements and terms. (f) The Company Group does not use and has not used any Open Source Software in a manner that would (i) grant any Person any rights to or immunities under any of the Company Owned Intellectual Property, or (ii) require any member of the Company Group to disclose or distribute the source code to any of the Company Software, to license or provide the source code to any of the Company Software for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the Company Software

-61- 4925-1594-1524, v. 9 ACTIVE 719440141v17 at no or minimal charge. Each member of the Company Group complies in all material respects with its obligations under any agreement pursuant to which such member of the Company Group has obtained the right to use any third party Software, including Open Source Software, and in particular the Company Group has purchased a sufficient number of seat licenses for its Business Systems. (g) Each member of the Company Group has taken and takes commercially reasonable measures designed to maintain and protect all Company Owned Intellectual Property and the secrecy, confidentiality and value of the trade secrets and other material confidential information it owns and all confidential information provided to such member of the Company Group by any other Person under a condition of continued confidentiality. Except as set forth in Section 4.11(g) of the Company Group Disclosure Schedule, no member of the Company Group has disclosed or made accessible, or has a duty or obligation (whether present, contingent or otherwise) to disclose or make accessible, any such trade secrets or other material confidential information to any third party other than (i) pursuant to a valid, written, confidentiality agreement pursuant to which such third party agrees to protect such confidential information or disclosures or (ii) access to those under a legally-binding duty of confidentiality to such member of the Company Group. To the Company Group’s Knowledge, no member of the Company Group has received or otherwise been provided any trade secrets or other confidential information of any Person in violation of any obligation of confidentiality. (h) No government funding, facilities of a university, college, other educational institution, or research center or other third parties was used in the development of any Company Owned Intellectual Property or Company Software. No Person who has contributed to, developed, authored, or conceived any material Intellectual Property on behalf of any member of the Company Group has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company Group. No member of the Company Group has applied for or received any financial assistance from any supranational, national, local, or foreign Governmental Authority. No member of the Company Group is a party to any Contract with any Governmental Authority that grants to such Governmental Authority any right or license with respect to any Company Owned Intellectual Property. (i) Since January 1, 2023, each member of the Company Group has taken commercially reasonable actions to protect the security and integrity of the Business Systems and the data stored or contained therein or transmitted thereby, including by: (i) implementing and maintaining commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities and (ii) implementing commercially reasonable procedures designed to prevent unauthorized access to, and the introduction of any Malicious Code in, the Business Systems owned or controlled by the Company Group. In the last twelve (12) months, there has not been any failure with respect to any of the Business Systems that has caused any material disruption of the operation of the business of the Company Group and that has not been remedied or replaced in all material respects. (j) Each member of the Company Group complies with, and has, since January 1, 2023, been in compliance with, in all material respects, all Privacy/Data Security Requirements and each member of the Company Group implements and maintains, and, since

-62- 4925-1594-1524, v. 9 ACTIVE 719440141v17 January 1, 2023, maintained, commercially reasonable policies and procedures, including administrative, physical and technical safeguards, to (i) protect the confidentiality, integrity, availability and the security of all Protected Information, including Personal Information stored in or transmitted by its Business Systems and (ii) comply with its obligations under the Privacy/Data Security Requirements (“Adequate Safeguards”). Since January 1, 2023, to the extent required by Privacy/Data Security Requirements, each member of the Company Group has required third parties who Process Protected Data on behalf of the Company Group to implement and maintain Adequate Safeguards. (k) Neither any member of the Company Group nor, to the Company Group’s Knowledge, any third party Processing any Protected Data on behalf of any member of the Company Group has, since January 1, 2023, experienced any material Security Breach. To the Company Group’s Knowledge, in the past twelve (12) months, no member of the Company Group has been subject to any Actions, or has received any written complaints or other notices relating to the Privacy/Data Security Requirements or any Security Breach (including any notices alleging violation of any Privacy/Data Security Requirements or the unauthorized Processing of Personal Information), except as would not be material to the Company Group, taken as a whole. The transactions contemplated by this Agreement will not result in any liabilities in connection with any Data Security Requirements, except as would not have a Company Material Adverse Effect. (l) AI: (i) Section 4.11(l)(i) of the Disclosure Schedule identifies (A) all Company AI Products, (B) all AI Technologies that are owned by the Company Group, and (C) for each proprietary Company AI Product, the Training Data used in the Company AI Product including (I) whether such data was licensed, generated, or is Scraped Data, (II) the specific categories of data including each element of Protected Data, and (III) sources of the Training Data. (ii) All (A) Training Data used by the Company Group, and (B) data submitted to AI Technologies on the Company Group’s behalf, is either proprietary to the Company Group or has been obtained by the Company Group in accordance with the applicable terms and Laws governing such use (including each end user license agreement, terms of use, privacy policies, consents, or other terms that govern the Company Group’s collection and use of third party data) and in compliance with all required consent and notification obligations. The Company Group has not permitted any data or information Processed through the Company Business Systems, or the Company Group’s works, to be used as Training Data by any other Person. (iii) The Company Group subjects any Software created (in whole or in part) by Generative AI Technologies on the Company Group’s behalf to a standard code review process before use of such software by the Company Group or any third party including (A) supplementary quality review by a qualified human developer, and (B) scans for Open Source Software and security vulnerabilities.

-63- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (iv) The Company Group maintains a technical description of the AI Technologies used by, in, or with any Company AI Products that is sufficiently detailed such that the relevant AI Technologies can be modified, debugged, and improved from time to time by programmers skilled in the development of AI Technologies. The Company Group has implemented and adheres to internal policies and procedures concerning the ethical and responsible development, use, testing, and improvement of AI Technologies and is in compliance with all applicable regulatory guidelines and Laws relating thereto. (v) The Company Group has conducted impact assessments that evaluate ethical, bias, adequacy, privacy and security risks for all uses of AI Technologies to the extent required under applicable Law or Privacy/Data Security Requirements. 4.12 Employee Benefits Matters. (a) Section 4.12(a) of the Company Group Disclosure Schedule sets forth, as of the date of this Agreement, a true, correct and complete list of all Company Plans. With respect to each Company Plan, the Company Group has made available to Parent complete and accurate copies of (i) the plan documents (or summary of material terms, if unwritten) and any applicable trust agreement, investment management agreement, administrative service Contract or insurance Contract; (ii) the most recent Internal Revenue Service determination letter; (iii) the summary plan description (as currently in effect) and any summary of material modification; (iv) the three (3) most recent nondiscrimination and coverage testing results; (v) the three (3) most recent actuarial valuations, if applicable, and financial statements; (vi) all non-routine documents filed with the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation in the past three (3) years; and (vii) the most recently filed Form 5500 annual report for each Plan with all applicable schedules and attachments. (b) Each Company Plan has been established, maintained, administered and funded in compliance, in all material respects, with its terms and with the applicable provisions of ERISA, the Code and all other applicable Laws. There are no pending or, to the Company Group’s Knowledge, threatened claims (other than claims for benefits in the ordinary course), audits or Actions with respect to any Company Plans. With respect to each Company Plan, (i) all contributions, distributions, reimbursements, and premiums with respect to the Company Plans have been timely made or properly accrued and no Company Plan has any unfunded liabilities and (ii) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly and timely filed or distributed. (c) All Company Plans that are “employee pension plans” (as defined in Section 3(2) of ERISA) that are intended to be tax qualified under Section 401(a) of the Code (each, a ”Company Pension Plan”) have received a favorable determination letter from the IRS or are entitled to rely on a favorable determination letter from the IRS, or have filed a timely application therefor and no event has occurred since the date of the most recent determination letter that has not been revoked or application therefor relating to any such Company Pension Plan that could be reasonably expected to adversely affect the qualification of such Company Pension Plan.

-64- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (d) No Company Plan is or was within the last six (6) years, and neither the Company Group nor any of their ERISA Affiliates have within the last six (6) years had any liability with respect to any (i) Company Pension Plan that is subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA; (ii) “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) “multiple employer plan” under Section 413(c) or 414(f) of the Code; (iv) “multiple employer welfare arrangement” under Section 3(40) of ERISA; and (v) post-employment or post-retirement health, medical or life insurance benefits for any Person, except (A) as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other similar applicable Law for which the Person pays the full cost of coverage or (B) which lasts until the end of the month in which the termination of employment occurs. (e) No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) for any Company Plan, and no reportable event, as defined in ERISA, has occurred in connection with any Company Plan, in either case, which could result in any liability. Neither the Company Group, any ERISA Affiliate nor any employee thereof, nor any trustee, administrator, other fiduciary or any other “party in interest” or “disqualified person” with respect to any Company Plan, has engaged in a prohibited transaction which could result in a Tax or penalty on the Company Group or any ERISA Affiliate under Section 4975 of the Code or Section 502(i) of ERISA. (f) The Company Group and its ERISA Affiliates are and have been in compliance with (i) the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, and (ii) the affordability and minimum essential coverage requirements, and all other requirements, of the Patient Protection and Affordable Care Act of 2010, as amended (the “Affordable Care Act”), in each case, with respect to each Company Plan that is a group health plan. No event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject any member of the Company Group to any liabilities, penalties, or Tax under Sections 4980D, 4980H, 6721 or 6722 of the Code or any other provision of the Affordable Care Act, and no member of the Company Group has received any letter of proposed assessment, audit notice or other written communication from the Internal Revenue Service alleging or investigating the possibility of any such liability, penalty, or Tax being imposed on a Company Group member. (g) Each “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1) and applicable regulations) to which the Company Group thereof is a party or otherwise subject has been maintained and operated in compliance, and the document(s) evidencing such arrangement comply with, the requirements of Section 409A of the Code and regulations and other guidance promulgated thereunder, and no additional Tax under Section 409A of the Code has been or could be incurred by a service provider. (h) Other than as set forth on Section 4.12(h) of the Company Group Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable, require the security of benefits under or result in any other obligation pursuant to, any such Company Plans, contracts, plans or arrangements, (ii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits,

-65- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (iii) directly or indirectly cause the Company Group to transfer or set aside any assets to fund or otherwise provide for benefits for any individual, or (iv) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code or would be subject to an excise tax under Section 4999 of the Code. No member of the Company Group has any indemnity or tax gross up obligations on or after the Closing for any Taxes imposed under Section 4999 or 409A of the Code. 4.13 Labor. (a) Except as set forth on Section 4.13(a) of the Company Group Disclosure Schedule, each member of the Company Group is and since January 1, 2023 has been in compliance, in all material respects, with all applicable Laws governing the employment of labor, including all contractual commitments and all such Laws relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages; overtime classification; hours; meal and rest breaks; occupational safety and health; plant closings; employee whistle-blowing; immigration and employment eligibility verification; employee privacy; defamation; background checks and other consumer reports regarding employees and applicants; employment practices; negligent hiring or retention; affirmative action and other employment-related obligations on federal contractors and subcontractors; classification of employees, consultants and independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding and/or social security taxes and any similar tax; employee benefits; and workers’ compensation (collectively, “Employment Matters”). (b) Each member of the Company Group is not delinquent in any material payments to, or on behalf of, any current or former employees or independent contractors for any services or amounts required to be reimbursed or otherwise paid. (c) Except as set forth on Section 4.13(c) of the Company Group Disclosure Schedule, there are no, and since January 1, 2023, there have been no, pending, or to the Company Group’s Knowledge, threatened in writing, material lawsuits, arbitrations, administrative charges, controversies, grievances or claims by any employee, independent contractor, former employee, or former independent contractor of the Company Group before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority or arbitration board or panel relating to any Employment Matters. (d) Except as set forth on Section 4.13(d) of the Company Group Disclosure Schedule, as of the date hereof, there are no, and since January 1, 2023, there have been no, pending, or to the Company Group’s Knowledge, threatened in writing, investigations or audits by any Governmental Authority relating to any Employment Matters of the Company Group. No member of the Company Group is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to any Employment Matters. (e) No member of the Company Group is a party to, or bound by, or negotiating any Collective Bargaining Agreement. To the Company Group’s Knowledge, (a) as of the date hereof, no union material organizing activities are underway or threatened with respect to any

-66- 4925-1594-1524, v. 9 ACTIVE 719440141v17 member of the Company Group and (b) no such activities have occurred since January 1, 2023. There are no (i) strikes, work stoppages, work slowdowns, lockouts or other material labor disputes pending or, to the Company Group’s Knowledge, threatened against any member of the Company Group and no such disputes have occurred since January 1, 2023, or (ii) unfair labor practice charges pending with the U.S. National Labor Relations Board or any comparable labor tribunal as of the date of this Agreement or, to the Company Group’s Knowledge, threatened as of the date of this Agreement, by or on behalf of any employee or group of employees of any member of the Company Group, in each of the forgoing clauses (i) and (ii), that have been material to the Company Group, taken as a whole. (f) Since January 1, 2023, no member of the Company Group has implemented any “plant closings” or “mass layoffs” as defined under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar or related Law (collectively, the “WARN Act”) that triggered the WARN Act without complying in all material respects with the WARN Act. (g) Section 4.13(g)(i) of the Company Group Disclosure Schedule contains a true, correct and complete list, as of the date hereof, of (i) all employees of the Company Group by name or employee ID, (ii) each such employee’s gross compensation (including annual bonuses) with respect to the most recently completed fiscal year, (iii) annual salary or hourly wage rate (as applicable), (iv) job title, (v) FLSA exempt or non-exempt classification, (vi) work location, (vii) full-time or part-time status, (viii) each such employee who is on a leave of absence (and, if so, the nature of such leave and the expected date of return to work, if any), (ix) visa status (if and as applicable), and (x) date of hire. To the Company Group’s Knowledge, no executive- level employee intends to terminate their employment, retire or otherwise seek employment outside of the Company Group. Section 4.13(g)(ii) of the Company Group Disclosure Schedule contains a true, correct and complete list, as of the date hereof, of the name of each individual engaged by the Company Group as an independent contractor, together with such individual’s compensation arrangement with the Company Group, and whether such individual has entered into a written agreement regarding his or her contractor engagement. (h) Each member of the Company Group has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations involving any employee, independent contractor, director, officer, or agent of the Company Group of which the Company Group is aware or has been made aware. With respect to each such allegation with potential merit, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company Group does not reasonably expect any material losses with respect to any such allegations and is not aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company Group, that, if known to the public, would bring the Company Group into material disrepute. (i) All employees of the Company Group who are working in the United States are legally authorized to work in the United States. Since January 1, 2023, each member of the Company Group has properly completed and retained employment verification paperwork required under applicable Law, including I-9 forms under the Immigration Reform and Control Act of 1986, for all employees.

-67- 4925-1594-1524, v. 9 ACTIVE 719440141v17 4.14 Tax Matters. (a) Each member of the Company Group has timely filed, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all Tax Returns required by Law to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects. No member of the Company Group is currently the beneficiary of any extension of time within which to file any Tax Return (other than pursuant to automatically granted extensions to file Tax Returns). (b) All Taxes due and owing by each member of the Company Group, whether or not shown to be due on any Tax Returns, have been paid. (c) No deficiency or proposed adjustment with respect to Taxes has been proposed, asserted or assessed in writing against any member of the Company Group which has not been fully paid or adequately reserved in the Financial Statements. (d) No audits, examinations, investigations, or other administrative or court proceedings are pending or being conducted with any Governmental Authority with respect to Taxes of any member of the Company Group, and no written notice thereof has been received. (e) All Taxes required by Law to be withheld, collected or deposited by any member of the Company Group under applicable Law have been withheld, collected or deposited as the case may be, and to the extent required by Law, have been paid to the relevant Governmental Authority, and each member of the Company Group is in compliance with all material information reporting and record retention requirements with respect to such Taxes. (f) No member of the Company Group has entered into a “listed transaction” under Section 6011 of the Code and the Treasury Regulations promulgated thereunder. (g) There are no Tax Liens upon any of the assets or properties of any member of the Company Group, other than Permitted Liens described in clause (b) of the definition thereof. (h) No written claim has been made by a taxing authority in a jurisdiction where any member of the Company Group does not file a type of Tax Return or pay a type of Tax that such member of the Company Group is or may be subject to taxation by, or a Tax Return filing requirement in that jurisdiction. No member of the Company Group is subject to Tax in any country outside of its country of incorporation or organization by virtue of having employees, a permanent establishment, an office or fixed place of business, or other contacts with such jurisdiction. (i) No member of the Company Group is a party to any currently effective waiver or other agreement extending the statute of limitations in respect of Taxes and no request for any such waiver or other agreement is currently pending. (j) No member of the Company Group has any material liability for Taxes of any other Person (other than any other member of the Company Group) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Tax Law), (ii) as a transferee or successor, (iii) by contract or agreement (other than commercial contracts entered

-68- 4925-1594-1524, v. 9 ACTIVE 719440141v17 into in the ordinary course of business the primary purpose of which does not relate to Taxes), or (iv) by operation of Law or otherwise. No member of the Company Group is or has been a member of an affiliated, consolidated, combined or unitary group filing a consolidated, combined, or unitary Tax Return (other than a group the common parent of which is the Company and which is made up of only members of the Company Group). (k) No member of the Company Group is a party to or bound by any Tax allocation, gross-up, indemnification or sharing agreement, other than (i) agreements exclusively between or among members of the Company Group, or (ii) commercial contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes. (l) Neither Parent nor any of its Affiliates (including the members of the Company Group) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning on or after the Closing Date as a result of any: (i) change in or improper use of a method of accounting or use of the cash or hybrid method of accounting with respect to a Pre-Closing Tax Period, (ii) agreement with any Governmental Authority relating to Taxes entered into prior to the close of business on the Closing Date, including any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), (iii) installment sale or open transaction disposition made prior to the close of business on the Closing Date, (iv) intercompany transaction occurring or any excess loss account or deferred intercompany gain existing on or prior to the Closing Date, in each case, as described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of any state, local or non-U.S. Law), (v) prepaid amount or advance payment received or paid, or deferred revenue accrued, outside the ordinary course of business prior to the close of business on the Closing Date, or (vi) income arising or accruing prior to the end of the day on the Closing Date and includable after the Closing under Sections 951, 951A or 956 of the Code (or any corresponding or similar provision of U.S. state or local Law). No member of the Company Group is or will be required to pay any Taxes after the Closing as a result of the application of Section 965 of the Code (or any corresponding or similar provision of U.S. state or local Law). (m) In the last five years, no member of the Company Group has distributed equity securities of another Person, or has had its equity securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355. (n) No member of the Company Group is subject to any private letter ruling of the Internal Revenue Service or comparable ruling of any other Governmental Authority related to Taxes that will be binding on any member of the Company Group or the operations of the Company Group after the Closing Date and no request for any such ruling is pending. (o) The unpaid Taxes of the members of the Company Group (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face (or any notes thereto) of the balance sheet of the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance

-69- 4925-1594-1524, v. 9 ACTIVE 719440141v17 with the past custom and practice of the members of the Company Group in filing their Tax Returns. (p) Other than equity interests in the Persons set forth on Section 4.05(a) of the Company Group Disclosure Schedule, none of the assets of the Company Group constitute an equity interest in any other entity (other than a member of the Company Group) that is treated as a partnership, trust, or other pass-through entity for Tax purposes. (q) No tax basis of any goodwill, going concern value or other intangible assets referred to in Code Section 197(d) of any of the members of the Company Group is currently prevented from being amortizable as a result of the operation of the “anti-churning” rules set forth in Section 197(f)(9) of the Code. (r) The method of allocating income, deductions, expenses and receipts among the members of the Company Group (or among the offices or permanent establishments of a single member of the Company Group, if required by applicable Law) complies in all material respects with the principles set forth in Section 482 of the Code and Treasury Regulations promulgated thereunder (and any corresponding or similar provisions of U.S. state or local or non-U.S. Law) and any other applicable Laws on transfer pricing, and all such arrangements among the members of the Company Group comply with all requirements (including documentary, retention and filing requirements) of any such Law in all material respects. (s) No member of the Company Group is a direct or indirect stockholder or equity owner of a “controlled foreign corporation” as defined in Section 957 of the Code or of a “passive foreign investment company” within the meaning of Section 1297 of the Code. (t) Section 4.14(t) of the Company Group Disclosure Schedule sets forth the U.S. federal and applicable state and local income tax classification of each member of the Company Group. No entity classification election has been made (or other action taken or omission made) that would result in any member of the Company Group being treated other than as set forth across from such Person’s name on Section 4.14(t) of the Company Group Disclosure Schedule for U.S. federal and applicable state and local income Tax purposes. (u) No member of the Company Group has claimed any employee retention credits pursuant to the CARES Act or Section 3134 of the Code. (v) No member of the Company Group is a party to any Tax exemption, Tax holiday or other Tax reduction agreement. 4.15 Real Property. (a) No member of the Company Group owns any real property. (b) Section 4.15(b) of the Company Group Disclosure Schedule sets forth a true, correct and complete list of all leases, licenses, subleases and occupancy agreements, together with any material amendments thereto, with an annual aggregate base rent of over $100,000 that may not be terminated at will or by giving notice of ninety (90) days or less (the “Real Property Leases”), with respect to leased real property used or occupied by a member of the Company

-70- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Group as of the date hereof (the “Leased Real Property”). Except as would not be, individually or in the aggregate, material to the Company Group, taken as a whole, the applicable member of the Company Group is in possession of each Real Property Lease, in each case free and clear of all Liens, other than Permitted Liens or as set forth on Section 4.15(d) of the Company Group Disclosure Schedule. (c) No member of the Company Group has received written notice (A) of any pending or threatened condemnation or eminent domain proceedings affecting or relating to any Leased Real Property, or (B) from any Governmental Authority or other Person that the use and occupancy of any of the Leased Real Property, as currently used and occupied, and the conduct of the Company Group’s business thereon, as currently conducted, violate in any material respect any deed restrictions, building codes, or zoning, subdivision or other land use or similar Laws, in each case other than those that would not be material to the Company Group, taken as a whole. (d) Except for Permitted Liens or as set forth on Section 4.15(d) of the Company Group Disclosure Schedule, no member of the Company Group is a landlord, lessor, sublandlord, sublessor, licensor or grantor under any lease, sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Leased Real Property, or any portion thereof. 4.16 Insurance. As of the date of this Agreement, Section 4.16 of the Company Group Disclosure Schedule set forth a true, correct and complete list of all material policies or binders of fire, liability, product liability, workers’ compensation, vehicular, directors’ and officers’ and other material insurance held by or on behalf of the Company Group (collectively, the “Insurance Policies”). The Insurance Policies are (a) except for policies that have expired under their terms, in full force and effect, and no member of the Company Group is in breach or default with respect to any such policy or binder and (b) valid and enforceable in accordance with their terms. The Company Group, and to the Knowledge of the Company, each other party to each Insurance Policy are in compliance with the terms and provisions of such Insurance Policy in all material respects. Except as would not be material to the Company Group, taken as a whole, no member of the Company Group has (i) received written notice of actual or, to the Knowledge of the Company, threatened, material modification or termination of any material Insurance Policy, other than increases in connection with the Company Entities’ annual renewal process, or (ii) received written notice of cancellation or non-renewal of any material Insurance Policy, other than in connection with ordinary renewals. All premiums due with respect to each Insurance Policy have been paid in full in accordance with the terms of such Insurance Policies. 4.17 Environmental Matters. (a) The Company Group is, and since January 1, 2023 has been, in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required under Environmental Laws for the operation of their respective businesses, (b) since January 1, 2023, there has been no material suit, claim, action or proceeding arising under any Environmental Laws that is pending or, to the Company Group’s Knowledge, threatened against the Company Group, (c) except as would not be material to the Company Group, taken as a whole, no member of the Company Group is subject to any Order involving uncompleted, outstanding or unresolved requirements arising under Environmental Laws, and (d) to the Company Group’s Knowledge, there are no hazardous wastes or hazardous materials, including petroleum, asbestos, toxic mold and polychlorinated biphenyls,

-71- 4925-1594-1524, v. 9 ACTIVE 719440141v17 present at any of the real properties or facilities owned, operated or leased by any member of the Company Group, in such a manner that would reasonably be expected to result in material liability to the Company Group, taken as a whole, under any Environmental Laws. 4.18 Interested Party Transactions. Other than (a) the applicable Organizational Documents of each of the Company Entities, (b) any indemnification, employment, compensation or incentive arrangements or separation, severance or other similar arrangements with any Company Employee or his or her Permitted Transferees, or (c) as otherwise set forth on Section 4.18 of the Company Group Disclosure Schedule, no executive officer or director of the Company Group or any Person owning (i) any outstanding Equity Interests in a Company Entity or (ii) two percent (2%) or more of the outstanding Equity Interests in the Company or, to the Knowledge of the Company, any Affiliate or family member of any such officer, director or owner, is a party to any Contract with or binding upon any member of the Company Group or has any material interest in any property or assets owned by the Company Group or has engaged in any transaction (other than those related to indemnification, employment, compensation or incentive arrangements) with any member of the Company Group within the last twelve (12) months, or pursuant to which, the Company or the Company Group owes any material amount of money to, or is owed any material amount of money by, any member of the Company Group. 4.19 Brokers and Other Advisors. Except as otherwise set forth on Section 4.19 of the Company Group Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company Group. 4.20 Anti-Bribery Compliance. No member of the Company Group has, nor have any of their directors, officers, employees or agents, in the past five (5) years, provided, offered, gifted or promised, directly or indirectly, anything of value to any non-U.S. government official, political party or candidate for government office, nor provided or promised anything of value to any other person while knowing that all or a portion of that thing of value would or will be offered, given, or promised, directly or indirectly, to any non-U.S. government official, political party or candidate for government office, for the purpose of: (a) influencing any act or decision of such official, party or candidate in his or her official capacity, inducing such official, party or candidate to do or omit to do any act in violation of their lawful duty, or securing any improper advantage for the benefit of the Company Group; or (b) inducing such official, party or candidate to use his or her influence with his or her government or instrumentality to affect or influence any act or decision of such government or instrumentality, in order to assist the Company Group in obtaining or retaining business for or with, or directing business to, any person. Without limiting the foregoing, no member of the Company Group, and none of their respective officers, directors and employees have, and to the Company Group’s Knowledge, no agents, resellers or other third party representatives of the Company or to the Company Group’s Knowledge, any other Persons while acting for or on behalf of them have, directly or indirectly, violated or taken any act in furtherance of violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the U.K. Bribery Act 2010 or any other anti-corruption or anti-bribery Law to the extent applicable to the Company Group’s operations. 4.21 [Intentionally Omitted]

-72- 4925-1594-1524, v. 9 ACTIVE 719440141v17 4.22 Material Customers; Material Vendors. (a) Since June 30, 2025 and through the date of this Agreement, (i) no member of the Company Group has received a written notice, or to the Company Group’s Knowledge, other communication, that any Material Customer intends to suspend, terminate or materially modify the business relationship between any member of the Company Group and any Material Customer (excluding, for the avoidance of doubt, any customary credit holds in the ordinary course of business); and (ii) no member of the Company Group has been, or is currently, in a material dispute with any Material Customer. (b) Since June 30, 2025 and through the date of this Agreement, (i) no member of the Company Group has received a written notice, or to the Company Group’s Knowledge, other communication, that any Material Vendor intends to suspend or terminate or materially modify the business relationship between any member of the Company Group and any Material Vendor and (ii) no member of the Company Group has been, or is currently, in a material dispute with any Material Vendor. 4.23 Accounts Receivable. Except as set forth on Section 4.23 of the Company Group Disclosure Schedule, all accounts receivable of the Company Group reflected on the Financial Statements (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) (a) represent charges for services provided by the Company Group and which, to the Company Group’s Knowledge, will be collected in accordance with their terms and their recorded amounts, except to the extent expressly reserved for on the Financial Statements, and (b) are valid and have arisen from bona fide transactions of the Company Group not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business or as otherwise reflected in the Financial Statements. 4.24 Government Contracts. (a) Section 4.24(a) of the Company Group Disclosure Schedule sets forth a true and correct list of (i) each Governmental Authority that was billed by any member of the Company Group during the fiscal year ended December 31, 2025, and (ii) each outstanding Government Bid, including, for the avoidance of doubt, any transaction or commercial arrangement for which any member of the Company Group shall provide services as a sub-consultant to any other consultant or service provider. (b) Except as set forth on Section 4.24(b) of the Company Group Disclosure Schedule, no Government Contract or Government Bid identified in Section 4.24(a) of the Company Group Disclosure Schedule was awarded to any member of the Company Group based on any member of the Company Group having §8(a) status, small business status, small disadvantaged business status, minority business enterprise status, service-disabled veteran-owned small business status, protégé status, or other preferential status afforded by statute or regulation. (c) No member of the Company Group has made a mandatory disclosure under Federal Acquisition Regulation (“FAR”) 52.203-13(b)(3)(i), FAR Part 9, or any other requirement of Law, or any voluntary disclosure, to any Governmental Authority with respect to any alleged unlawful conduct, misstatement, or omission arising under or relating to any Government Contract

-73- 4925-1594-1524, v. 9 ACTIVE 719440141v17 or Government Bid, and there are no facts that would require mandatory disclosure under FAR 52.203-13(b)(3)(i), FAR Part 9, or any other statute or regulation. (d) The members of the Company Group have complied in all material respects with all Laws applicable and pertaining to each Government Contract and each Government Bid (and in any certificate, statement, list, schedule or other documents submitted or furnished in connection with the foregoing), including such Government Contract’s registration under applicable Law. All representations, warranties and certifications made by the Company with respect to any Government Contract and/or Government Bid were current, accurate and complete in all material respects as of their effective date, and the members of the Company Group have complied in all material respects with all such representations, warranties and certifications. No termination for convenience, termination for default, cure notice or show cause notice is currently in effect, has been issued or is, to the Company Group’s Knowledge, threatened or expected with respect to any Government Contract. No Governmental Authority, prime contractor, subcontractor or other Person has notified any member of the Company Group in writing that any member of the Company Group has breached or violated any Law, certificate, covenant, clause, provision or requirement in any material respect pertaining to any Government Contract or Government Bid. (e) There are no outstanding (i) claims for equitable adjustment against any member of the Company Group by any Governmental Authority or by any prime contractor, higher or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract, (ii) material disputes between any member of the Company Group, on the one hand, and any Governmental Authority, on the other hand, under the Contract Disputes Act (41 U.S.C. §§ 7101-7109) or any other statute, and (iii) material disputes between any member of the Company Group, on the one hand, and any prime contractor or subcontractor who is party to a Government Contract or Government Bid, on the other hand, pertaining to such Government Contract or Government Bid. To the Company Group’s Knowledge, no member of the Company Group has a pending or potential claim against any Governmental Authority or any prime contractor or subcontractor who is party to any Government Contract or Government Bid pertaining to such Government Contract or Government Bid. (f) No member of the Company Group nor any of their respective directors, managers, officers, or employees (i) is, has been in the past six (6) years or, to the Company Group’s Knowledge, is threatened with being, permanently debarred or suspended from participation in, or the award of, Government Contracts or doing business with any Governmental Authority, (ii) is (or has been, during the past six (6) years) the subject of a finding of non- compliance, non-responsibility, or ineligibility for government contracting (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements) for any reason, (iii) is committing or has committed in the past six (6) years (or taken any action to conceal) any violation of any applicable Law relating to procurement in respect of any Government Contract or Government Bid, or (iv) is currently proposed for, or has been subject to, suspension, debarment or exclusion proceedings. To the Company Group’s Knowledge, no payment, contribution, gift, or discount is being made or given, or has been made or given by any member of the Company Group (or by any Person authorized to do so on behalf of a member of the Company Group) in the past six (6) years in connection with any Government Contract or Government Bid, in violation of such Government Contract or Government Bid or applicable Law.

-74- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (g) The members of the Company Group comply with, and have at all times complied with, in all material respects, all applicable federal information security regulations and data protection requirements included in any Government Contract. 4.25 Sanctions. (a) The members of the Company Group, and each of their respective officers, directors and employees and, to the Company Group’s Knowledge, each of their respective agents is and has been since April 24, 2019, in compliance with: the economic sanctions Laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the United Kingdom and the European Union (collectively, “Sanctions”). Without limiting the foregoing, no member of the Company Group has made any voluntary or involuntary disclosure or received notice that it is subject to any civil or criminal investigation, proceeding, audit or any other inquiry, or has received written notice of any allegation involving or otherwise relating to any alleged or actual material violation of Sanctions. (b) No member of the Company Group, nor any of their respective officers, directors and employees nor, to the Company Group’s Knowledge, any of their respective agents, is or since April 24, 2019 has been designated on, or is owned 50% or more in the aggregate or controlled by any party that has been or is designated on, any Sanctions-related list of restricted parties maintained by any Governmental Authority, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s list of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, and the EU Consolidated List. 4.26 Solvency. Immediately after giving effect to the transactions contemplated hereby contemplated by this Agreement, the Company Group, taken as a whole, will have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any member of the Company Group. 4.27 No Additional Representations and Warranties. Except for the express representations and warranties provided in this Article IV (as qualified by the Company Group Disclosure Schedule), none of the Company Entities nor any of their respective Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members, equityholders or representatives, have made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to the Company Group to Parent or any of its Affiliates or their respective directors, officers, employees, shareholders, partners, members, equityholders or representatives, and the Company Entities and their Affiliates hereby disclaim any such other representations or warranties and no such Party shall be liable in respect of the accuracy or completeness of any information provided to Parent or any of its Affiliates or any of their respective directors, officers, employees, shareholders, partners, members, equityholders or representatives. ARTICLE V.

-75- 4925-1594-1524, v. 9 ACTIVE 719440141v17 REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB-HALO AND MERGER SUB-HAVENX Except as set forth in the SEC Documents (other than (a) disclosures in the “Risk Factors” section of any SEC Documents and (b) any disclosure of risks included in any “forward-looking statements” disclaimer in any such SEC Documents, to the extent that such statements are non- specific and cautionary in nature), each of Parent, Merger Sub-Halo and Merger Sub-havenX, as applicable, hereby represents and warrants to the Company Group, on behalf of itself, jointly and severally, as follows: 5.01 Organization, Standing and Power. (a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub-Halo a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub-havenX a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. (b) Each of Parent, Merger Sub-Halo and Merger Sub-havenX has the requisite company power and authority necessary to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except where such failure would not be, and would not reasonably be expected to be, material to the business of Parent, Merger Sub-Halo and Merger Sub-havenX and their respective Subsidiaries, taken as a whole. (c) Each of Parent, Merger Sub-Halo and Merger Sub-havenX, are duly licensed, qualified to do business and in good standing in each jurisdiction where being licensed, qualified and in good standing, as applicable, is required by applicable Law, except where the failure to be so licensed, qualified or in good standing would not be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole. (d) Merger Sub-Halo is a newly organized corporation, formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub-Halo has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. Merger Sub-Halo is a direct wholly owned Subsidiary of Parent. Merger Sub-havenX is a newly organized corporation, formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub-havenX has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. Merger Sub-havenX is a direct wholly owned Subsidiary of Parent. 5.02 Authorization. Each of Parent, Merger Sub-Halo and Merger Sub-havenX have all necessary power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent, Merger Sub-Halo and Merger Sub-havenX, of this Agreement and each Ancillary Document to which it is a party, and the consummation by Parent of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action of Parent, Merger

-76- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Sub-Halo or Merger Sub-havenX, as applicable. This Agreement has been, and each Ancillary Document to which Parent, Merger Sub-Halo or Merger Sub-havenX is a party will be at or prior to the Closing, duly executed and delivered by Parent, Merger Sub-Halo or Merger Sub-havenX, as applicable and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of Parent, Merger Sub-Halo and Merger Sub-havenX, enforceable against Parent, Merger Sub-Halo and Merger Sub- havenX, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception. 5.03 No Equityholder Vote Required. Other than the consents of Parent as sole stockholder of each of Merger Sub-Halo and Merger Sub-havenX (which approval has been obtained prior to the execution of this Agreement), no vote or consent of the holders of any Equity Interests of Parent, or any of its Affiliates is necessary to approve this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including the issuance and delivery of the shares of Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration. The adoption of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby by (i) the board of directors of Parent, on behalf of Parent and as the sole stockholder of each of Merger Sub-Halo and Merger Sub-havenX and (which shall have occurred prior to or concurrently with the execution of this Agreement) (which approval has been obtained prior to the execution of this Agreement) are the only vote or consent of the holders of any Equity Interests of Parent, Merger Sub-Halo and Merger Sub-havenX necessary to approve this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. 5.04 Shares of Parent Common Stock, Merger Sub-Halo and Merger Sub-havenX. (a) As of the date hereof, the authorized Equity Interests of Parent consists of 15,752,413 shares of capital stock, (i) 8,815,171 of which have been designated Common Stock, all of which are issued and outstanding, (ii) 106,816 of which have been designated Series A Convertible Preferred Stock, all of which are issued and outstanding, (iii) 3,000,000 of which have been designated Series B Convertible Preferred Stock, 2,999,999 of which are issued and outstanding, (iv) 4,851 of which have been designated Series C Convertible Preferred Stock, 2,304 of which are issued and outstanding, (v) 6,666,700 of which have been designated Series D Convertible Preferred Stock, 6,516,700 of which are issued and outstanding, (vi) 51 of which have been designated Series E Convertible Preferred Stock, all of which are issued and outstanding, and (vii) 3,133 of which have been designated Series G Convertible Preferred Stock, 2,990 of which are issued and outstanding. As of the date hereof, Parent has issued and outstanding warrants to purchase an aggregate of 3,950,048 shares of capital stock of Parent (the “Parent Warrants”). Except for the Parent Warrants, there are no other warrants issued, outstanding, or authorized by Parent. The authorized capital stock of Merger Sub-Halo consists of 5,00 shares of Merger Sub- Halo Common Stock, free and clear of any Lien thereon, and Parent owns all of the issued and outstanding Merger Sub-Halo Common Stock, free and clear of any Lien thereon. The authorized capital stock of Merger Sub-havenX consists of 5,00 shares of Merger Sub-havenX Common Stock, free and clear of any Lien thereon, and Parent owns all of the issued and outstanding Merger Sub-havenX Common Stock, free and clear of any Lien thereon. The shares of Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non- assessable, and no equityholder of Parent or any of its Subsidiaries will have any preemptive right

-77- 4925-1594-1524, v. 9 ACTIVE 719440141v17 of subscription or purchase in respect thereof (except for any such rights that have been waived by the applicable equityholder). The shares of Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration will be issued by the Transfer Agent upon the direction of the Exchange and Paying Agent (for distribution to the Company Group Equity Holders and Halo Warrants) with good and valid title, free and clear of all Liens other than Liens arising under applicable securities Laws, Parent’s Organizational Documents. Based in part on the representations made by the Company Group in Article IV, the issuance of the shares of Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration to the Exchange and Paying Agent (for further distribution to the Company Group Equityholders and Halo Warrants) is exempt from registration under the Securities Act. Parent has reserved for issuance all shares of Parent Common Stock that may be issued in respect of the Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration pursuant to the terms of this Agreement. (b) As of the date of this Agreement, the board of directors of Parent has (i) unanimously determined that the transactions contemplated hereby are fair to, and in the best interests of, Parent and its stockholders, (ii) approved the transactions contemplated hereby, including the issuance of the shares of Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration, and the transactions contemplated hereby, and (iii) approved and declared advisable this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. 5.05 Noncontravention. None of the execution and delivery of this Agreement or any Ancillary Documents to which Parent, Merger Sub-Halo or Merger Sub-havenX is a party, the consummation by Parent, Merger Sub-Halo or Merger Sub-havenX of the transactions contemplated hereby or thereby, or compliance by Parent, Merger Sub-Halo or Merger Sub- havenX with any of the terms or provisions hereof or thereof, will (a) conflict with or violate any provision of the Organizational Documents of Parent, Merger Sub-Halo or Merger Sub-havenX, or (b)(i) assuming that the authorizations, consents and approvals referred to in Section 5.06 are obtained and the filings referred to in Section 5.06 are made, violate any Law or Order applicable to Parent, Merger Sub-Halo or Merger Sub-havenX, or (ii) with or without notice, lapse of time or both, violate or constitute a default under any of the terms, conditions or provisions of any Contract or Permit to which Parent, Merger Sub-Halo or Merger Sub-havenX is a party or accelerate or give rise to a right of termination, cancellation, modification or acceleration of any of Parent’s, Merger Sub-Halo’s or Merger Sub-havenX’s obligations under any such Contract or Permit or to the loss of any benefit under a Contract or Permit, except, in the case of clause (b), for such violations, defaults, accelerations, rights, losses and Liens as would not reasonably be expected to be, individually or in the aggregate, material to Parent, Merger Sub-Halo, Merger Sub-havenX and their respective Subsidiaries, taken as a whole. 5.06 Governmental Approvals. No consents, authorizations or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement and any Ancillary Document by Parent, Merger Sub- Halo or Merger Sub-havenX, and the consummation by Parent, Merger Sub-Halo or Merger Sub- havenX of the transactions contemplated hereby, other than such other consents, authorizations, approvals, filings, declarations or registrations that, if not obtained, made or given, would not

-78- 4925-1594-1524, v. 9 ACTIVE 719440141v17 reasonably be expected to be, individually or in the aggregate, material to Parent, Merger Sub- Halo, Merger Sub-havenX and their respective Subsidiaries, taken as a whole. 5.07 Legal Proceedings. (a) There is no pending or threatened in writing material legal or administrative Action against Parent or any of its properties, assets or businesses, by or before any Governmental Authority and (b) neither Parent, Merger Sub-Halo or Merger Sub-havenX is subject to any outstanding Order, in each case, except as would not be reasonably expected to have a material effect on the ability of Parent, Merger Sub-Halo or Merger Sub-havenX to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party. 5.08 Compliance with Laws. Each of Parent, Merger Sub-Halo and Merger Sub-havenX is, and since January 1, 2023 (or in the case of each of Merger Sub-Halo and Merger Sub-havenX, since the respective date of its incorporation) has been, in compliance in all material respects with all Laws applicable to Parent, Merger Sub-Halo and Merger Sub-havenX, as applicable. 5.09 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent, Merger Sub-Halo, Merger Sub- havenX, or their respective Affiliates or representatives for which the Company Group Equityholders may become liable. 5.10 Investment Representation. Parent and its Subsidiaries are acquiring the Equity Interests of the Company Group for their own account with the present intention of holding such Equity Interests of the Company Group for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws. 5.11 Absence of Certain Changes. From and after the Parent Balance Sheet Date, a Parent Material Adverse Effect has not occurred. 5.12 SEC Documents; Financial Statements; No Undisclosed Liabilities. (a) Parent has filed with or furnished to the SEC all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including all exhibits and financial statements required to be filed or furnished therewith and any other document or information required to be incorporated therein) required by the Securities Act or the Exchange Act to be filed or furnished by Parent with the SEC since March 31, 2025 (collectively, together with any documents filed with or furnished to the SEC during such period by Parent to the SEC on a voluntary basis, the “SEC Documents”). As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, each SEC Document complied when filed or furnished (or, if applicable, when amended) in all material respects with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. (b) The consolidated financial statements of Parent included in the SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by Parent’s accountants with respect thereto (i) have been

-79- 4925-1594-1524, v. 9 ACTIVE 719440141v17 prepared from the books and records of Parent and its Subsidiaries, which have been maintained in accordance with GAAP, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted by Form 10-Q and Regulation S-X under the Securities Act) and (iii) present fairly, in all material respects, Parent’s consolidated financial position as at the respective dates thereof and Parent’s consolidated results of operations and, where included, consolidated stockholders’ equity and consolidated cash flows for the respective periods indicated, in each case, in conformity with GAAP (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, (1) as may be permitted by Form 10-Q and Regulation S-X under the Securities Act and (2) normal year-end adjustments (none of which are material to Parent and its Subsidiaries, taken as a whole)). Except as permitted by GAAP and disclosed in the SEC Documents, between September 30, 2025 (the “Parent Balance Sheet Date”) and the date hereof, Parent has not made or adopted any material change in its accounting methods, practices or policies. (c) Parent is, and since the Parent Balance Sheet Date has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. (d) Neither Parent nor any of its Subsidiaries has any material liabilities which would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against the consolidated statements of financial condition of Parent as of Parent Balance Sheet Date (or the notes thereto), (ii) incurred after the Parent Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise in connection with the transactions contemplated hereby, (iv) arising under the Organizational Documents of Parent and its Subsidiaries, or (v) as would not have a Parent Material Adverse Effect. 5.13 Sufficiency of Funds. Assuming the accuracy of the representations and warranties of the Company Group set forth in this Agreement and performance by the Company Group of its obligations hereunder, the aggregate available cash at Parent and other available sources of cash as of the Closing (or with respect to the Earnout Payments and all other Future Payments when due and payable) will be sufficient for the satisfaction of all of Parent’s obligations under this Agreement, including the payment of the Closing Cash Consideration, the Company Group Equityholder Representative Expense Amount, the Earnout Payments (if and when payable), and all other Future Payments (when due), and the payment of all associated costs and expenses. 5.14 No Additional Representations and Warranties. Except for the express representations and warranties provided in this Article V, neither Parent, Merger Sub-Halo, Merger Sub-havenX nor any of their respective Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members, equityholders or representatives, has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to Parent, Merger Sub-Halo, Merger Sub-havenX or any of their respective Subsidiaries to the Company Group or any of their Affiliates or their respective directors, officers, employees, shareholders, partners, members, equityholders or representatives, and Parent, Merger Sub-Halo, Merger Sub-havenX and their respective Affiliates hereby disclaim any such other representations or warranties and no such Party shall be liable in respect of the

-80- 4925-1594-1524, v. 9 ACTIVE 719440141v17 accuracy or completeness of any information provided to the Company Group or any of their Affiliates or any of their respective directors, officers, employees, shareholders, partners, members, equityholders or representatives. ARTICLE VI. COVENANTS 6.01 Conduct of the Business of the Company Group. (a) Except (i) as contemplated or required by this Agreement, (ii) as set forth on Section 6.01 of the Company Group Disclosure Schedule, (iii) as required by applicable Law, or (iv) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article VII, each of the Company Entities shall use its commercially reasonable efforts to conduct the business of the Company Entities in all material respects in the ordinary course of business. (b) Except (i) as contemplated or required by this Agreement, (ii) as set forth on Section 6.01 of the Company Group Disclosure Schedule, (iii) as required by applicable Law, or (iv) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article VIII, each of the Company Entities shall not: (i) (A) authorize for issuance, issue, sell, grant or subject to any Lien any Equity Interests of the Company Group, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for Equity Interests of the Company Group, or any rights, warrants or options to acquire any Equity Interests of the Company Group, or (B) redeem, acquire or otherwise acquire any of the outstanding Equity Interests of the Company Group, or any rights, warrants or options to acquire any shares of capital stock of the Company Group; (ii) split, combine, subdivide or reclassify any Equity Interests of the Company Entities, other than any split, combination, subdivision or reclassification of any Equity Interests of the Company Entities effected solely to ensure that the Company Group Equityholders proportionately share in the accretion or dilution resulting from the Company Entities’ issuance, repurchase, cancellation or other increase or reduction in the number of Equity Interests; (iii) authorize, declare, set aside for payment or pay any dividends or make any distribution with respect to the outstanding Equity Interests of the Company Group (whether in cash, assets, stock or other securities of the Company Group), except dividends and distributions paid or made by any member of the Company Group prior to the Closing Date (A) to its parent entity that wholly owns

-81- 4925-1594-1524, v. 9 ACTIVE 719440141v17 such Subsidiary or (B) pursuant to the Organizational Documents of the Company Group; (iv) incur, assume or guarantee any indebtedness for borrowed money having an outstanding principal amount of more than $250,000 in the aggregate, other than (A) any letters of credit issued in the ordinary course of business, (B) intercompany indebtedness, (C) borrowings under the Credit Agreement’s revolving credit facilities, (D) short-term borrowings incurred in the ordinary course of business, (E) purchase money financing and capital leases entered into the ordinary course of business and (F) in connection with the acquisition of insurance brokerages and books of business in the ordinary course, in each case of subclauses (A)-(F) so long as such indebtedness is not material to the Company Group, taken as a whole; (v) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any member of the Company Group; (vi) make any changes in financial or material tax accounting methods, principles or practices (or change an annual accounting period) of the Company Group, except as may be required under GAAP or by applicable Law or that would not be material to the Company Group, taken as a whole; (vii) amend the Organizational Documents of the Company Group in any material respect; (viii) sell, lease, assign, transfer, otherwise dispose of, or subject to any Lien (other than a Permitted Lien) any material assets or properties of the Company Group (other than sales of assets with de minimis or no book value in the ordinary course of business and non-exclusive licenses of Intellectual Property granted in the ordinary course of business); (ix) acquire or agree to acquire, whether by merger, consolidation, purchase of Equity Interests, purchase of assets or otherwise, any business or entity (other than the acquisition of insurance brokerages and books of business in the ordinary course of business); (x) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Employee; (xi) compromise or settle any Action where a Governmental Authority is a party, or the amount payable by any member of the Company Group in connection therewith would exceed $250,000; (xii) enter into any Contract or Order with any Governmental Authority involving any of the businesses of the Company Group, or any of the assets or properties of the Company Group, other than in the ordinary course of business;

-82- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (xiii) enter into any new line of business or discontinue any material line of business or business operations; (xiv) make any loans, advances or capital contributions to, or investments in, any other Person other than loans, advances or capital contributions by any member of the Company Group (A) to any employee of the Company Group in connection with travel, entertainment or related business expenses or other customary out-of-pocket expenses in the ordinary course of business or (B) to any Company Entity or any wholly-owned Subsidiary thereof; (xv) (A) make (other than in the ordinary course of business in accordance with past practices), change or revoke any material Tax election or change any Tax accounting method or period, (B) enter into any “closing agreement” or other material agreement with any taxing authority, (C) settle or compromise any claim or assessment in respect of a material amount of Tax, (D) request any ruling from any Governmental Authority with respect to Taxes, (E) consent to any extension or waiver of any limitation period related to any claim or assessment for material Taxes, (F) file any income or other material amended Tax Return, or (G) file any income or other material Tax Return in a manner, or reflecting a position, materially inconsistent with past practice; (xvi) except as required by applicable Law or the terms of any Company Plan, (A) increase, or accelerate the vesting or payment of, the wages, salary, bonus, profit-sharing or other compensation payable to, or enter into any new bonus or incentive agreement or arrangement, with, any of employee, officer, independent contractor or director of the Company Group, (B) enter into any new employment, severance, consulting, or other compensation agreement with any employee, officer or independent contractor of the Company Group whose annual base salary or fee is in excess of $50,000, (C) amend, terminate or enter into a new Company Plan, or (D) hire or fire (other than for cause) any officers or any employees whose annual base salary is in excess of $50,000; (xvii) institute any reduction in force in the Company Employees whether through layoffs, furloughs, terminations or otherwise; (xviii) other than in connection with extensions, renewals or ministerial amendments, and other than natural expiration or non-renewal by its terms, enter into, amend, assign, terminate, modify or cancel any Material Contract, or other than in the ordinary course of business, modify, accelerate or waive any material right under any Material Contract, except in each case, as required by applicable Law; (xix) cause or take (or omit to take) any action to allow, any Permit of any member of the Company Group to become revoked, terminated, suspended, lapsed, limited or materially amended;

-83- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (xx) make any material filings with any Governmental Authority (other than those required by Law; provided, that Parent shall be provided a copy of such filings); (xxi) take any action, or fail to take any action, which action or failure to act prevents or impedes (whether as a direct or indirect consequence), or would reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; or (xxii) authorize, or commit or agree to take, any action described in this Section 6.01(b). (c) Parent acknowledges and agrees that: (i) nothing contained in this Agreement shall grant Parent, directly or indirectly, the right to control or direct the operations of the Company Group prior to the Closing, (ii) prior to the Closing, the Company Group shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations, (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent shall be required with respect to any matter set forth in this Section 6.01 or elsewhere in this Agreement to the extent the requirement of such consent would violate any Law, and (iv) notwithstanding anything to the contrary set forth in this Agreement, the Company Group shall have the right to dividend, transfer or otherwise distribute the Cash to their respective equityholders or use Cash to repay (whether in part or in full) any outstanding Indebtedness, in each case, on or prior to the Effective Time, and such actions shall not require the consent of Parent. 6.02 Conduct of the Business of Parent. Except (a) as contemplated or required by this Agreement, (b) in the ordinary course of business, (c) as required by any Contract to which Parent or any of its Subsidiaries is a party to as of the date of this Agreement, or (d) with the prior written consent of Halo, which consent shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article VIII, Parent shall not and shall not permit any of its Subsidiaries to: (i) amend the Organizational Documents of Parent in any material respect in a manner that would adversely affect Parent’s ability to issue shares of Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration; (ii) split, combine, subdivide or reclassify the Equity Interests of Parent, declare or pay any dividend (whether in cash, assets, stock or other securities of Parent) or in-kind distribution with respect to the Equity Interests of Parent, except for solely in the case of any split, combination or reclassification of the shares of Parent Common Stock, equitable adjustments are made to the number of shares of Parent Common Stock constituting the Closing Stock Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration to the extent necessary to provide to the Company Group Equityholders the same economic effect as contemplated by this Agreement prior to such event;

-84- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (iii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent, except, in each case, equitable adjustments that are made to the number of shares of Parent Common Stock constituting the shares of Closing Company Consideration, Post-Closing Stock Consideration and Earnout Stock Consideration to the extent necessary to provide to the Company Group Equityholders the same economic effect as contemplated by this Agreement prior to such event and the transactions contemplated by this Agreement can still be consummated as contemplated by this Agreement prior to such event; (iv) take any action, or fail to take any action, which action or failure to act prevents or impedes (whether as a direct or indirect consequence), or would reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; or (v) authorize, or commit or agree to take, any action described in this Section 6.02. 6.03 Access to Books and Records. Prior to the Closing and subject to applicable Laws, Parent shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants, but excluding any financing sources), to have such access to the properties, management, businesses and operations of the Company Group, and such examination of the books and records of the foregoing as it reasonably requests in connection with the consummation of its the transactions contemplated hereby solely as contemplated by this Agreement. Any such access and examination shall be conducted on reasonable advance written notice, during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company Group shall use its commercially reasonable efforts to cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company Group, to reasonably cooperate with Parent in connection with such access and examination, and Parent, and its respective representatives shall reasonably cooperate with the Company Group and their officers, employees, consultants, agents, accountants, attorneys and other representatives pursuant to this Section 6.03 and shall use their commercially reasonable efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it would, as determined by the Company Group in good faith, (i) unreasonably disrupt the operations of the Company Group, or (ii) require the Company Group to disclose information subject to attorney client privilege or other confidentiality obligations. Notwithstanding anything to the contrary contained herein, (A) without the prior written consent of the Company Group (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause its Affiliates and their respective representatives not to, contact any director, officer, employee, service provider, supplier, customer, independent contractor, landlord, lessor, bank, or any other person with whom the Company Group has or have had a business relationship or other representative of or to the Company Group with respect to any member of the Company Group or the transactions contemplated by this Agreement; provided, that the Company Group shall have the right to have one (1) or more representatives present during any such contact in the event that it consents to such contact, and (B) Parent and its Affiliates and their respective representatives shall not have any right to perform any invasive or subsurface investigations, sampling, studies, or explorations of

-85- 4925-1594-1524, v. 9 ACTIVE 719440141v17 the properties or facilities of the Company Group, including any sampling or analysis of soil, soil vapor, groundwater, building materials or other environmental media. Neither the Company Entities nor any of their Affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members, equityholders or representatives, makes any representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 6.03 and neither Parent, nor any other Person may rely on the accuracy of any such information, other than as expressly set forth in the representations and warranties regarding the Company Entities contained in Article IV (as qualified by the Company Group Disclosure Schedule). 6.04 Section 280G. (a) If any Person who is a “disqualified individual” (within the meaning of Section 280G of the Code and the Treasury Regulations issued thereunder) with respect to the Company Group may receive any payment(s) or benefit(s) that constitute parachute payments under Section 280G of the Code in connection with the transactions contemplated hereby, then the Company Group shall seek and use reasonable best efforts to obtain, prior to the initiation of the equityholder approval procedure described in Section 6.04(a), from each Person to whom any payment or benefit is required or proposed to be made that constitute “parachute payments” under Section 280G(b)(2) of the Code and Treasury Regulations promulgated thereunder (“Section 280G Payments”), a written agreement waiving such Person’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Person shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the equityholders of the applicable member of the Company Group in a manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations issued thereunder. (b) Prior to the Closing, to the extent necessary with respect to any Section 280G Payments, the Company Group shall solicit, and use their reasonable best efforts to obtain, the approval by such number of Company Group Equityholders in a manner that complies with the terms of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations, of the right of each Person described in Section 6.04(a), if any, to receive or retain, as applicable, such Person’s Waived Benefits. 6.05 Publicity; Confidentiality. No press release or public announcement related to this Agreement or the transactions contemplated hereby, or, prior to the Closing, any other announcement or communication (other than by the Company Group any of their respective officers, employees and agents in the ordinary course of business) to the employees, customers, suppliers or other business relations of the Company Group, shall be issued or made without the joint approval of Parent, on the one hand, and the Company Group Equityholder Representative or the Company Group, on the other hand, unless required by Law or the rules of securities exchange on which securities issued by a Party or any of its Affiliates are traded (in the reasonable opinion of counsel), in which case Parent and the Company Group shall, if legally permissible and reasonably practicable under the circumstances, have the right to review and comment on such press release or announcement prior to publication; provided, that the Company Entities shall be entitled to communicate with and may disclose the terms and the existence of this Agreement and the transactions contemplated herein to (a) their business relations as may be required for the

-86- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Company Entities to obtain any required consents and approvals from third parties in order to consummate the transactions contemplated hereby and (b) their direct and indirect equityholders, as applicable, in order that such Persons may provide information about the subject matter of this Agreement and the transactions contemplated hereby to their respective investors and prospective investors in connection with their fundraising and reporting activities, and following the consummation of the transactions contemplated hereby, the Company Group Equityholder Representative and the Company Entities and their respective Affiliates shall retain the right to disclose the Company Group’s historical sales and earnings information for the period prior to the Closing. For the avoidance of doubt, Parent and the Company Entities may make announcements to their respective employees or other business relations that are not inconsistent in any material respects with the Parties’ prior public disclosures regarding the transactions contemplated by this Agreement. 6.06 Director, Manager and Officer Liability and Indemnification. (a) The Company Entities shall obtain, and Parent shall maintain in effect, a “tail” policy for claim based policies of the Company Group, with effect beginning on the Closing Date and for three (3) years thereafter, including directors’ and officers’, errors and omissions, cyber security and employment practices liability insurance policies with respect to matters occurring prior to the Closing (such policies, the “Tail Policies”). Such Tail Policies shall provide coverage that is at least equal to the coverage in effect on the date of this Agreement under the Company Group’s existing insurance policies; provided, however, that the Company Entities may substitute therefor policies of at least the same coverage, with an insurance provider with an equivalent or higher credit rating issued by Standard & Poor’s, Moody’s or Fitch as the insurance provider of the directors’ and officers’ liability insurance policy of the Company Group as of the date hereof, containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to the Closing Date. All costs associated with the Tail Policies shall be borne by the Company Group; provided, that in no event shall the aggregate cost for the Tail Policies exceed three-hundred (300%) of the Company Group’s most recent annual premium allocation (the “Maximum Premium”). If the aggregate annual premiums of such insurance coverage exceed the Maximum Premium, then the Company Group may obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from insurance carriers with the same or better credit ratings as the Company Group’s current insurance carriers with respect to directors’ and officers’ liability insurance policies. Promptly following the Closing, the Company Group shall deliver to Parent evidence of the Company Group’s subscription of such substitute insurance policy, together with evidence of the payment of the premium thereof (to the extent not already included in the Estimated Closing Statement). (b) For a period of six (6) years after the Closing, Parent shall not, and shall cause the Company Group not to amend, repeal or otherwise modify any provision in the Company Group’s Organizational Documents relating to the exculpation or indemnification of any officers, directors, managers or similar functionaries (unless to provide for greater exculpation or indemnification or unless required by Law), it being the intent of the Parties that the current and former officers, directors, managers and similar functionaries of the Company Group shall continue to be entitled to such exculpation and indemnification (including with respect to

-87- 4925-1594-1524, v. 9 ACTIVE 719440141v17 advancement of expenses) to the full extent of the Law. Parent agrees and acknowledges that this Section 6.06 shall be binding on Parent’s successors and assigns. (c) If the Company Group or any of their respective successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company Group shall assume all of the obligations set forth in this Section 6.06. (d) Notwithstanding anything in this Agreement to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Closing Date) is made against any individual who was an officer, director, manager or similar functionary of the Company Group at or prior to the Closing or any other party covered by directors’, managers’ and officers’ liability insurance, on or prior to the sixth (6th) anniversary of the Closing, the provisions of this Section 6.06 shall continue in effect, solely with respect to such person, until the final disposition of such claim, action, suit, proceeding or investigation. (e) The obligations under this Section 6.06 shall not be terminated or modified in such a manner as to affect adversely any indemnitee or exculpee to whom this Section 6.06 applies without the consent of such affected indemnitee or exculpee. The provisions of this Section 6.06 are intended for the benefit of, and will be enforceable by (as express third party beneficiaries), each current and former officer, director, manager or similar functionary of each member of the Company Group and their heirs and representatives, successors and assigns and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise. 6.07 Efforts. (a) The Parties shall, and shall cause their Affiliates to, use reasonable best efforts to take or cause to be taken all actions and do, or cause to be done, all things necessary or advisable, so as to enable the Parties to consummate and make effective the transactions contemplated hereby as soon as possible, and in any event, prior to the Outside Date. (b) Parent shall not, and shall not permit its Affiliates to, take any action, or refrain from taking any action, that would reasonably be expected to materially delay, impede or prevent the ability of the Parties to consummate the transactions contemplated hereby as soon as possible, and in any event, prior to the Outside Date. Without limiting the generality of the foregoing, Parent shall not, and shall not permit its Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets or business, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, clearance or approval of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period or

-88- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (ii) otherwise materially delay or prevent the consummation of the transactions contemplated hereby. 6.08 Access and Investigation; Non-Reliance. (a) Parent, and its representatives (i) have had access to and the opportunity to review all of the documents in the “Halo Privacy” virtual data room hosted by the Company Group and (ii) have been afforded reasonable access to the books and records, facilities and officers, directors, employees and other representatives of the Company Group for purposes of conducting a due diligence investigation with respect thereto. Parent and each of its respective Non-Recourse Parties have conducted an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company Group, and any of their respective joint ventures and businesses, and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Parent and its Non-Recourse Parties (i) have relied solely on the results of such independent investigation and verification and on the representations and warranties regarding the Company Entities and the Company Group set forth in Article IV, as qualified by the Company Group Disclosure Schedule, and (ii) have not relied on any other representations, warranties or statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) regarding the Company Entities or any of their respective Non-Recourse Parties as to any matter concerning the Company Group or any of their respective joint ventures (if any) or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Parent, or any of its Non-Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other materials made available to Parent, or any of its Non-Recourse Parties in certain “data rooms” or presentations, including “management presentations”). In connection with the transactions contemplated hereby, Parent has been represented by, and adequately consulted with, legal counsel of their choice and Parent, and such counsel have carefully read this Agreement and has been given time to consider this Agreement, understands this Agreement and, after such consideration, and with such understanding, Parent has knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 6.08, Section 9.01 and Section 9.02. (b) The Company Group and their representatives have been afforded reasonable access to the books and records, facilities and officers, directors, employees and other representatives of Parent for purposes of conducting a due diligence investigation with respect thereto. The Company Entities and their Non-Recourse Parties have conducted an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of Parent and its Affiliates, and any of their respective joint ventures and businesses, and, in making its determination to proceed with the transactions contemplated by this Agreement, the Company Entities and their Non-Recourse Parties (i) have relied solely on the results of such independent investigation and verification and on the representations and warranties regarding Parent set forth in Article V and (ii) have not relied on any other representations, warranties or statements (including by omission) of any kind or nature,

-89- 4925-1594-1524, v. 9 ACTIVE 719440141v17 whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) regarding Parent, or any of its Non-Recourse Parties as to any matter concerning Parent, its Affiliates or any of their respective joint ventures (if any) or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) the Company Entities and their Non-Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other materials made available to the Company Entities or their Non-Recourse Parties in certain “data rooms” or presentations, including “management presentations”). In connection with the transactions contemplated hereby, the Company Group has been represented by, and adequately consulted with, legal counsel of its choice and the Company Group and such counsel have carefully read this Agreement and have been given time to consider this Agreement, understand this Agreement and, after such consideration, and with such understanding, the Company Group has knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 6.08, Section 9.01 and Section 9.02. 6.09 Access to Books and Records. From and after the Closing until the third (3rd) anniversary of the Closing Date, Parent shall provide the Company Group Equityholder Representative and its authorized representatives with access (for the purpose of examining and copying), during normal business hours, upon reasonable notice, to the books and records of the Halo Surviving Corporation and havenX Surviving Corporation with respect to periods or occurrences prior to or on the Closing Date, including with respect to any Tax audits, Tax Returns, insurance claims, governmental investigations, legal compliance, financial statement preparation or any other matter. Unless otherwise consented to in writing by the Company Group Equityholder Representative, Parent shall not, and shall not permit its Subsidiaries to, for a period of three (3) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of Halo Surviving Corporation and havenX Surviving Corporation for any period prior to the Closing Date without first giving reasonable prior notice to the Company Group Equityholder Representative and offering to surrender to the Company Group Equityholder Representative such books and records or any portion thereof which Parent or its Subsidiaries may intend to destroy, alter or dispose of. 6.10 Delivery of Financial Information. (a) The Company Group shall cause to be delivered, as promptly as practicable, but in no event later than fourteen (14) days after the Closing Date, all financial statements and other financial information related to the Company Group reasonably required by Parent to satisfy Parent’s post-Closing SEC reporting obligations, including without limitation all requirements under the Exchange Act and Securities Act, as applicable, to the extent that such information has not been provided prior to or at the Closing. (b) From and after the date hereof, until the date that Parent has filed a periodic report under the Exchange Act with the SEC that includes or incorporates financial statements where the Company Group has been consolidated within Parent’s operations for one complete fiscal year, the Company Group shall (i) reasonably cooperate with Parent and provide Parent with

-90- 4925-1594-1524, v. 9 ACTIVE 719440141v17 all assistance reasonably requested in connection with the preparation by Parent of pro forma financial statements in accordance with Regulation S-X reflecting the Merger, including by delivering all financial data reasonably required by Parent to prepare such pro forma financial statements; and (ii) cause the Company Group’s accounting firms and auditors or any other mutually agreed independent audit firm to provide all required assistance to Parent in connection with the review of the financial statements and pro forma financial statements referenced in this Section 6.10, and provide all consents required for the inclusion of said audit firm’s audit report in respect of Parent’s audited financial statements and deliver any comfort letters and participate in any diligence calls as requested by Parent. (c) The Company Group and the Company Group Equityholders consent to the public disclosure by Parent of any of the financial and other information provided pursuant to this Section 6.10 as required or deemed advisable to comply with Parent’s obligations under the rules of the SEC. (d) The Company Group, in conjunction with PubCo Reporting Solutions Inc., shall take all actions necessary to cause the preparation and delivery to Parent as of the Closing of the Consolidated Financial Statements, which will be audited by WWC, P.C., and which audit shall be completed after the Closing. 6.11 Certain Agreements. Prior to the Closing, the Company Group shall use commercially reasonable efforts to obtain and deliver to Parent the Restrictive Covenant Agreements. 6.12 Parent Post-Acquisition Investment. Following the Closing, Parent agrees to invest or be committed to incur obligations having a value of at least One Million Dollars ($1,000,000) into the business of the Company Entities, including, without limitation, using commercially reasonable efforts to identify and engage one or more engineering and/or business development personnel (who may be engaged as employees and/or contractors) prior to the end of the first anniversary of the Closing (the “Post-Acquisition Investment”). Exhibit F hereto sets forth certain resources and investments of Parent and/or the Company Group which Parent and the Company Group agree will count toward determining the amount of the aggregate Post-Acquisition Investment. 6.13 Information Statement. As promptly as practicable following the date of this Agreement, and in any event no later than five (5) Business Days after the date of this Agreement, the Company Group shall distribute or cause to be distributed the Information Statement to all holders of Company Group Stock, Halo Warrants and Company Group Equity Awards, as applicable. 6.14 Post-Closing Reorganization. Following the Closing, Parent shall use its commercially reasonable efforts to cause havenX to be contributed to Halo (the “Post-Closing Reorganization”), such that havenX becomes a wholly-owned subsidiary of Halo. Parent shall use its commercially reasonable efforts to consummate the Post-Closing Reorganization as promptly as reasonably practicable following the Closing, subject to receipt of any required regulatory approvals, third-party consents, and the satisfaction of any other applicable legal or contractual requirements.

-91- 4925-1594-1524, v. 9 ACTIVE 719440141v17 ARTICLE VII. TERMINATION 7.01 Termination. This Agreement may be terminated at any time prior to the Closing only as follows, and in no other manner: (a) by mutual written consent of Parent, on the one hand, and the Company Group, on the other hand; (b) by Parent, on the one hand, or by the Company Group on the other hand, by written notice to the other, upon the issuance, entry, enactment or promulgation by any Governmental Authority of a Law permanently restraining, enjoining or otherwise prohibiting or making illegal the performance of this Agreement or the consummation of the transactions contemplated hereby, which Law shall have become final and non-appealable; provided, that no termination may be made under this Section 7.01(b) if the issuance, entry, enactment or promulgation of such Law has been primarily caused by the breach of this Agreement by the terminating Party; (c) by Parent, on the one hand, or by the Company Group, on the other hand, by written notice to the other, if the Closing shall not have occurred on or before July 31, 2026 (the “Outside Date”); provided, however, that no termination may be made under this Section 7.01(c) if the failure of the Closing to occur on or before the Outside Date has been primarily caused by the breach of this Agreement by the terminating Party; (d) by Parent, if neither Parent, Merger Sub-Halo nor Merger Sub-havenX is then in material breach of this Agreement, by written notice to the Company Group, upon a breach of any covenant or agreement on the part the Company Group set forth in this Agreement, or if any representation or warranty contained in Article IV, as qualified by the Company Group Disclosure Schedule, shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.02(a), Section 3.02(b), Section 3.02(d), or Section 3.02(e) would not be satisfied; provided, however, that if such breach is curable through the exercise of reasonable efforts and for so long as such breach is cured by the earlier of (A) thirty (30) days after the giving of written notice to the Company Group of such breach or (B) two (2) Business Days prior to the Outside Date, Parent may not terminate this Agreement under this Section 7.01(d); or (e) by the Company Group if the Company Group is not then in material breach of this Agreement, by written notice to Parent, upon a breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.03(a), Section 3.03(b) Section 3.03(c) or Section 3.03(d) would not be satisfied; provided, however, that if such breach (other than breach or failure to consummate the Closing when required pursuant to Section 2.03) is curable by Parent through the exercise of reasonable best efforts and for so long as such breach is cured by the earlier of (A) thirty (30) days after the giving of written notice to Parent of such breach or (B) two (2) Business Days prior to the Outside Date, the Company Group may not terminate this Agreement under this Section 7.01(e).

-92- 4925-1594-1524, v. 9 ACTIVE 719440141v17 7.02 Effect of Termination. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no further force and effect (other than Article I (Definitions), Section 6.03 (Access to Books and Records), this Section 7.02, and Article XI (Miscellaneous) which shall survive the termination of this Agreement) without any liability or obligation on the part of any Party hereto, (a) except as provided in Section 7.02, (b) other than liabilities and obligations under the Confidentiality Agreement and (c) except that no such termination shall relieve any Party of any liability for damages resulting from any Willful Breach of this Agreement by such Party. In determining losses or damages recoverable upon termination by a Party for another Party’s Willful Breach, the Parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by such Party, taking into consideration all relevant matters (including other opportunities and the time value of money), which shall be deemed to be damages of such Party. ARTICLE VIII. ADDITIONAL AGREEMENTS AND COVENANTS 8.01 Further Assurances. From time to time following the Closing, as and when requested in writing by any Party and at such requesting Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting Party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement. 8.02 Consents and Permits. The Company Group, on the one hand, and Parent, on the other hand, shall cooperate with one another and use their commercially reasonable efforts to, and cause their respective Affiliates to use their reasonable best efforts to, obtain any consents of, or provide any notices to, any other Person required under the Material Contracts in connection with the transactions contemplated by this Agreement; provided, that (1) the Company Group shall not be obligated or permitted to pay any consideration or grant any concession in value to a third party to whom such consent is requested and, (2) for the avoidance of doubt, the obtaining of any such consent shall not be a condition to Closing (other than any consents or approvals required pursuant to Section 3.02(k)). ARTICLE IX. INDEMNIFICATION 9.01 Indemnification by the Company Group Equityholders. After the Effective Time, subject to the limitations set forth herein, the Company Group Equityholders shall, severally and not jointly, and proportionally based on their respective Pro Rata Indemnification Shares, defend and indemnify each Parent Indemnified Party in respect of, and hold each Parent Indemnified Party harmless against and will compensate and reimburse each Parent Indemnified Party for, any and all Damages incurred or suffered by any Parent Indemnified Party (regardless of whether such Damages relate to any Third Party Action) resulting from, constituting or arising out of:

-93- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (a) any breach of or inaccuracy in, as of the date of this Agreement or as of the Closing Date (or, if made as of an earlier date, as of such earlier date), any representation or warranty of the Company Group contained in this Agreement, and any claim asserted by a third party against any Parent Indemnified Party that, if meritorious, would constitute or give rise to any such breach; (b) any breach of or failure to perform any covenant or agreement of the Company Group contained in this Agreement or the Ancillary Documents, in each case that is to be performed by the Company Group prior to or at the Closing; (c) the following Taxes: (i) any Taxes for, or allocated in accordance with Section 10.01(a) to, any Pre-Closing Tax Period due and payable by any member of the Company Group, including any Taxes payable as a result of (x) application of Sections 951 or 951A of the Code to income earned, or investments made, by any Subsidiary on or before the Closing Date or (y) application of Section 965 of the Code (without regard to any election under subsection (h) thereof) on any accumulated post-1986 deferred foreign income (within the meaning of Section 965(d)(2) of the Code); (ii) any Taxes for which any member of the Company Group has any liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision of state, local or foreign Laws as a result of being a member of an affiliated, consolidated, combined, unitary or similar group on or prior to the Closing Date; and (iii) any Taxes for which any member of the Company Group has any liability as a transferee or successor, pursuant to any contractual obligation or otherwise, which Tax is attributable to the operations of any member of the Company Group on or prior to the Closing Date or an event or transaction occurring before the Closing; (d) any Closing Indebtedness and any Company Transaction Expenses, in each case to the extent they have not been paid prior to the Closing and are in excess of the amounts, if any, included or otherwise taken into account in the calculation of the Closing Cash Consideration or the Final Closing Adjustment; (e) any claim by a stockholder or former stockholder of any member of the Company Group, or any other Person, seeking to assert, or based upon: (i) the ownership or rights to ownership of any Equity Interest in any member of the Company Group; (ii) any right of an equityholder of any member of the Company Group, including any option, preemptive rights or rights to notice or to vote; (iii) any rights under any Organizational Documents of any member of the Company Group; (iv) any repurchase, cancellation, termination or transfer of any Equity Interest in the Company Entities prior to the Effective Time; (v) appraisal or dissenters’ rights, including any payment in respect of Dissenting Shares in excess of the amount of payments otherwise payable to the stockholder seeking such rights under this Agreement; (f) any inaccuracy in or claim related to the Closing Date Allocation Schedule; (g) any Fraud by the Company Group; (h) any qualification, exception, adverse finding, material weakness, significant deficiency, going concern opinion, explanatory paragraph, or other matter noted, identified, or disclosed in any audit report, auditor’s opinion, or related auditor communication issued in

-94- 4925-1594-1524, v. 9 ACTIVE 719440141v17 connection with the audit of the Consolidated Financial Statements (collectively, “Audit Qualifications”); (i) any restatement or adjustment of the Consolidated Financial Statements that arises from or is related to any Audit Qualification or any matter identified in the course of completing the audit of the Consolidated Financial Statements; or (j) any third-party claims, regulatory inquiries, investigations, or proceedings arising out of or related to any Audit Qualification or any matter identified during the audit process with respect to the Consolidated Financial Statements. 9.02 Indemnification by Parent. After the Effective Time, the Parent shall defend and indemnify each Company Indemnified Party in respect of, and hold each Company Indemnified Party harmless against and will compensate and reimburse each Company Indemnified Party for, any and all Damages incurred or suffered by any Company Indemnified Party (regardless of whether such Damages relate to any Third Party Action) resulting from, constituting or arising out of: (a) any breach of or inaccuracy in, as of the date of this Agreement or as of the Closing Date (or, if made as of an earlier date, as of such earlier date), any representation or warranty of the Parent, Merger Sub-Halo or Merger Sub-havenX contained in this Agreement, and any claim asserted by a third party against any Company Indemnified Party that, if meritorious, would constitute or give rise to any such breach; or (b) any breach of or failure to perform any covenant or agreement of the Parent, Merger Sub-Halo or Merger Sub-havenX contained in this Agreement or the Ancillary Documents, in each case that is to be performed by the Parent, Merger Sub-Halo, or Merger Sub-havenX, as applicable, prior to, at or after the Closing. 9.03 Indemnification Claims. The parties making a claim under this Article IX are referred to as the “Indemnified Parties”, and the parties against whom such claims are asserted under this Article IX are referred to as the “Indemnifying Parties”. Any claims brought on behalf of the Company Indemnified Parties shall be brought by the Company Group Equityholder Representative, and the Company Group Equityholder Representative shall represent the Indemnifying Parties if the Indemnified Parties are the Buyer Indemnified Parties. (a) The Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action (the “Claim Notice”). Such Claim Notice shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent then known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages. No delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any Damages hereunder except to the extent of any Damages or prejudice caused by or arising out of such delay or failure. Within 20 days after delivery of such Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may

-95- 4925-1594-1524, v. 9 ACTIVE 719440141v17 only assume control of such defense if it acknowledges in writing to the Indemnified Party that any Damages that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article IX, and (B) an adverse resolution of the Third Party Action would not be reasonably likely to have a material adverse effect on the goodwill or reputation of the Indemnified Party or the business, operations or future conduct of the Indemnified Party and (ii) the Indemnifying Party may not assume control of the defense of any Third Party Action involving Taxes, any Governmental Authority as a party or criminal liability or in which equitable or other non-monetary relief (other than an incidental claim for equitable relief as part of a general prayer for relief) is sought against the Indemnified Party. Any amounts incurred by the Indemnifying Party in controlling the defense or settlement of any such claims that are borne by the Indemnifying Parties in accordance with and subject to the limitations set forth in this Section 9.03(a) shall be counted toward the caps on liability set forth herein. For the avoidance of doubt, any amounts paid in settlement on behalf of any Parent Indemnified Parties in accordance with the terms and conditions set forth under this Section 9.03(a) shall be funded by offset against any Future Payments payable by Parent. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense in good faith. The non-controlling Party may participate in such defense at its own expense. The controlling Party shall keep the non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the non-controlling Party with respect thereto. The non-controlling Party shall furnish the controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the controlling Party in the defense of such Third Party Action. The reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages in connection with any indemnification obligation finally determined to be actually owed under this Article IX if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 9.03(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Parties shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Agreement, to the extent there is any conflict between the provisions of this Section 9.03(a) and Section 10.03 with regard to any Third Party Action involving Taxes, Section 10.03 shall govern. (b) In order to seek indemnification under this Article IX, the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party at or prior to 11:59 p.m. Eastern time on the expiration date of the applicable survival period set forth in Section 9.04(a) for the representation, warranty or covenant that such claim relates.

-96- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (c) Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive aggregate amount of such Damages set forth in Claim Notice, as it may be modified by the Indemnified Party in good faith from time to time, being referred to as the “Claimed Amount”), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If no response is delivered by the Indemnifying Party within such 30-day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may not contest the payment of all or a portion of the Claimed Amount, except to the extent it believes in good faith that the Claimed Amount does not constitute Damages for which the Indemnified Party is entitled to indemnification under this Article IX. If an Indemnifying Party contests the payment of all or a portion of the Claimed Amount pursuant to the foregoing sentence, the Damages finally adjudicated by a court of competent jurisdiction shall be referred to herein as the “Adjudicated Amount”. Acceptance by the Indemnified Party of partial payment of any Claimed Amount shall be without prejudice to the Indemnified Party’s right to claim the balance of any such Claimed Amount. (d) Without limitation of Section 11.11, the Company Group Equityholder Representative shall have full power and authority on behalf of each Company Group Equityholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Group Equityholders under this Article IX. The Company Group Equityholder Representative shall have no liability to any Company Group Equityholders for any action taken or omitted on behalf of the Company Group Equityholders pursuant to this Article IX. 9.04 Survival of Representations and Warranties. (a) Unless otherwise specified in this Section 9.04 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations; provided, however, that, except with respect to claims based on Fraud, all representations and warranties that are covered by the indemnification obligations in Section 9.01(a) and 9.02(a) shall expire at 11:59 p.m. Eastern time on the date that is twelve (12) months following the Closing Date; provided further, however, that the Fundamental Representations shall expire at 11:59 p.m. Eastern time on the date that is sixty (60) calendar days after the expiration of the longest statute of limitations applicable to the subject matter of the applicable representation or warranty. The Parties further acknowledge that the time periods set forth in this Article IX for the assertion of claims under this Agreement are the result of arms’ length negotiation among the Parties and that they intend for the time periods to be enforced as agreed by the Parties. Notwithstanding anything else to the contrary herein, it is the express intent of the Parties hereto that (a) if the applicable survival period as contemplated by this Agreement for an item is shorter than the statute of limitations that would otherwise have been applicable to such item then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened survival period contemplated herein, and (b) the 20 year statute of limitations contemplated by 10 Del. C. § 8106(c) shall not apply to this Agreement.

-97- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (b) If the Indemnified Party delivers to the Indemnifying Party, before expiration of a representation, warranty, covenant or agreement, a Claim Notice based upon a breach of such representation, warranty, covenant or agreement then the applicable representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which a Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party. 9.05 Limitations. (a) With respect to claims for Damages arising under Section 9.01(a), 9.01(h), 9.01(i), 9.01(j) or Section 9.02(a), the Indemnifying Parties shall not be liable for any such Damages until the aggregate amount of all such Damages exceeds $50,000 (the “Threshold”) (at which point the Indemnifying Parties shall only be required to pay or be liable for Damages in excess of the Threshold, subject to the other caps and limitations on liability set forth in this Article IX); provided that the limitation set forth in this sentence shall not apply to (i) claims based on Fraud or (ii) any claim pursuant to Section 9.01(a) or Section 9.02(a) relating to a breach of or inaccuracy in any of the Fundamental Representations. (b) Subject to the other limitations set forth herein, the aggregate amount of all Damages for which Company Group Equityholders shall be liable pursuant to Sections 9.01(a), 9.01(h), 9.01(i) and 9.01(j) shall be limited to Two Million Nine Hundred Dollars ($2,900,000) (the “Cap”); provided, that, such Cap shall not apply to (i) claims based on Fraud or (ii) any claim pursuant to Section 9.01(a) relating to a breach of or inaccuracy in any of the Fundamental Representations. Claims for indemnification arising out of or related to Fraud or breaches of any Fundamental Representations shall be capped (i) with respect to the Parent, at an amount equal to Two Million Nine Hundred Dollars ($2,900,000) and (ii) with respect to each Company Group Equityholder, at an amount equal to the portion of the Aggregate Consideration such Company Group Equityholder has actually received or is entitled to receive pursuant to this Agreement, provided that Parent may offset against Contingent Consideration only as and when such Contingent Consideration becomes due and payable to the Company Group Equityholder. (c) (i) The liability of each Company Group Equityholder with respect to any particular Damages payable under this Article IX shall not exceed such Company Group Equityholder’s Pro Rata Indemnification Share of such Damages, and (ii) the aggregate liability of each Company Group Equityholder for all Damages under this Article IX shall not exceed the portion of the Aggregate Consideration such Company Group Equityholder has actually received pursuant to this Agreement; provided that, in the event of claims based on Fraud committed by a particular Company Group Equityholder, the limitations in this paragraph (c) on the liability of the Company Group Equityholder who committed such Fraud shall not apply. (d) No Company Group Equityholder shall have any right of contribution against the Company Group, the Halo Surviving Corporation or havenX Surviving Corporation with respect to any breach by the Company Group of any of its representations, warranties, covenants or agreements.

-98- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (e) The rights to indemnification set forth in this Article IX shall not be affected by (i) any investigation conducted by or on behalf of any Indemnified Party or any knowledge acquired (or capable of being acquired) by any Indemnified Party, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, other than as presented in the Company Group Disclosure Schedule, or (ii) any waiver by the Parent or the Company Group of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants. (f) Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Damages upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Damages. (g) Notwithstanding anything to the contrary in this Agreement, for purposes of determining the amount of Damages for which any Parent Indemnified Party may be entitled to indemnification under this Article IX, each such representation or warranty (other than the representations and warranties set forth in clause (a) of Section 4.07) shall be deemed to have been made without any qualifications or limitations as to materiality (including any qualifications or limitations made by reference to a Company Group Material Adverse Effect). (h) Notwithstanding anything else in this Agreement, Parent shall offset against any obligation or payment it owes to any Company Group Equityholder with respect to any Future Payment that is or may become payable pursuant to this Agreement (provided that Parent may offset against Contingent Consideration only as and when such Contingent Consideration becomes due and payable to the Company Group Equityholder), any Agreed Amount or Adjudicated Amount owing by the Company Group Equityholders under this Article IX, and such Future Payments shall be the exclusive source of recovery for the Parent Indemnified Parties for any amounts owing to the Parent Indemnified Parties under this Article IX, provided that Parent may offset against Contingent Consideration only as and when such Contingent Consideration becomes due and payable to the Company Group Equityholder and provided, further, Parent shall offset fifty percent (50%) of the Agreed Amount or Adjudicated Amount owing by the Company Group Equityholders against the cash consideration and (50%) of the Agreed Amount or Adjudicated Amount owing by the Company Group Equityholders against the equity consideration. (i) Except (i) with respect to claims based on Fraud against a specific Company Group Equityholder who committed such Fraud, (ii) with respect to claims for specific performance, (iii) as set forth in Section 2.04, and (iv) for the Company Group Equityholder Representative’s rights under Section 11.11, from and after the Closing, the rights of the Parties under this Article IX shall be the exclusive remedy of the Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of such Party contained in this Agreement. (j) Any payments made to a party pursuant to this Article IX shall be treated as an adjustment to the Aggregate Consideration for Tax purposes to the extent permitted by Law.

-99- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (k) All Damages for which any Indemnified Party would otherwise be entitled to indemnification under this Article IX will be reduced by the amount of insurance proceeds, indemnification payments, and other similar third-party recoveries which any Indemnified Party actually receives in respect of any Damages incurred by such Indemnified Party (net of costs incurred in connection therewith). In the event that any such insurance proceeds, indemnity payments, or other similar third-party recoveries are actually received by an Indemnified Party subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, indemnity payments, or other similar third- party recoveries relate, appropriate refunds will be made as promptly as reasonably practicable by the relevant Indemnified Parties of all or the relevant portion of such indemnification payment. The incremental cost of higher premiums under any insurance policy of an Indemnified Party in connection with any recovery of Damages shall be deemed to be indemnifiable Damages hereunder. ARTICLE X. TAX MATTERS 10.01 Tax Returns. (a) Parent shall be responsible for, and shall cause to be prepared and filed any Tax Returns relating to any Pre-Closing Tax Period or Straddle Period, in each case that are required to be filed after the Closing Date (such Tax Returns, the “Parent Prepared Income Tax Returns”). Parent shall deliver a copy of each such Parent Prepared Income Tax Return that reflects Taxes for which the Company Group Equityholders would be obligated to indemnify Parent to the Company Group Equityholder Representative no later than thirty (30) days prior to filing such Tax Return (taking into account applicable extensions) for its review and comment. The Company Group Equityholder Representative shall provide any comments to Parent at least ten (10) days before the date on which such Parent Prepared Income Tax Return is to be filed, and Parent and the Company Group Equityholder Representative shall cooperate in good faith to resolve any disputed items; provided, however, that if Parent and Company Group Equityholder Representative are unable to reach an agreement with respect to any disputed items within ten (10) days of receipt by Parent of the Company Group Equityholder Representative’s comments to such Parent Prepared Income Tax Return, Parent and the Company Group Equityholder Representative shall submit the disputed items to the Firm or another mutually acceptable independent auditor for resolution, which resolution shall be binding on the Parties. The fees and expenses of the Firm or such other auditor shall be borne by Parent and the Company Group Equityholder Representative in accordance with Section 2.04(g) applied mutatis mutandis. The Parties agree that all Transaction Tax Deductions shall be reported on the Tax Returns of the applicable members of the Company Group for the Pre-Closing Tax Period to the extent such deductions are at least “more likely than not” deductible in such Pre-Closing Tax Period. (b) For purposes of this Agreement, in the case of any Straddle Period, (i) the amount of any Taxes other than ad valorem or property Taxes for the portion of the Straddle Period ending on and including the Closing Date will be determined based on an interim closing of the books as of the end of the Closing Date, including, for the avoidance of doubt, with an interim closing of the books as of the end of the Closing Date for any partnership or other pass-through

-100- 4925-1594-1524, v. 9 ACTIVE 719440141v17 entity in which the relevant Person has a beneficial interest; provided, that any exemptions or allowances calculated on an annual basis (such as for depletion, depreciation or amortization) shall be apportioned in the manner described in clause (ii) of this sentence, and (ii) the amount of ad valorem or property Taxes that relates to the portion of the Straddle Period ending on and including the Closing Date will be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period. 10.02 Tax Cooperation. Each Party shall cooperate (and cause its Affiliates to cooperate) fully, as and to the extent reasonably requested by each other Party, in connection with the preparation and filing of Tax Returns and any Tax Contest with respect to Taxes and payments in respect thereof. Such cooperation shall include the provision of records and information which are reasonably relevant to any such Tax Contest and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, Parent agrees to retain (or cause to be retained) all books and records with respect to Tax matters pertinent to the Company Group relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority. Each Party shall furnish the other Parties with copies of all relevant correspondence received from any Governmental Authority in connection with any Tax Contest. 10.03 Tax Contests. Parent shall promptly notify the Company Group Equityholder Representative in writing upon receiving notice of any audit, assessment, litigation, contest or other Tax Proceeding relating to Taxes of the Company Group (or any of their direct or indirect owners at or prior to the Closing) for any Pre-Closing Tax Period or Straddle Period (a “Tax Contest”), and shall promptly deliver to the Company Group Equityholder Representative copies of all material correspondence received in connection with any such Tax Contest. The Company Group Equityholder Representative shall have the right to control at its own expense, the conduct of any Tax Contest relating solely to a Pre-Closing Period. The Company Group Equityholder Representative shall (a) defend each such Tax Contest diligently and reasonably, (b) keep Parent reasonably informed of the progress of each such Tax Contest (including any waiver or extension of any applicable statute of limitations) and (c) not settle, compromise and/or concede any portion of any such Tax Contest without the consent of the Parent, which consent will not be unreasonably withheld, conditioned, or delayed. Except with respect to any Tax Contest relating solely to Pre- Closing Tax Periods that the Company Group Equityholder Representative has elected to control, Parent shall (a) control each Tax Contest, (b) defend each such Tax Contest diligently and reasonably, (c) keep the Company Group Equityholder Representative reasonably informed of the progress of each such Tax Contest (including any waiver or extension of any applicable statute of limitations) and (d) not settle, compromise and/or concede any portion of any such Tax Contest for which the Company Group Equityholders would reasonably be expected to be liable for under this Agreement for any Pre-Closing Tax Period or Straddle Period without the consent of the Company Group Equityholder Representative, which consent will not be unreasonably withheld, conditioned, or delayed. The Company Group Equityholder Representative shall have the right to participate at its own expense in any Tax Contest or portion of any Tax Contest for which the Company Group Equityholders would reasonably be expected to be liable for under this

-101- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Agreement for any Pre-Closing Tax Period or Straddle Period and Parent shall have the right to participate at its own expense in any Tax Contest or portion of any Tax Contest controlled by the Company Group Equityholders Representative. 10.04 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, any sales, use, transfer, real property transfer, registration, documentary, stamp, value added or similar Taxes and related fees and costs imposed on or payable in connection with the transactions contemplated hereby (“Transfer Taxes”) and the costs and expenses of preparing and filing any Tax Returns related to any Transfer Taxes shall be borne by Parent. The Party responsible under applicable Law for filing the Tax Returns with respect to any such Transfer Taxes shall prepare and timely file such Tax Returns, promptly provide a copy of such Tax Return to any Party upon request, and pay such Transfer Taxes. The Company Group and Parent shall, and shall cause their respective Affiliates to, cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes and timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. 10.05 Intended Tax Treatment. For U.S. federal and applicable state and local income tax purposes, the Parties intend for the exchange of Company Stock for the Merger consideration described in Section 2.01(d)(B) of this Agreement to be taxable as a sale or exchange within the meaning of Section 1001(a) of the Code (the “Intended Tax Treatment”). The Parties shall file all Tax Returns consistent with the foregoing and shall not otherwise take any Tax position inconsistent with, the Intended Tax Treatment, except pursuant to a determination under Section 1313(a) of the Code (or corresponding provisions of state or local law). 10.06 Tax Agreements. To the extent relating to the Company Group and except as otherwise consented to in writing by Parent, Company shall terminate or cause to be terminated before the Closing all Tax allocation, gross-up, indemnification or sharing agreements, if any, to which any member of the Company Group, is a party such that no member of the Company Group shall have any liability pursuant thereto following the Closing. 10.07 Tax Refunds. Any cash Tax refund or Tax overpayment credit in lieu of a cash Tax refund (including any interest paid or credited by a taxing authority with respect thereto that reduces Taxes of the Company Group in respect of a taxable period that begins after the Closing Date or the portion of any Straddle Period that begins after the Closing Date) relating to Taxes paid prior to the Closing for a taxable period ending on or before the Closing Date (or portion of the Straddle Period ending on the Closing Date) shall be the property of the Company Group Equityholders, and if received by the Parent or any Surviving Corporation following the Closing shall be paid over promptly to the Company Group Equityholders (whether through the Exchange and Paying Agent for distribution thereto, and/or to directly by Parent, the Payroll Provider or the Surviving Corporations, as applicable) net of any costs or expenses (including Taxes) incurred in connection with the receipt or payment of such cash Tax refund, provided that, the foregoing shall not apply to any cash Tax refund (or Tax overpayment credit in lieu of a cash Tax refund) that is attributable to the application of a Tax attribute from a post-Closing Tax period to a Pre-Closing Tax Period (e.g., as a carryback) or that was taken into account in the determination of the Closing Cash Consideration (as finally determined under this Agreement). Parent shall, if the Company Group Equityholder Representative so requests and at the Company Group Equityholders’

-102- 4925-1594-1524, v. 9 ACTIVE 719440141v17 expense, reasonably cooperate with the Company Group Equityholder Representative in filing any amended Tax Returns or taking such other steps as may be necessary for and obtaining any Tax refund or claiming any Tax credits to which the Company Group Equityholders are entitled under this Section 10.07. ARTICLE XI. MISCELLANEOUS 11.01 Remedies. (a) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Company Group, on the one hand, or Parent, Merger Sub-Halo or Merger Sub-havenX, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company Group, on the one hand, and Parent, Merger Sub-Halo or Merger Sub-havenX, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other (as applicable) under this Agreement to effect the Closing, in each case without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. The pursuit of specific enforcement or other equitable remedies by any Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such Party may be entitled at any time. (b) Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise at any time of any other remedy. For the avoidance of doubt, while the Company Group, on the one hand, and Parent, Merger Sub-Halo or Merger Sub-havenX, on the other hand, may pursue both a grant of specific performance of the other’s obligations to consummate the transactions contemplated by this Agreement and the payment of damages, notwithstanding anything to the contrary herein, under no circumstances shall the Company Group or Parent, Merger Sub-Halo or Merger Sub-havenX be permitted or entitled to receive both such grant of specific performance to consummate the transactions contemplated by this Agreement and payment of damages (other than, solely to the extent permitted with respect to breaches of the covenants and agreements solely to the extent such claims survive following the Closing pursuant to Section 9.01 of this Agreement). (c) Each of the Company Group, on the one hand, and each of Parent, Merger Sub-Halo or Merger Sub-havenX, on the other hand, hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Company Group or Parent, Merger Sub-Halo or

-103- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Merger Sub-havenX, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Company Group or each of Parent, Merger Sub-Halo or Merger Sub-havenX, as applicable, under this Agreement. The Parties further agree that (i) by seeking the remedies provided for in this Section 11.01, a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a Party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.01 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 11.01 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 11.01 prior or as a condition to exercising any termination right under Article VII (and pursuing monetary damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 11.01 or anything set forth in this Section 11.01 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter. 11.02 Expenses. Except as otherwise provided in this Agreement, each of the Parties shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. 11.03 Entire Agreement; Amendments and Waivers. This Agreement (including the Annexes, Schedules and the Exhibits hereto), the Company Group Disclosure Schedule, the Confidentiality Agreement, and the other Ancillary Documents contemplated herein and therein represent the entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement may only be amended, supplemented or changed by a written instrument signed by the Parties. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such provision so waived is sought. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. 11.04 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute but subject to the provisions of Article IX) without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

-104- 4925-1594-1524, v. 9 ACTIVE 719440141v17 11.05 Submission to Jurisdiction. Each of the Parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party hereto may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.07. Nothing in this Section 11.05, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law. 11.06 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THE ANCILLARY DOCUMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. 11.07 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by e-mail (with non-automated written confirmation of transmission) or (c) one (1) Business Day following the day sent by a nationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision): Notices to Parent, Merger Sub-Halo or Merger Sub-havenX: Cycurion, Inc. 1640 Boro Place, 4th Floor Mclean, VA 22102

-105- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Attn: Alvin McCoy, CFO E-mail: alvin.mccoy@cycurion.com with a mandatory copy (which shall not constitute notice) to: Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, FL 33131 Attn: John D. Owens, III, Esq. Sean Monroe, Esq. E-mail: jo@gtlaw.com; sean.monroe@gtlaw.com Notices to the Company Group: Lance Gaines 4384 Renly Ln Clermont FL 34711 Attn: Lance Gaines / Mark Kearns E-mail: gaineslr@gmail.com / markkearns@cs.com with a mandatory copy (which shall not constitute notice) to: Cairncross & Hempelmann, P.S. 524 Second Avenue, Suite 500 Seattle, WA 98104-2323 Email: lbertin@cairncross.com Notices to the Company Group Equityholder Representative: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: deals@srsacquiom.com 11.08 Binding Effect; Assignment. (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except (i) Section 6.08 shall be for the benefit of, and enforceable by, Non-Recourse Parties, (ii) Section 9.01 and Section 9.02 shall be for the benefit of Parent Indemnified Parties and Company Indemnified Parties, respectively, (iii) Section 6.06 shall be for the benefit of, and enforceable by, each current and former officer, director, manager or similar functionary of each member of the Company Group and their heirs and representatives, successors and assigns and (iv) as set forth in Section 11.11.

-106- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Parent, Merger Sub-Halo or Merger Sub-havenX or the Company Group without the prior written consent of the non-assigning Parties. No assignment shall relieve the assigning party of any of its obligations hereunder. 11.09 Severability. If any condition, term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other conditions, terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Notwithstanding the foregoing, the Parties intend that the provisions of Article IX, including the remedies (and limitations thereon) and the limitations on representations, warranties and covenants, be construed as integral provisions of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes a Party’s rights hereunder or increases a Party’s liability or obligations hereunder. 11.10 Counterparts. This Agreement may be executed in any number of counterparts (including by means of e-mail in .pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. 11.11 Company Group Equityholder Representative. (a) By their execution of a Surrender Agreement or the Letter of Transmittal, approval of the Mergers and adoption of this Agreement and/or their acceptance of any consideration pursuant to this Agreement and without any further action of any of the Company Group Equityholders or the Company Group, the Company Group Equityholders hereby irrevocably (subject only to this Section 11.11) appoint, effective from and after the Closing, the Company Group Equityholder Representative as the true and lawful representative, attorney-in-fact and exclusive agent of the Company Group Equityholders for all purposes under this Agreement and in connection with the transactions contemplated by this Agreement and the Exchange and Paying Agent Agreement and in any litigation or arbitration involving this Agreement or the Exchange and Paying Agent Agreement. In connection therewith, the Company Group Equityholder Representative is authorized to do or refrain from doing all further acts and things, and to execute all such documents as the Company Group Equityholder Representative shall deem necessary or appropriate, and shall have the power and authority to: (i) act for any or all of the Company Group Equityholders with regard to all matters pertaining to this Agreement or the Exchange and Paying Agent Agreement; (ii) act for any or all of the Company Group Equityholders to transact matters of litigation pertaining to this Agreement;

-107- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (iii) execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Company Group Equityholder Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Exchange and Paying Agent Agreement, including delivering any update to or correction, amendment or modification of the Closing Date Allocation Schedule permitted by Section 2.11(a); (iv) receive funds, make payments of funds, and give receipts for funds relating to the Company Group Equityholder Representative Expense Amount; (v) do or refrain from doing, on behalf of any or all of the Company Group Equityholders, any further act or deed that the Company Group Equityholder Representative deems necessary or appropriate in the Company Group Equityholder Representative’s sole discretion relating to the subject matter of this Agreement or the Exchange and Paying Agent Agreement, in each case as fully and completely as any Company Group Equityholder could do if personally present; (vi) give and receive all notices required to be given or received by the Company Group Equityholders under this Agreement or the Exchange and Paying Agent Agreement; (vii) give any written direction to the Exchange and Paying Agent; (viii) agree to, dispute, negotiate and/or comply with the determination of the Final Closing Adjustment Statement, the Final Closing Adjustment and related matters pursuant to Section 2.04, and to agree to, dispute, negotiate, comply with and/or enter into settlement and compromises regarding the Aggregate Consideration that may be payable to the Company Group Equityholders pursuant to this Agreement; (ix) agree to, dispute, negotiate, enter into settlements and compromises and/or comply with arbitration awards and court orders with respect to claims for indemnification made by any Parent Indemnified Party under Article IX; and (x) receive service of process in connection with any claims under this Agreement and/or the Exchange and Paying Agent Agreement. Notwithstanding the foregoing, the Company Group Equityholder Representative shall have no obligation to act on behalf of the Company Group Equityholders, except as expressly provided herein and for purposes of clarity, there are no obligations of the Company Group Equityholder Representative in any other ancillary agreement, schedule, exhibit or the Company Group Disclosure Schedule. (b) All decisions and actions of the Company Group Equityholder Representative on behalf of the Company Group Equityholders under this Agreement, pursuant to the authority granted herein, shall be deemed to be facts ascertainable outside of this Agreement and shall be binding upon all Company Group Equityholders and such Company Group Equityholder’s successors as if expressly confirmed and ratified in writing by such Company

-108- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Group Equityholder, no Company Group Equityholder shall have the right to object, dissent, protest or otherwise contest the same, and all defenses which may be available to any Company Group Equityholder to contest, negate or disaffirm the action of the Company Group Equityholder Representative taken in good faith under this Agreement are waived. (c) At the Effective Time, the Parent shall pay the Company Group Equityholder Representative Expense Amount to the Company Group Equityholder Representative, which Company Group Equityholder Representative Expense Amount shall be maintained by the Company Group Equityholder Representative in a segregated account and used for the purposes of paying directly or reimbursing the Company Group Equityholder Representative for any Company Group Equityholder Representative Expenses incurred pursuant to this Agreement. The Company Group Equityholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Company Group Equityholder Representative Expense Amount other than as a result of its gross negligence or willful misconduct. The Company Group Equityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Company Group Equityholder Representative Expense Amount and has no tax reporting or income distribution obligations. The Company Group Equityholders will not receive any interest or earnings on the Company Group Equityholder Representative Expense Amount and irrevocably transfer and assign to the Company Group Equityholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Company Group Equityholder Representative may contribute funds to the Company Group Equityholder Representative Expense Amount from any consideration otherwise distributable to the Company Group Equityholders. The fees and expenses of the Company Group Equityholder Representative shall be borne by the Company Group Equityholders. Without limitation of the indemnity and other provisions of this Section 11.11, the Company Group Equityholder Representative shall be reimbursed for reasonable out-of-pocket expenses incurred in the performance of the Company Group Equityholder Representative’s duties (including the reasonable fees and expenses of counsel) under this Agreement from the Company Group Equityholder Representative Expense Amount and, if the remaining Company Group Equityholder Representative Expense Amount is insufficient to pay such expenses, from the first proceeds from any Future Payments otherwise available for distribution to the Company Group Equityholders. In no event shall the Parent or any Surviving Corporation (or any of their respective Affiliates, other than any such Affiliates that are Company Group Equityholders, solely in their capacity as such) be obligated to reimburse the Company Group Equityholder Representative for any such expenses. Upon the determination of the Company Group Equityholder Representative that retaining any portion of the Company Group Equityholder Representative Expense Amount is no longer necessary, the Company Group Equityholder Representative shall deliver any then remaining portion of the Company Group Equityholder Representative Expense Amount (the “Company Group Equityholder Representative Account Payment”) to the Exchange and Paying Agent for distribution to the Company Group Equityholders (including, as applicable, to the Payroll Provider, the Parent and/or the Surviving Corporations for further distribution to the holders of Company Group Equity Awards and Halo Warrants). The Company Group Equityholder Representative shall hold and disburse the Company Group Equityholder Representative Expense Amount in accordance with this Agreement, and the Company Group Equityholder Representative Expense Amount shall not be used for any other purpose other than

-109- 4925-1594-1524, v. 9 ACTIVE 719440141v17 as set forth in this Agreement and shall not be available to the Parent to satisfy any claims hereunder. (d) From and after the Closing, the Company Group Equityholder Representative shall act for the Company Group Equityholders on all of the matters set forth in this Agreement, the Exchange and Paying Agent Agreement in the manner the Company Group Equityholder Representative believes to be in the best interest of the Company Group Equityholders. The Company Group Equityholder Representative is authorized to act on behalf of the Company Group Equityholders notwithstanding any dispute or disagreement among the Company Group Equityholders. In taking or refraining from taking any action as Company Group Equityholder Representative, the Company Group Equityholder Representative may reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Group Equityholder or other party and rely conclusively, without any further inquiry or investigation, upon: (i) the Closing Date Allocation Schedule, (ii) any signature believed by it to be genuine, and (iii) any certification or confirmation, oral or written, given by any Person whom the Company Group Equityholder Representative reasonably believes to be authorized thereunto. The Company Group Equityholder Representative may, in all questions arising hereunder, rely on the advice of counsel, and the Company Group Equityholder Representative shall not be liable to any Company Group Equityholder for anything done, omitted or suffered in good faith by the Company Group Equityholder Representative based on such advice. The Company Group Equityholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Company Group Equityholder Representative. The Company Group Equityholder Representative shall have no liability to any of the Company Group Equityholders for any act done or omitted in connection with the acceptance or administration of the Company Group Equityholder Representative’s responsibilities hereunder as Company Group Equityholder Representative while acting in good faith, unless and only to the extent such action or failure to act constitutes gross negligence or willful misconduct. The Company Group Equityholders acknowledge that the Company Group Equityholder Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement or the transactions contemplated hereby or thereby. Furthermore, the Company Group Equityholder Representative shall not be required to take any action unless the Company Group Equityholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Company Group Equityholder Representative against the costs, expenses and liabilities which may be incurred by the Company Group Equityholder Representative in performing such actions. The Company Group Equityholders shall indemnify, defend and hold harmless the Company Group Equityholder Representative from and against any and all loss, liability, claims, damages, fees, costs or expense (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers), judgments, fines or amounts paid in settlement (collectively, the “Company Group Equityholder Representative Expenses“) arising out of or in connection with this Agreement and any agreements ancillary hereto or the acceptance or administration of the Company Group Equityholder Representative’s duties hereunder, in each case as such Company Group Equityholder Representative Expense is suffered or incurred; provided, that in the event that any such Company Group Equityholder Representative Expense is finally adjudicated to have been caused by the bad faith, willful misconduct, Fraud or gross negligence of the Company Group Equityholder Representative, the

-110- 4925-1594-1524, v. 9 ACTIVE 719440141v17 Company Group Equityholder Representative will reimburse the Company Group Equityholders the amount of such indemnified Company Group Equityholder Representative Expense to the extent attributable to such bad faith, willful misconduct, Fraud or gross negligence. Company Group Equityholder Representative Expenses may be recovered by the Company Group Equityholder Representative from (i) the Company Group Equityholder Representative Expense Amount and (ii) any Future Payments or other amounts otherwise available for distribution to the Company Group Equityholders under this Agreement at such time as such amounts would otherwise be distributable to the Company Group Equityholders; provided, that while the Company Group Equityholder Representative may be paid from the aforementioned sources of funds, this does not relieve the Company Group Equityholders from their obligation to promptly pay such Company Group Equityholder Representative Expenses as they are suffered or incurred. The Company Group Equityholder Representative may, upon receipt of a claim notice or similar that is reasonably likely to give rise to a Company Group Equityholder Representative Expense (as determined in good faith by the Company Group Equityholder Representative), withhold from any distribution of the Company Group Equityholder Representative Expense Amount an amount as may be reasonably expected to cover such Company Group Equityholder Representative Expense until such matter is resolved. In no event will the Company Group Equityholder Representative be required to advance its own funds on behalf of the Company Group Equityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Group Equityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Company Group Equityholder Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Company Group Equityholder Representative or the termination of this Agreement. (e) The Company Group Equityholder Representative may resign at any time. In the event the Company Group Equityholder Representative becomes unable to perform the Company Group Equityholder Representative’s responsibilities hereunder or resigns from such position, the Company Group Equityholders (acting by a written instrument signed by holders of Company Group Stock who held, as of immediately prior to the Effective Time, a majority (by voting power) of the then outstanding shares of Company Group Stock) shall select another representative to fill the vacancy of the Company Group Equityholder Representative, and such substituted representative shall be deemed to be the Company Group Equityholder Representative for all purposes of this Agreement. The Company Group Equityholder Representative may be removed only upon delivery of written notice to the Parent and the Company Group Equityholder Representative signed by Persons who, as of immediately prior to the Effective Time, held a majority (by voting power) of the then outstanding shares of Company Group Stock; provided that no such removal shall be effective until such time as a successor Company Group Equityholder Representative shall have been validly appointed hereunder. The Company Group Equityholders (acting by a written instrument signed by holders of Company Group Stock who held, as of immediately prior to the Effective Time, a majority (by voting power) of the then outstanding shares of Company Group Stock) shall provide the Parent prompt written notice of any replacement of the Company Group Equityholder Representative, including the identity and address of the new Company Group Equityholder Representative. Upon any replacement of the Company Group Equityholder Representative, the Company Group Equityholder Representative being replaced shall transfer to the new Company Group Equityholder Representative the balance

-111- 4925-1594-1524, v. 9 ACTIVE 719440141v17 of any unexpended Company Group Equityholder Representative Expense Amount if and to the extent the Company Group Equityholder Representative being replaced reasonably determines that any such amount is no longer required to be withheld. The immunities and rights to indemnification shall survive the resignation or removal of the Company Group Equityholder Representative and the Closing and/or any termination of this Agreement. (f) For all purposes of this Agreement: (i) Parent shall be entitled to rely conclusively on the instructions and decisions of the Company Group Equityholder Representative as to the settlement of any disputes or claims under this Agreement or the Exchange and Paying Agent Agreement, or any other actions required or permitted to be taken by the Company Group Equityholder Representative hereunder, and no party hereunder or any Company Group Equityholder shall have any cause of action against the Parent for any action taken by the Parent in reliance upon the instructions or decisions of the Company Group Equityholder Representative; (ii) the powers, immunities and rights to indemnification granted to the Company Group Equityholder Representative hereunder and the other provisions of this Section 11.11 are independent and severable, are irrevocable (subject only to Section 11.11(e)), are coupled with an interest, shall survive the death, incompetence, bankruptcy or liquidation of any Company Group Equityholder and shall be binding on any successor thereto, and shall be enforceable notwithstanding any rights or remedies that any Company Group Equityholder may have in connection with the transactions contemplated by this Agreement; and (iii) the provisions of this Section 11.11 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of each Company Group Equityholder, and any references in this Agreement to a Company Group Equityholder shall mean and include the successors to the rights of each applicable Company Group Equityholder hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise. 11.12 Attorney-Client Privilege; Representation. (a) With respect to any communications between the Company Entities and the Company Group Equityholders, and their respective legal counsel, made prior to the Effective Time and to the extent primarily relating to the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Documents (each, a “Privileged Communication”), the attorney- client privilege and the expectation of client confidence belongs and shall belong to the Company Group Equityholders and will not pass to or be claimed by Parent or its Affiliates (including the Halo Surviving Corporation and havenX Surviving Corporation), and none of Parent or any of its Affiliates (including any Surviving Corporation) will access any Privileged Communications or use them in any way.

-112- 4925-1594-1524, v. 9 ACTIVE 719440141v17 (b) Parent acknowledges and agrees that Cairncross & Hempelmann, P.S. is serving as counsel to the Company Entities in connection with the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Documents, and, up to the Effective Time, the consummation of the transactions contemplated hereby and the Ancillary Documents. Parent acknowledges and agrees that on behalf of itself and, from and after the Closing Date, on behalf of itself and the Halo Surviving Corporation and havenX Surviving Corporation, that following the Closing Date, Cairncross & Hempelmann, P.S. may continue to serve as legal counsel to the Company Group Equityholder Representative and the Company Group Equityholders in connection with any litigation, claim or obligation arising out of or relating to this Agreement and the Ancillary Documents, notwithstanding counsel’s prior representation of the Company Entities. Each Party hereby waives any actual or potential conflict of interest or any objection that may arise from any representation by Cairncross & Hempelmann, P.S. specified in this Section 11.12. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page of Agreement and Plan of Merger.] IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written. HALO: HALO PRIVACY, INC. By: Name: Lance Gaines Title: Chief Executive Officer HAVENX: HAVENX, INC. By: Name: Lance Gaines Title: President COMPANY GROUP EQUITYHOLDER REPRESENTATIVE: Solely in its capacity as Company Group Equityholder Representative SHAREHOLDER REPRESENTATIVE SERVICES LLC By: Name: Its: Docusign Envelope ID: 098B29A4-3514-480D-9D90-BE6BF62AC7C0

[Signature Page of Agreement and Plan of Merger.] IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written. HALO: HALO PRIVACY, INC. By: Name: Lance Gaines Title: Chief Executive Officer HAVENX: HAVENX, INC. By: Name: Lance Gaines Title: President COMPANY GROUP EQUITYHOLDER REPRESENTATIVE: Solely in its capacity as Company Group Equityholder Representative SHAREHOLDER REPRESENTATIVE SERVICES LLC By: Name: Its: Sam Riffe Managing Director

[Signature Page of Agreement and Plan of Merger.] IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written. PARENT: CYCURION, INC. By: L. Kevin Kelly Its: CEO MERGER SUB-HALO: CYCURION MERGER SUB-HALO, INC.: By: Alvin McCoy Its: President MERGER SUB-HAVENX: CYCURION MERGER SUB-HAVENX, INC.: By: Alvin McCoy Its: President Docusign Envelope ID: 950D1FA5-A7B4-882D-8215-B728650FC82E

Schedule I

FUTURE PAYMENTS SCHEDULE

1. For the purposes of this Schedule I (this "Schedule"), the following terms have the meanings specified below. Capitalized terms used but not defined in this Schedule shall have the meanings given to such terms in the Agreement. This Schedule will be construed in accordance with the rules of construction of the Agreement.

	12 month anniversary	24 month anniversary	36 month anniversary
Cash Installment Payment	$2,000,000	$2,500,000	$3,000,000
Equity Installment Payment (aka "Post-Closing Stock Consideration")	$3,000,000	$3,000,000	$3,000,000
Earnout (Cash and Stock)	$4,000,000	$5,000,000	$7,000,000
Total	$9,000,000	$10,500,000	$13,000,000

Other Future Payments: Any Final Closing Adjustment, Company Group Equityholder Representative Account Payment and Babylon Contract Bonuses that become payable to Company Group Equityholders pursuant to this Agreement shall be paid at such times as set forth in the Agreement.

2. **CASH AND EQUITY FUTURE PAYMENTS**

The cash portion of the Future Payments described above shall be payable pursuant to the terms of this Agreement.

The equity portion of the Future Payments described above shall be payable in accordance with Section 2.12 of this Agreement.

3. **EARNOUT CONDITIONS**

The Earnout Pool (as defined below) portion of the Future Payments ($16,000,000) will be paid based on the achievement by the Halo Surviving Corporation and havenX Surviving Corporation (on a consolidated basis) of specific revenue and margin growth targets over a three-year period following the Closing, and subject to pro-ration upon partial achievement, as outlined below. For the avoidance of doubt, the financial results of the Halo Surviving Corporation shall be consolidated with the financial results of the havenX Surviving Corporation for purposes of calculating the Earnout Pool.

- Earnout Pool: Up to $16,000,000, payable 50% in cash and 50% in shares of Parent Common Stock (the "Earnout Pool").

Schedule I-1

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Schedule I-2 4925-1594-1524, v. 9 ACTIVE 719440141v16 • Earnout Payment Schedule: o 12-Month Anniversary of Closing: $4,000,000 (25% of the Earnout Pool), payable as $2,000,000 in cash and $2,000,000 in shares of Parent Common Stock, subject to the Halo Surviving Corporation and havenX Surviving Corporation (on a consolidated basis) meeting the Year 1 Target (as defined below) and subject to pro-ration as described below (the “First Earnout Payment”). o 24-Month Anniversary of Closing: $5,000,000 (31.25% of the Earnout Pool), payable as $2,500,000 in cash and $2,500,000 in shares of Parent Common Stock, subject to the Halo Surviving Corporation and havenX Surviving Corporation (on a consolidated basis) meeting the Year 2 Target (as defined below) and subject to pro-ration as described below (the “Second Earnout Payment”). o 36-Month Anniversary of Closing: $7,000,000 (43.75% of the Earnout Pool), payable as $3,500,000 in cash and $3,500,000 in shares of Parent Common Stock, subject to the Halo Surviving Corporation and havenX Surviving Corporation (on a consolidated basis) meeting the Year 3 Target (as defined below), and subject to pro-ration as described below (the “Third Earnout Payment”). • Gross Revenue and Margin Targets o Base Year Gross Revenue: $7,000,000, calculated on a trailing 12-month (TTM) basis, and assuming for purposes of calculation, additional revenue that the Halo Surviving Corporation and havenX Surviving Corporation (on a consolidated basis) is projected to earn following entry into the Babylon Contract (“Base Year Gross Revenue”). o Year 1 (the first 12-month period commencing as of the Closing Date): Gross revenue target of $9,800,000 (1.4 x Base Year Gross Revenue, i.e., a 40% increase over Base Year Gross Revenue) and a gross margin target of 40% (the “Year 1 Target”). o Year 2 (the 12-month period commencing as of the end of Year 1 and ending on the 24-month anniversary of the Closing Date): Gross revenue target of $13,230,000 (1.35 x Year 1 gross revenue, i.e., a 35% increase over Year 1 gross revenue) and a gross margin target of 50% (the “Year 2 Target”). o Year 3 (the 12-month period commencing as of the end of Year 2 and ending on the 36-month anniversary of the Closing Date): Gross revenue target of $17,199,000 (1.30 x Year 2 gross revenue, i.e., a 30% increase over Year 2 gross revenue) and a gross margin target of 50% (the “Year 3 Target”).

Schedule I-3 4925-1594-1524, v. 9 ACTIVE 719440141v16 4. EARNOUT CALCULATION Earnout Pool payment for each year will be adjusted based on the percentage of the revenue target achieved (the “Score”). The Score is calculated as the actual revenue increase percentage divided by the target revenue increase percentage (40% Year 1, 35% Year 2 and 30% Year 3). • If the full revenue target is not met, the payout will be reduced proportionally based on the portion of the target actually achieved. • If the revenue target is exceeded, the payout will be capped at the allocated amount. • If the gross margin target is not met, there will be no payout regardless of the amount of revenue achieved. “Earnout Payment” means, as the context requires, the First Earnout Payment, Second Earnout Payment or Third Earnout Payment. “Earnout Payment Date” means, as the context requires, the actual date the First Earnout Payment, Second Earnout Payment or Third Earnout Payment is paid by Parent in accordance with Section 2.06 of the Agreement. Notwithstanding anything in this Schedule I to the contrary, any Future Payment of cash, equity or Earnout Payment specified herein shall be subject to offset in respect of an indemnification claim by a Parent Indemnified Party pursuant to Article IX of the Agreement. 5. Parent’s Conduct Prior to the Expiration of Each Earn-Out Period. (i) Within sixty (60) days following the end of each fiscal quarter during each Earnout Period, Parent shall prepare and deliver to the Company Group Equityholder Representative a reasonably detailed report showing Parent’s good faith computation of the revenue of the Halo Surviving Corporation and havenX Surviving Corporation (on a consolidated basis) during such fiscal quarter (including reasonable supporting documentation). (ii) During the Earnout Period, Parent shall, and shall cause its Affiliates to (A) maintain separate books and records (including financial statements) with respect to the Halo Surviving Corporation and havenX Surviving Corporation, in a manner adequate to calculate the applicable Earnout Payment in accordance with the Agreement and this Schedule, (B) take all actions as are reasonably necessary to ensure that funds are available to make the cash Earnout Payments (and refrain from taking any actions that hinder the availability of funds to make the cash Earnout Payments), (C) not authorize, cause or permit to be taken any action, including make any changes to the Halo Surviving Corporation or havenX Surviving Corporation or their businesses, the intention of which is to adversely impact such Surviving Corporation’s ability to generate revenue and/or earn the Earnout Payments, (D) not terminate any of the Key Employees other than for Cause (as defined in the Key Employee Agreements) or with written consent of a committee composed of Mark Kearns and Kevin Kelly, and (E) not to take any action or omit to take any action with the primary purpose or intent of (x) reducing or diminishing or preventing the achievement or attainment of the Earnout Payment Consideration, or (y) fraudulently diminishing

Schedule I-4 4925-1594-1524, v. 9 ACTIVE 719440141v16 the Earnout Payment Consideration, including taking actions with the intent to divert or delay business opportunities from the Halo Surviving Corporation or havenX Surviving Corporation, as applicable. (iii) Upon the occurrence of a Change in Control during the Earnout Period, Parent’s obligations with respect to the Future Payments shall be accelerated and, without limiting the foregoing, the maximum amount of the Earnout Payment Consideration shall become immediately due and payable in full. 6. Sample Calculations. Year 1 Example: Target: $9,800,000 Actual Revenue: $9,000,000 Shortfall: $800,000 Shortfall % of target: 8.16% ($800k ÷ $9.8M) Achievement %: 91.84% ($9M ÷ $9.8M) Year 1 Payout: 91.84% of $4,000,000 = $3,673,600 ($1,836,800 cash + $1,836,800 stock) Scenario 1: Modest Growth (misses targets, no clawback trigger) Year 1: Actual $8.8M → 89.80% achievement → Payout $3.592M Year 2: Actual $11.0M → 83.14% achievement → Payout $4.157M Year 3: Actual $13.5M → 78.49% achievement → Payout $5.494M Total Earnout Received: ~$13.243M Scenario 2: Strong Performance (hits or exceeds) Year 1: Actual $10.0M → 102.04% → capped at 100% → Full $4M Year 2: Actual $14.0M → 105.82% → capped at 100% → Full $5M Year 3: Actual $18.0M → 104.66% → capped at 100% → Full $7M Total Earnout Received: $16M (full pool)